Filed Pursuant to Rule 424(b)(3)
Registration No. 333-204802

Prospectus Supplement No. 1

(to Prospectus dated September 2, 2015)

30,754,131 SHARES OF COMMON STOCK

This Prospectus Supplement No. 1 (this “Prospectus Supplement”) supplements the prospectus of CytoDyn Inc. (“the “Company”, “we”, “us”, or “our”) dated September 2, 2015 (as supplemented to date, including by this Prospectus Supplement, the “Prospectus”) with the following attached documents which we filed with the Securities and Exchange Commission:

A.	Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2016 filed with the Securities and Exchange Commission on April 13, 2016.

B.	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2016.

C.	Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 18, 2016.

D.	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2016.

E.	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2016.

F.	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2015 filed with the Securities and Exchange Commission on January 11, 2016.

G.	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2016.

H.	Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2015.

I.	Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2015.

J.	Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2015.

K.	Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2015 filed with the Securities and Exchange Commission on October 9, 2015.

L.	Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2015.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our common stock involves risks. Before making any investment in our common stock, you should carefully consider the risk factors for our common stock, which are described in the Prospectus, as amended or supplemented.

In making an investment decision, you should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different or additional information.

You should not assume that the information contained in the Prospectus is complete and accurate as of any date other than the date of the most recent prospectus supplement or amendment thereto, regardless of the time of delivery of the Prospectus or any sale of securities offered thereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 13, 2016.

INDEX TO FILINGS

Annex

Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2016 filed with the Securities and Exchange Commission on April 13, 2016.	A

Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2016.	B

Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 18, 2016.	C

Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2016.	D

Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2016.	E

Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2015 filed with the Securities and Exchange Commission on January 11, 2016.	F

Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2016.	G

Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2015.	H

Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2015.	I

Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2015.	J

Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2015 filed with the Securities and Exchange Commission on October 9, 2015.	K

Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2015.	L

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended February 29, 2016

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1933

For the transition period from                      to

Commission File Number: 000-49908

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3056237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer or Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (360) 980-8524

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):    Yes  ☐    No  ☒

On March 31, 2016, there were 118,372,275 shares outstanding of the registrant’s $0.001 par value common stock.

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PART I

Item 1. Financial Statements.

CytoDyn Inc.

Consolidated Balance Sheets

	February 29, 2016	May 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$10,202,168	$1,050,060
Prepaid expenses	223,876	253,833
Prepaid clinical service fees	1,788,840	733,916

Total current assets	12,214,884	2,037,809
Furniture and equipment, net	16,137	24,213
Intangibles, net	2,354,739	2,617,239

Total assets	$14,585,760	$4,679,261

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,388,840	$5,016,261
Accrued milestone payments	—	2,500,000
Accrued liabilities, salaries and interest payable	60,484	644,533
Accrued license fees	930,000	930,000
Convertible notes payable, net	—	1,634,458

Total current liabilities	3,379,324	10,725,252

Long-term liabilities:
Related party, convertible notes payable, net	—	2,637,618
Related party, derivative liability	—	2,008,907

Total liabilities	3,379,324	15,371,777

Shareholders’ equity (deficit):
Series B convertible preferred stock, $.001 par value; 400,000 shares authorized, 95,100 shares issued and outstanding at February 29, 2016 and May 31, 2015, respectively	95	95
Common stock, $.001 par value; 200,000,000 shares authorized, 118,372,275 and 63,644,348 issued and outstanding at February 29, 2016 and May 31, 2015, respectively	118,372	63,644
Additional paid-in capital	101,816,713	60,766,047
Accumulated (deficit)	(90,728,744)	(71,522,302)

Total shareholders’ equity (deficit)	11,206,436	(10,692,516)

Total liabilities and shareholders’ equity	$14,585,760	$4,679,261

See accompanying notes to consolidated financial statements.

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CytoDyn Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Operating expenses:
General and administrative	$1,972,015	$750,648	$3,709,372	$2,075,521
Amortization and depreciation	90,191	90,157	270,573	270,197
Research and development	2,741,051	2,264,064	9,711,360	6,414,531
Legal fees	245,780	187,582	908,991	478,466

Total operating expenses	5,049,037	3,292,451	14,600,296	9,238,715

Operating loss	(5,049,037)	(3,292,451)	(14,600,296)	(9,238,715)
Interest income	2,202	338	2,771	2,026
(Loss) on extinguishment of convertible notes	—	—	(584,177)	—
Change in fair value of derivative liability	—	1,261,545	646,505	455,970
Interest expense:
Amortization of discount on convertible notes	—	(254,485)	(1,791,967)	(1,298,825)
Amortization of debt issuance costs	—	—	(604,625)	—
Amortization of discount on related party convertible notes	—	(143,012)	(94,344)	(203,711)
Inducement interest	—	(202,295)	(2,061,600)	(555,628)
Interest on notes payable	—	(91,293)	(118,709)	(246,204)

Total interest expense	—	(691,085)	(4,671,245)	(2,304,368)

(Loss) before income taxes	(5,046,835)	(2,721,653)	(19,206,442)	(11,085,087)
Provision for taxes on income	—	—	—	—

Net (loss)	$(5,046,835)	$(2,721,653)	$(19,206,442)	$(11,085,087)

Basic and diluted (loss) per share	$(0.05)	$(0.05)	$(0.22)	$(0.19)

Basic and diluted weighted average common shares outstanding	104,844,162	58,961,254	86,916,655	56,985,042

See accompanying notes to consolidated financial statements.

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CytoDyn Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	February 29, 2016	February 28, 2015
Cash flows from operating activities:
Net loss	$(19,206,442)	$(11,085,087)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Amortization and depreciation	270,573	270,197
Amortization of debt issuance costs	604,625	—
Amortization of discount on convertible notes	2,121,491	1,298,825
Amortization of discount on related party notes	94,344	203,711
Change in fair value of derivative liability	(646,505)	(455,970)
Loss on extinguishment of convertible notes	584,177	—
Interest expense associated with conversion inducement	757,611	555,628
Interest expense associated with extension of warrant expiration	866,713	—
Stock-based compensation	1,546,383	450,782
Changes in current assets and liabilities:
(Increase) decrease in prepaid expenses	(1,024,967)	257,575
(Decrease) increase in accounts payable, accrued salaries and severance, accrued interest, accrued license fees and accrued liabilities	(5,540,840)	738,224

Net cash (used in) operating activities	(19,572,837)	(7,766,115)

Cash flows from investing activities:
Furniture and equipment purchases	—	(16,053)

Net cash (used in) investing activities	—	(16,053)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	33,268,466	—
Proceeds from issuance of convertible note payable	—	3,500,000
Proceeds from exercise of warrants, net of offering costs	94,283	1,066,436
Payment of principal and interest on convertible notes payable	(789,140)	—
Payment of offering costs	(3,848,664)	—

Net cash provided by financing activities	28,724,945	4,566,436

Net change in cash	9,152,108	(3,215,732)
Cash, beginning of period	1,050,060	4,886,122

Cash, end of period	$10,202,168	$1,670,390

See accompanying notes to consolidated financial statements.

5

CytoDyn Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	February 29, 2016	February 28, 2015

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$2,198

Interest	$26,890	$170,934

Non-cash investing and financing transactions:
Common stock issued upon conversion of convertible debt	$7,947,842	$1,175,000

Common stock issued or to be issued for accrued interest payable	$143,479	$729

Original issue discount related to valuation of compound embedded derivative of convertible note payable issued with anti-dilution feature	$—	$1,170,264

Original issue discount related to valuation of relative fair value of warrants issued with convertible note payable	$—	$215,732

Preferred and common stock subject to recission liability	$—	$25,000

See accompanying notes to consolidated financial statements

6

CYTODYN INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF FEBRUARY 29, 2016

(UNAUDITED)

Note 1—Organization

CytoDyn Inc. (the “Company”) was originally incorporated under the laws of Colorado on May 2, 2002 under the name RexRay Corporation (its previous name) and, effective August 27, 2015, reincorporated under the laws of Delaware. We are a clinical-stage biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies to treat Human Immunodeficiency Virus (“HIV”) infection. Our lead product candidate, PRO 140, belongs to a class of HIV therapies known as entry inhibitors. These therapies block HIV from entering into and infecting certain cells.

The Company is developing a class of therapeutic monoclonal antibodies to address unmet medical needs in the areas of HIV and graft versus host disease.

Advanced Genetic Technologies, Inc. (“AGTI”) was incorporated under the laws of Florida on December 18, 2006 pursuant to an acquisition during 2006 and is currently a dormant subsidiary.

On May 16, 2011, the Company formed a wholly owned subsidiary, CytoDyn Veterinary Medicine LLC (“CVM”), to explore the possible application of the Company’s existing monoclonal antibody technology to the treatment of Feline Immunodeficiency Virus. The Company views the formation of CVM as an effort to strategically diversify the use of its monoclonal antibody technology. This entity is currently a dormant subsidiary.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, which consist solely of normal recurring adjustments, needed to fairly present the financial results for these periods. The consolidated financial statements and notes are presented as prescribed by Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the fiscal years ended May 31, 2015 and 2014 and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, filed with the Securities and Exchange Commission on July 10, 2015. Operating results for the three and nine months ended February 29, 2016 are not necessarily indicative of the results that may be expected for the entire year. In the opinion of management, all adjustments have been made, which consist only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and nine-month periods ended February 29, 2016 and February 28, 2015, (b) the financial position at February 29, 2016, and (c) cash flows for the nine-month periods ended February 29, 2016 and February 28, 2015.

Principles of Consolidation

The consolidated financial statements include the accounts of CytoDyn Inc. and its wholly owned subsidiaries, AGTI and CVM, both of which are dormant entities. All intercompany transactions and balances are eliminated in consolidation.

Reclassifications

Certain prior year amounts shown in the accompanying consolidated financial statements have been reclassified to conform to the 2015 presentation. These reclassifications did not have any effect on total current assets, total assets, total current liabilities, total liabilities, total shareholders’ (deficit), net loss or earnings per share. The Company reincorporated in Delaware on August 27, 2015, which required a reclassification to reflect par value of common and preferred stock at $0.001 as of February 29, 2016 and May 31, 2015.

7

Going Concern

The consolidated accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had losses for all periods presented. The Company incurred a net loss of $19,206,442 for the nine months ended February 29, 2016 and has an accumulated deficit of $90,728,744 as of February 29, 2016. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its product candidates, obtain U.S. Food & Drug Administration (“FDA”) approval, outsource manufacturing of the product candidates, and ultimately achieve initial revenues and attain profitability. The Company is currently engaging in significant research and development activities related to these product candidates, and expects to incur significant research and development expenses in the future. These research and development activities are subject to significant risks and uncertainties. The Company intends to finance future development activities and working capital needs largely from the sale of equity and debt securities, combined with additional funding from other traditional sources. There can be no assurance, however, that the Company will be successful in these endeavors.

Use of Estimates

The preparation of the consolidated financial statements, in accordance with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is maintained at federally insured financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. Balances in excess of federally insured limits at February 29, 2016 and May 31, 2015 approximated $10,094,000 and $1,164,000, respectively.

Identified Intangible Assets

The Company follows the provisions of FASB ASC Topic 350 Intangibles-Goodwill and Other, which establishes accounting standards for the impairment of long-lived assets such as intangible assets subject to amortization. The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset group is less than its carrying value, the asset is considered impaired. Impairment losses are measured as the amount by which the carrying amount of the asset group exceeds the fair value of the asset. There were no impairment charges for the three and nine months ended February 29, 2016 and February 28, 2015. The value of the Company’s patents would be significantly impaired by any adverse developments as they relate to the clinical trials pursuant to the patents acquired as discussed in Notes 6 and 10.

Research and Development

Research and development costs are expensed as incurred. Clinical trials costs incurred through third parties are expensed as the contracted work is performed. Where contingent milestone payments are due to third parties under research and development collaboration arrangements or other contractual agreements, the milestone payment obligations are expensed when the milestone conditions are probable and the amount of payment is reasonably estimable.

8

Pre-launch Inventory

The Company may scale-up and make commercial quantities of its product candidate prior to the date it anticipates that such product will receive final FDA approval. The scale-up and commercial production of pre-launch inventories involves the risk that such products may not be approved for marketing by the FDA on a timely basis, or ever. This risk notwithstanding, the Company may scale-up and build pre-launch inventories of product that have not yet received final governmental approval when the Company believes that such action is appropriate in relation to the commercial value of the product launch opportunity. The determination to capitalize is made once the Company (or its third party development partners) has filed a Biologics License Application that has been acknowledged by the FDA as containing sufficient information to allow the FDA to conduct its review in an efficient and timely manner and management is reasonably certain that all regulatory and legal hurdles will be cleared. This determination is based on the particular facts and circumstances relating to the expected FDA approval of the drug product being considered. As of February 29, 2016 and May 31, 2015, the Company did not have pre-launch inventory that qualified for capitalization pursuant to U.S. GAAP ASC 330 “Inventory.”

Stock-Based Compensation

U.S. GAAP requires companies to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award (requisite service period).

The Company accounts for common stock options and common stock warrants based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the options and warrants, risk-free interest rates, and expected dividend yield at the grant date. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the stock options. The expected volatility is based on the historical volatility of the Company’s common stock at consistent intervals. The Company has not paid any dividends on its common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term is based on the “simplified method,” as the Company’s stock options are “plain vanilla” options. For common stock options and warrants with periodic vesting, the Company recognizes the related compensation costs associated with these options and warrants on a straight-line basis over the requisite service period.

U.S. GAAP requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on limited historical experience of forfeitures, the Company estimated future unvested option forfeitures at 0% for all periods presented.

Preferred Stock

As of February 29, 2016, the Company’s Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without shareholder approval. As of February 29, 2016, the Company has authorized the issuance of 400,000 shares of Series B convertible preferred stock, of which 95,100 shares are outstanding. The remaining preferred shares authorized have no specified rights.

Debt Issuance Costs

The Company has early adopted ASU 2015-03, as described in Note 8, which requires debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability and to be amortized over the life on the debt. During the year ended May 31, 2015, the Company incurred direct costs associated with the issuance of short-term convertible notes as described in Note 3, and recorded approximately $605,000 of debt issuance costs and approximately $-0- and $605,000 of related amortization for the three and nine months ended February 29, 2016, respectively.

Offering Costs

During the nine months ended February 29, 2016, the Company incurred approximately $3.85 million in direct incremental costs associated with the sale of equity securities. The offering costs were recorded as a component of equity upon receipt of the proceeds.

Stock for Services

The Company periodically issues common stock, warrants and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued,

9

whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Loss Per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share calculation. Common stock options and warrants to purchase 62,736,584 and 23,055,950 shares of common stock were not included in the computation of basic and diluted weighted average common shares outstanding for the nine months ended February 29, 2016 and February 28, 2015, respectively, as inclusion would be anti-dilutive for these periods. Additionally, as of February 29, 2016, 95,100 shares of Series B convertible preferred stock can potentially convert into 951,000 shares of common stock.

Fair Value of Financial Instruments

At February 29, 2016 and May 31, 2015, the carrying value of the Company’s cash, accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of the instruments. The Company carries derivative financial instruments at fair value as required by U.S. GAAP.

Derivative financial instruments consist of financial instruments that contain a notional amount and one or more underlying variables (e.g., interest rate, security price, variable conversion rate or other variables), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. The Company follows the provisions of FASB ASC 815 “Derivatives and Hedging” (“ASC 815”), as their instruments are recorded as a derivative liability, at fair value, with changes in fair value reflected in income.

Fair Value Hierarchy

The three levels of inputs that may be used to measure fair value are as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

Level 3. Unobservable inputs to the valuation methodology are significant to the measurement of the fair value of assets or liabilities. These Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that the Company was unable to corroborate with observable market data.

Liability measured at fair value on a recurring basis by level within the fair value hierarchy as of February 29, 2016 and May 31, 2015 is as follows:

	Fair Value Measurement at February 29, 2016 (1)		Fair Value Measurement at May 31, 2015 (1)
	Using Level 3	Total	Using Level 3	Total
Liability:
Derivative liability	$—	$—	$2,008,907	$2,008,907

Total liability	$—	$—	$2,008,907	$2,008,907

(1)	The Company did not have any assets or liabilities measured at fair value using Level 1 or 2 of the fair value hierarchy as of February 29, 2016 and May 31, 2015

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A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurements. These instruments are not quoted on an active market, so the Company uses a Binomial Lattice Model to estimate the value of the derivative liability. A Binomial Lattice Model was used because management believes it reflects all the assumptions that market participants would likely consider in negotiating the transfer of the convertible notes including the potential for early conversion or adjustment of the conversion price due to a future dilutive issuance. The Company’s derivative liability is classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation model.

The following is a reconciliation of the beginning and ending balances for the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended February 29, 2016 and the year ended May 31, 2015:

Balance at May 31, 2014	$—
Note issuance, September 26, 2014	767,038
Note issuance, February 6, 2015	403,226
Fair value adjustments	838,643

Balance at May 31, 2015	$2,008,907

Note conversion June 24, 2015	(521,133)
Note conversion June 24, 2015	(841,269)
Fair value adjustments	(646,505)

Balance at February 29, 2016	$—

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits for all periods presented. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefit in interest expense and penalties in operating expenses.

Note 3—Convertible Instruments

Series B Convertible Preferred Stock

During fiscal 2010, the Company issued 400,000 shares of Series B, $0.001 par value Convertible Preferred Stock (“Series B”) at $5.00 per share for cash proceeds totaling $2,009,000, of which 95,100 shares remain outstanding at February 29, 2016. Each share of the Series B is convertible into ten shares of the Company’s common stock, $0.001 par value, including any accrued dividends, with an effective fixed conversion price of $.50 per share. The holders of the Series B can only convert their shares to common shares provided the Company has sufficient authorized common shares at the time of conversion. Accordingly, the conversion option was contingent upon the Company increasing its authorized common shares, which occurred in April 2010, when the Company’s shareholders approved an increase in the authorized shares of common stock to 100,000,000. At the commitment date, which occurred upon such shareholder approval, the conversion option related to the Series B was beneficial. The intrinsic value of the conversion option at the commitment date resulted in a constructive dividend to the Series B holders of approximately $6,000,000. The constructive dividend increased and decreased additional paid-in capital by identical amounts. The Series B has liquidation preferences over the common shares at $5.00 per share plus any accrued dividends. Dividends are payable to the Series B holders when declared by the board of directors at the rate of $.25 per share per annum. Such dividends are cumulative and accrue whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available. The Series B holders have no voting rights.

2013 Convertible Notes

During the year ended May 31, 2013, the Company issued $6,588,250 in aggregate original principal amount of unsecured convertible notes (the “2013 Convertible Notes”) to investors for cash. Each outstanding 2013 Convertible Note was convertible at the election of the holder at any time into common shares at a fixed conversion price. At issuance, total principal of $6,208,250 was convertible at $0.75 per share, and $380,000 was convertible at $0.65 per share. The 2013 Convertible Notes were payable in full between

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November 30, 2013 and March 6, 2016, and bore interest at rates ranging from 5% to 10% per year, payable in cash semi-annually in arrears beginning on April 1, 2013. At February 29, 2016, there were no outstanding 2013 Convertible Notes. One 2013 Convertible Note with an aggregate original principal amount of $50,000 remained outstanding at May 31, 2015, convertible at $0.75 per share, bearing interest at a rate of 5% per year, and was payable in full on October 15, 2015. This note converted into common stock during the nine months ended February 29, 2016 as noted below.

In connection with the initial sale of the 2013 Convertible Notes, detachable common stock warrants with a two-year term to purchase a total of 8,527,984 common shares at exercise prices ranging from $0.75 to $2.00 per share were issued to the investors. The Company determined the fair value of the warrants at issuance using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the warrants, risk-free interest rates, and expected dividend yield at the grant date.

Additionally, at the commitment date, the Company determined that the conversion feature related to the 2013 Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the 2013 Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the beneficial conversion feature were recorded as a debt discount to the 2013 Convertible Notes, with a corresponding increase to additional paid-in capital. The debt discount is amortized over the life of the 2013 Convertible Notes. During the nine months ended February 29, 2016 and February 28, 2015, the Company recognized approximately $7,000 and $1,299,000, respectively, as interest expense related to amortization of the debt discount. The unamortized discount was fully amortized upon any conversion of the 2013 Convertible Notes before maturity.

During the nine months ended February 29, 2016, the remaining 2013 Convertible Note in the aggregate principal amount of $50,000, plus accrued but unpaid interest of $1,322, converted into 68,428 shares of common stock. Activity related to the 2013 Convertible Notes for the nine months ended February 29, 2016 and fiscal year ended May 31, 2015 was as follows:

	February 29, 2016	May 31, 2015
Face amount of Notes	$50,000	$4,271,250

Unamortized discount	—	(6,529)
Conversions	(50,000)	(4,221,250)

Total carrying value of Notes	$—	$43,471

During the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $1,175,000, plus accrued but unpaid interest of $4,703, were induced to convert their 2013 Convertible Notes into common stock, at the rate of $0.75 per share, conditioned upon their immediate exercise of certain of the foregoing warrants, covering an aggregate of 1,413,333 shares of common stock, at an exercise price reduced from $2.00 down to $0.55 per share. The note conversions resulted in the issuance of 1,556,667 shares of common stock, a cash interest payment of $3,793 and the Company’s receipt of $777,333 from the exercise of such warrants.

In addition, during the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $3,046,250, plus accrued but unpaid interest of $86,296, were induced to convert their 2013 Convertible Notes into 4,181,079 shares of common stock at a conversion price of $0.75, conditioned upon the Company issuing new warrants to replace certain of the foregoing warrants which had previously expired, covering an aggregate of 6,310,677 shares of common stock, at an exercise price of $1.00 per share, with an approximate term of seven months from date of issuance.

The Company determined the fair value of the new warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

During the nine months ended February 29, 2016, the board approved a one-year extension of expiration dates on the aforementioned detachable common stock warrants with an original term of two years, covering approximately 6.3 million shares of common stock,

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with an exercise price of $1.00 per share. Current expiration dates ranging from October 2015 through January 2016 were extended to October 2016 through January 2017. The extensions were effective October 1, 2015 upon the receipt of certain executed documentation from the warrant holders. Pursuant to U.S. GAAP, the Company recognized non-cash interest expense of approximately $866,700 in connection with this extension, which represented the incremental increase in the fair value of the modified warrants.

The Company determined the fair value of the new warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

2015
Expected dividend yield	0%
Stock price volatility	64.56% -69.30%
Expected term	1 year
Risk-free interest rate	0.33%
Grant-date fair value	$0.15-$0.18

AVCP Convertible Notes

During the year ended May 31, 2015, the Company issued an additional two-year term unsecured convertible promissory note (the “AVCP Two-Year Note”) in the aggregate principal amount of $2,000,000 to Alpha Venture Capital Partners, L.P. (“AVCP”), an affiliate of one of the Company’s directors as described under Note 9 below. As described in greater detail below, along with the AVCP Bridge Note, the AVCP Two-Year Note has subsequently been converted in a transaction occurring during the nine months ended February 29, 2016. The AVCP Two-Year Note bore simple interest at the annual rate of 5%, payable quarterly. The principal balance of the AVCP Two-Year Note was due and payable in full on September 26, 2016, subject to acceleration of payment in the event of default. Prepayment was permitted without penalty. The AVCP Two-Year Note included events of default for nonpayment of principal or interest when due or other breaches of the AVCP Two-Year Note, as well as for breach of any term of the AVCP Two-Year Note and related warrant agreement. The principal amount of the AVCP Two-Year Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The conversion price was subject to adjustment on the same terms, and contained similar consent rights to the issuance of additional indebtedness, as the AVCP Bridge Note above.

During the year ended May 31, 2015, the Company issued a three-month unsecured convertible promissory note (the “AVCP Bridge Note” and together with the AVCP Two-Year Note, the “AVCP Convertible Notes”) in the aggregate principal amount of $1,500,000 to AVCP. As described in greater detail below, the AVCP Bridge Note, along with the AVCP Two-Year Note, were subsequently converted in a transaction occurring during the nine months ended February 29, 2016. The principal amount of the AVCP Bridge Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The AVCP Bridge Note bore simple interest of 1.2% per month, payable at maturity on May 5, 2015, and monthly thereafter, upon the Company’s election to exercise a one-time option to extend the maturity by an additional three months, which the Company exercised on April 1, 2015 (extending the maturity date to August 5, 2015). Prepayment was permitted without penalty subject to the Company’s obligation to pay at least three months’ interest on the principal amount. The conversion price was subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of common stock sold or deemed sold in future securities offerings, including sales to AVCP and its designees subject to certain exempt transactions. Without AVCP’s prior written consent, the Company was not permitted to incur additional indebtedness for borrowed money, other than up to an additional $6.0 million in convertible promissory notes that may be issued to AVCP or related parties, unless such indebtedness was subordinated in right of payment to the Company’s obligations under the AVCP Bridge Note and any additional notes issued to AVCP or related parties.

As a result of the private placement of approximately $4 million in convertible notes during the fourth quarter of fiscal year ended May 31, 2015, as described below, the conversion price of the AVCP Convertible Notes was reduced to $0.675 per share of common stock, which was 90% of the weighted-average price of the deemed issued shares of $0.75 related to the approximately $4 million offering of 2015 Convertible Notes described below. The decrease in the conversion price caused the number of shares of common stock issuable upon conversion of the AVCP Convertible Notes to increase from 3,500,000 to 5,185,185 shares of common stock.

The Company accounted for the AVCP Convertible Notes and related warrants (as described below) as a financing transaction, wherein the proceeds received were allocated to the financial instruments issued. Prior to making the accounting allocation, the AVCP Convertible Notes and warrants were evaluated for proper classification under FASB ASC 480 “Distinguishing Liabilities from Equity” and ASC 815.

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ASC 815 generally requires embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The embedded derivative features consisted of the conversion price being subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a conversion price per share that is 10% below the lowest sale price that is below $.9444 per share for common stock sold or deemed sold in future securities offerings, subject to certain exempt transactions. The note conversion round down (or anti-dilution) provision terms were not consistent with the definition for financial instruments indexed to the Company’s stock. As such, the conversion option and conversion reset price protection in the AVCP Convertible Notes required bifurcation as a derivative liability.

In connection with the original issuance of the two AVCP Convertible Notes, the Company issued warrants to AVCP covering 250,000 and 75,000 shares of the Company’s common stock exercisable at a price of $0.50 per share on September 26, 2014 and February 6, 2015, respectively. The warrants are currently exercisable in full, include a cashless exercise feature, and will expire on December 31, 2019 and February 29, 2020, respectively. The aforementioned warrants have a term of five years from inception and an exercise price of $.50 per share and meet the conditions for equity classification per ASC 815. The fair value of the warrants was determined using a Black-Scholes option model using the following assumptions:

	Warrants issued on
	September 26, 2014	February 6, 2015
Risk free interest rate	1.82%	1.48%
Expected life	5 years	5 years
Expected volatility	136%	119%
Dividend yield	0.00%	0.00%

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative liability at its fair value and then to the warrants at their relative fair value, with the residual allocated to the host AVCP Convertible Notes as presented below.

On June 23, 2015, the Company, Alpha Venture Capital Management, LLC and AVCP entered into a Debt Conversion and Termination Agreement pursuant to which (i) AVCP agreed to convert the $3,535,627 in aggregate indebtedness as of June 23, 2015 under the AVCP Convertible Notes in exchange for 5,237,966 shares of the Company’s common stock; (ii) subject to the conversion of the two AVCP Convertible Notes, the Company agreed to issue AVCP an additional five-year warrant covering 1,000,000 shares of common stock at an exercise price of $0.675 per share and (iii) subject to the AVCP’s receipt of the common shares and warrant, the parties agreed to (a) terminate the subscription agreements; and (b) release and discharge each other party from all claims and obligations arising under the two AVCP Convertible Notes and subscription agreements. As a result of the debt conversion, the Company recognized a loss on extinguishment of the AVCP Convertible Notes of $584,177, a non-cash gain on the change in the fair value of the derivative liability of $646,505 and non-cash inducement interest expense of $757,611 arising from the aforementioned warrant.

		Nine Months Ended February 29, 2016
	May 31, 2015	Debt Discount	Fair Value	Conversion	February 29, 2016
AVCP Convertible note payable	$2,637,618	$94,344	$—	$(2,731,962)	$—
Compound embedded derivative	2,008,907	—	(646,505)	(1,362,402)	—
Warrants (equity allocation)	215,732	—	—	—	—
Accrued interest on note payable	—	—	—	(35,627)	—
Fair Value of Common Stock Issued	—	—	—	4,714,168	—
Loss on conversion	—	—	—	(584,177)	—

	$4,862,257	$94,344	$(646,505)	$—	$—

Short-Term Convertible Notes

During the year ended May 31, 2015, the Company issued approximately $4.0 million of six-month unsecured convertible promissory notes (the “Short-Term Convertible Notes”) and related warrants to investors for cash. Each Short-Term Convertible Note was originally convertible, at the election of the holder, at any time into common shares at a $0.75 per share. The Short-Term Convertible Notes bore interest of 7% per annum, payable in cash upon maturity. In connection with the issuance of the Short-Term Convertible Notes, the Company also issued warrants with a five-year term to purchase a total of 1,061,586 shares of common stock at an exercise price of $0.75. The Company determined the fair value of the warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

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The Company utilized the following weighted-average assumptions to value the above investor warrants:

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

Additionally, at the commitment date, the Company determined that the conversion feature related to the Short-Term Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the beneficial conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the Short-Term Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the conversion feature were recorded as a debt discounts to the Short-Term Convertible Notes, and a corresponding increase to additional paid-in capital. The debt discounts are amortized over the life of the Short-Term Convertible Notes. During the nine months ended February 29, 2016, the Company recognized approximately $1,784,000 as interest expense related to amortization of the debt discounts, and the Short-Term Convertible Notes were not outstanding during the nine months ended February 28, 2015. The unamortized discounts were fully amortized upon any conversion of the Short-Term Convertible Notes before maturity.

During the nine months ended February 29, 2016, the Company tendered an offer to settle the balances of the Short-Term Convertible Notes. The Company offered to exchange the Short-Term Convertible Notes for (i) the issuance of restricted shares of common stock, for the settlement of the balance of the Short-Term Convertible Notes, principal and accrued but unpaid interest as of September 21, 2015, which was the commitment date, at a conversion price of $0.675 per share, and (ii) the amendment of the related warrants to reduce the exercise price to $0.675 per share. The offer represented a 10.0% discount to $0.75, which was the current conversion price of the Short-Term Convertible Notes and current exercise price of the related warrants. On September 21, 2015, the offering period and withdrawal rights for the exchange offer expired, and the Company completed the exchange offer for approximately $2.7 million in aggregate original principal amount of Short-Term Convertible Notes.

Following the consummation of the exchange offer described above, an aggregate principal amount of $525,000 and accrued but unpaid interest of $17,830 converted into 723,773 shares of common stock. The principal and interest for Short-Term Convertible Notes that were not exchanged in the exchange offer, or that are not otherwise converted pursuant to their terms, became due and payable between October 30, 2015 and November 15, 2015, six months from their issuance. The Company repaid the remaining aggregate principal and interest on such Convertible Notes of approximately $789,000 Short-Term Convertible Notes on their respective maturity dates. Related to the tender offer conversions, the Company recognized approximately $330,000 in non-cash interest expense and approximately $108,000 commission expense to assist the Company in conversion of the debt at the commitment date.

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Activity related to the Short-Term Convertible Notes for the nine months ended February 29, 2016 and fiscal year ended May 31, 2015 was as follows:

	February 29, 2016	May 31, 2015
Face amount of Notes	$3,981,050	$3,981,050
Unamortized discounts	—	$(2,390,063)
Tender offer conversions	(2,693,800)	—
Conversions	(525,000)	—
Payments upon maturity	(762,250)	—

Total carrying value of Notes	$—	$1,590,987

Note 4—Derivative Liability:

The following tables summarize the fair value of the derivative liability and linked common shares as of the derivative liability inception dates (September 26, 2014 and February 6, 2015) at February 29, 2016:

	September 26, 2014	February 6, 2015	May 31, 2015	February 29, 2016

Total derivative liability	$767,038	$403,266	$2,008,907	$—

Shares indexed to derivative liability	2,000,000	1,500,000	5,185,185	—

Changes in the fair value of the derivative liability, carried at fair value, are reported as “Change in fair value of derivative liability” in the Consolidated Statements of Operations. During the three and nine months ended February 29, 2016 and February 28, 2015, the Company recognized a non-cash gain of approximately $-0-, $647,000, $1,262,000 and $456,000, respectively due to the change in derivative liability related to the embedded derivative in the AVCP Notes.

ASC 815 does not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be combined together and fair valued as a single, compound embedded derivative. The Company selected a Binomial Lattice Model to value the compound embedded derivative because it believes this technique is reflective of all significant assumptions that market participants would likely consider in negotiating the transfer of this convertible note. Such assumptions include, among other inputs, stock price volatility, risk-free rates, credit risk assumptions, early redemption and conversion assumptions, and the potential for future adjustment of the conversion price due to a future dilutive financing.

Significant inputs and assumptions used in the Binomial Lattice Model for the derivative liability are as follows:

	September 26, 2014	February 6, 2015	May 31, 2015	June 24, 2015
Quoted market price on valuation date	$0.79	$0.96	$0.99	$0.90
Contractual conversion rate	$1.00	$1.00	$1.00	$1.00
Adjusted conversion price (a)	$0.9759	$1.0000	$0.675	$0.675
Contractual term to maturity (years)	2.00	0.49	0.18-1.33	0.12
Expected volatility	123%	124%	90%-114%	48%
Contractual interest rate	5%	2%	1.5%-5.0%	1.2%
Risk-free rate	0.59%	0.045%	0.041%-0.48%	0.001%
Risk adjusted rate	2.69%	2.78%	2.80%	2.80%
Probability of event of default	5.00%	5.00%	5.00%	5.00%

(a)	The adjusted conversion price input used in the Binomial Lattice Model considers the potential for an adjustment to the stated conversion price due to a future dilutive issuance. This input was calculated using a probability-weighted approach which considered the likelihood of various scenarios occurring including (i) potential success or failure of various phases for PRO 140, (ii) the probability the Company will enter into a future financing and (iii) and the potential price of a future financing.

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The fair value of the derivative liability was significantly influenced by the Company’s trading market price, stock price volatility, changes in interest, assumptions regarding the adjusted conversion price and early redemption or conversion of the AVCP Notes.

Note 5—Stock Options and Warrants

The Company has one active stock-based equity plan at February 29, 2016, the CytoDyn Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and one stock-based equity plan that is no longer active but under which certain prior awards remain outstanding, the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Plan” and, together with the 2012 Plan, the “Incentive Plans”). The 2012 Plan was approved by shareholders at the Company’s 2012 annual meeting to replace the 2004 Plan and was subsequently amended by shareholder approval in February 2015 to increase the number of shares available for issuance from 3,000,000 to 5,000,000 shares of common stock. As of February 29, 2016, the Company had 930 shares available for future stock-based grants under the 2012 Plan.

Stock Options

During the nine months ended February 29, 2016, the Company granted annual stock option awards to directors to purchase a total of 350,000 shares of common stock with an exercise price of $0.975 per share. These option awards vest at 25% per quarter over one year. The grant date fair value related to these options was $0.49 per share.

During the nine months ended February 29, 2016 an additional stock option was granted to a director to purchase a total of 250,000 shares of common stock with an exercise price of $0.97, a five-year term and was fully vested upon grant date. The grant date fair value related to this option award was $0.43 per share. In addition, the Company granted a director an additional stock option for 100,000 shares of common stock with an exercise price of $0.84, a five-year term and vests 50% upon grant and 50% in one year. The grant date fair value related to this option award was $0.58 per share.

During the nine months ended February 29, 2016, the Company granted options to executive management and employees to purchase a total of 2,054,000 shares of common stock. The exercise prices range from $0.75 to $0.90 per share. Included in the awards covering 2,054,000 shares are options on 1,554,000 shares that vest based on certain performance targets as set forth in the stock option agreements, 400,000 shares that vest annually over three years, and one option covering 100,000 shares that vested 50% vested upon issuance with the other 50% to vest on the first anniversary of the date of grant. Each of the foregoing management options has a ten-year term. The grant date fair values related to these option awards range from $0.48 to $0.61 per share.

During the nine months ended February 29, 2016, the Compensation Committee of the Board of Directors of the Company determined to extend the expiration dates of certain outstanding stock option awards under the 2004 Plan and the 2012 Plan. For each outstanding stock option award issued to a current employee or director of the Company under the Incentive Plans that had a five-year expiration term, whether such award was vested or unvested, the expiration term was extended by an additional five years, but only to the extent that the award was not “in-the-money” based upon the closing price of the Company’s Common Stock, or $0.81 per share. The other terms and conditions of such stock option awards, and all of the terms and conditions of any other stock option awards outstanding under the Incentive Plans, remained unchanged. The Company recognized a non-cash stock-based compensation expense of approximately $548,000 in the current period in connection with this extension.

In total, the Company extended the expiration dates on stock options covering 1,924,513 shares, with a weighted average exercise price of approximately $1.39 per share.

Warrants

During the nine months ended February 29, 2016, the Company issued common stock warrants covering 29,827,110 shares of common stock of which warrants covering 1,820,000 shares were granted to consultants, warrants covering 1,000,000 shares were granted to AVCP, as described in Note 3, and the warrants covering 22,209,178 shares and 4,797,932 shares were issued to investors and to the placement agent, respectively, in connection with the Company’s private equity offerings, as described in Note 7. Each of the foregoing warrants issued to investors and to the placement agent has an exercise price of $0.75 per share and a five-year term and is immediately exercisable.

During the nine months ended February 29, 2016, the Company granted warrants to consultants covering a total of 1,820,000 shares of common stock at exercise prices ranging from $0.81 to $1.25 per share. These warrants are subject to various vesting schedules and expire five or ten years from the date of issuance. The grant date fair values range from $0.42 to $0.60 per share.

During the nine months ended February 29, 2016, holders of warrants covering 133,734 shares exercised the right to purchase such shares at $0.75 per share. The net proceeds received by the Company was approximately $94,300 from the exercise of warrants.

Compensation expense related to stock options and warrants for the three and nine months ended February 29, 2016 and February 28, 2015 was approximately $955,000 and $1,546,000 and $161,400 and $451,000, respectively. The grant date fair value of options and warrants vested during the three and nine-month periods ended February 29, 2016 and February 29, 2015 was approximately $362,000

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and $686,000 and $171,000 and $481,000, respectively. As of February 29, 2016, there was approximately $998,000 of unrecognized compensation expense related to share-based payments for unvested options, which is expected to be recognized over a weighted average period of 1.20 years.

The following table represents stock option and warrant activity as of and for the nine months ended February 29, 2016:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Options and warrants outstanding at May 31, 2015	31,008,915	$0.88	2.94	$5,538,335
Granted	32,581,111	0.78	—	—
Exercised	(388,442)	—	—	—
Forfeited/expired/cancelled	(465,000)	—	—	—

Options and warrants outstanding at February 29, 2016	62,736,584	0.82	3.72	7,645,082

Outstanding exercisable at February 29, 2016	58,349,129	0.82	3.50	7,451,385

Note 6—License Agreements

During the nine months ended February 29, 2016, the Company executed a license agreement with a third-party licensor covering the licensor’s “system know-how” technology with respect to the Company’s use of proprietary cell lines to manufacture new PRO 140 material. The license agreement required a payment, which was accrued as of May 31, 2015, of £600,000 (approximately US$915,000) by December 15, 2015. In connection with this license agreement, the Company became the primary obligor of an additional payment of £600,000 (approximately US$930,000) due on June 30, 2016. This amount was subject to reduction depending on the amount, if any, recovered by the licensor in certain litigation involving Progenics Pharmaceuticals, Inc. (“Progenics”), the company that sold PRO 140 to CytoDyn. During the nine months ended February 29, 2016, the Company recorded an additional expense of £600,000 (approximately US$930,000), as probability of any recovery from third-party litigation was not reasonably estimable. Recently, the licensor resolved its litigation with Progenics. No financial payment was made by either party to the other in connection with the settlement of the litigation. As such, CytoDyn remains fully liable for the previously accrued license fee due on June 30, 2016. Future annual license fees will be £300,000 (approximately US$450,000).

Under the Asset Purchase Agreement, dated July 25, 2012, between the Company and Progenics Pharmaceuticals, Inc. (“Progenics”) (the “Asset Purchase Agreement”), the Company acquired from Progenics its rights to the HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, the Company paid to Progenics $3,500,000 in cash to close the transaction. The Company is also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-US equivalent, which was paid during the three months ended February 29, 2016; (ii) $5,000,000 at the time of the first US new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to 5% on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by country basis. To the extent that such milestone payments and royalties are not timely made, under the terms of the Asset Purchase Agreement, Progenics has certain repurchase rights relating to the assets sold to the Company thereunder.

Payments to the third-party licenser and to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) (“PDL”) and Progenics, which was assigned to the Company in the Asset Purchase Agreement, pursuant to which the Company has an exclusive worldwide license to develop, make, have made, import, use, sell, offer to sell or have sold products that incorporate the humanized form of the PRO 140 antibody developed by PDL under the agreement and must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial, which was paid during the three months ended February 29, 2016; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount. To the extent that such milestone payments and royalties are not timely made, under the terms of the PDL License, AbbeVie Inc. has certain termination rights relating to the Company’s license of PRO 140 thereunder.

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Pursuant to the foregoing Asset Purchase Agreement and PDL License, the Company accrued an expense of $2,500,000 as of May 31, 2015 in connection with the anticipated milestone payments related to the first patient dosing in a Phase 3 clinical trial, all of which was paid during the three months ended February 29, 2016, as described above.

Note 7—Private Securities Offerings

During April and May 2015, the Company completed a private debt offering of convertible promissory notes in the aggregate principal amount of $3,981,050. At issuance, each note was convertible into common stock at the rate of $0.75 per share. Each note had a term of six months and annual interest rate of 7% payable upon maturity. The Company also issued to each note holder a warrant covering 20% of the number of shares of common stock into which the related note was convertible. Each warrant has an exercise price of $0.75 per share and a five-year term. A tender offer was made on these notes by the Company on August 24, 2015, as fully described in Note 3, Short-Term Convertible Notes, and the outstanding principal amount, plus accrued interest, on the remaining notes was repaid in full upon maturity.

During the nine months ended February 29, 2016, the Company conducted private equity offerings (the “Equity Offerings”), in which accredited investors purchased unregistered common stock at $0.75 per share with warrants equal to 50% of the number of shares of common stock purchased. Pursuant to the Equity Offerings, the Company sold a total of 44,357,838 shares of common stock, $0.001 par value, for aggregate gross proceeds of approximately $33.3 million and issued five-year warrants covering 22,178,919 shares of common stock. In conjunction with the Equity Offerings, the Company paid an aggregate cash fee of approximately $3.65 million to the placement agent and issued warrants covering an aggregate of 4,797,932 shares of common stock to the placement agent as additional compensation. The placement agent warrants had aggregate Black-Scholes valuations of approximately $2.6 million at issuance. (See Note 5 for a description of the warrants and offering costs related to the Equity Offerings.)

Note 8—Recent Accounting Pronouncements

Recent accounting pronouncements, other than those below, issued by the FASB, the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” (“ASU2015-03”) The standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this standards update. The new guidance is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period and early adoption is permitted. The Company evaluated this ASU and began early adoption beginning with the annual period ended May 31, 2015. The adoption of this guidance did not have a material impact on the Company’s financial position, overall results of operations or cash flows.

In June 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation—Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (ASU 2014-12). ASU 2014-12 provides special optional transitional guidance for awards with performance targets. The guidance is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-12 will have on its Consolidated Financial Statements.

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on the Company’s Consolidated Financial Statements.

Note 9—Related Party Transactions

On September 26, 2014, the Company entered into a $2 million convertible promissory note with AVCP, as more fully described in Note 3 above. In October of 2014, Mr. Carl C. Dockery, the principal of AVCP, was appointed a director of the Company. On February 6, 2015, the Company entered into a second convertible promissory note in the aggregate principal amount of $1.5 million, as more fully described in Note 3 above. On June 23, 2015 these notes and accrued but unpaid interest were converted into shares of common stock. In connection with the Debt Conversion and Termination Agreement dated June 23, 2015, the Company issued to AVCP a warrant covering 1,000,000 shares of common stock, as more fully described in Notes 3 and 5.

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On January 19, 2016, the Company entered into an amendment to its existing Consulting Agreement with Denis R. Burger, Ph.D., dated February 21, 2014, as previously amended November 3, 2014 (the “Consulting Agreement”). The Amendment names Dr. Burger, who is currently a member of the Board of Directors, to the non-executive position of Chief Science Officer and increases Dr. Burger’s advisory responsibilities in that capacity. The Amendment also increases the compensation payable to Dr. Burger under the Consulting Agreement to $20,000 in cash per month, which is in addition to any fees that Dr. Burger currently earns as a director. The Amendment was approved by the Audit Committee of the Board of Directors.

Only independent directors approve related party transactions. The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 10—Acquisition of Patents

As discussed in Note 6 above, the Company consummated an asset purchase on October 16, 2012, and paid $3,500,000 for certain assets, including intellectual property, certain related licenses and sublicenses, FDA filings and various forms of the PRO 140 drug substance. The Company followed the guidance in Financial Accounting Standards Topic 805 to determine if the Company acquired a business. Based on the prescribed accounting, the Company acquired assets and not a business. As of February 29, 2016, the Company has recorded $3,500,000 of intangible assets in the form of patents. The Company estimates the acquired patents have an estimated life of eight years. Subsequent to the acquisition date, the Company has continued to expand, amend and file new patents central to its current trial strategies, which, in turn, have extended the protection period for certain methods of using PRO 140 and formulations comprising PRO 140 out through at least 2026 and 2031, respectively, in various countries.

The following presents intangible asset activity:

	February 29, 2016	May 31, 2015
Gross carrying amounts	$3,500,000	$3,500,000
Accumulated amortization	(1,181,250)	(918,750)

Total amortizable intangible assets, net	2,318,750	2,581,250
Patents currently not amortized	35,989	35,989

Carrying value of intangibles, net	$2,354,739	$2,617,239

Amortization expense related to patents was approximately $87,500 and $262,500 for the three and nine months ended February 29, 2016 and February 28, 2015. The estimated aggregate future amortization expense related to the Company’s intangible assets with finite lives is estimated at approximately $350,000 per year for the next five years.

Note 11—Employee Benefit Plan

The Company has an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of its employees. The Company makes a qualified non-elective contribution of 3%, which consequently vests immediately. In addition, participants in the Plan may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code. The Company incurred expenses for qualified non-elective contributions of approximately $6,000 and $9,500 for the three and nine months ended February 29, 2016, respectively, and approximately $5,400 and $15,500 for the three and nine months ended February 28, 2015, respectively.

Note 12—Subsequent Events

On March 18, 2016, at a special meeting of shareholders, two proposals were approved by shareholders: (1) to increase the total number of authorized shares of common stock of the Company from 200,000,000 to 250,000,000 and (2) to increase the total number of shares of common stock authorized for issuance under the Company’s 2012 Equity Incentive Plan from 5,000,000 to 7,000,000.

Subsequent to quarter end, a third-party licensor resolved its litigation with Progenics (see Note 6 above). No financial payment was made by either party to the other in connection with the settlement of the litigation. As such, CytoDyn remains fully liable for the previously accrued license fee of approximately $930,000 due on June 30, 2016.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of the financial condition and results of operations of CytoDyn Inc., a Delaware corporation (the “Company”) should be read in conjunction with the other sections of this Quarterly Report, including the Company’s financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of the Company’s financial condition, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Throughout this filing, we make forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “predict,” “plan,” “seek,” “estimate,” “project,” “continue,” “could,” “may,” and similar terms and expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flows. Such statements reflect the Company’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, regulatory initiatives and compliance with governmental regulations, the ability to raise additional capital, the results of clinical trials for the Company’s drug candidates, and various other matters, many of which are beyond the Company’s control. These and other that could materially affect such forward-looking statements can be found in the sections entitled “Risk Factors” in Part II, Item 1A. in this Quarterly Report on Form 10-Q, as well as Part I, Item 1A. in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, filed with the SEC on July 10, 2015. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments. The forward-looking statements made herein are only made as of the date hereof and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required by law.

Results of Operations

Clinical Trials Update

Phase 2b Treatment Substitution – This monotherapy trial was initially completed in January 2015. Several patients are continuing in extension studies on this monotherapy of a weekly injection of PRO 140. Results from these extension studies thus far indicate patients are now reaching 18 to 20 months of suppressed viral load since their first date of enrollment. The trial’s topline report was submitted to the FDA in February 2016.

Phase 3 Combination Therapy Trial – A pivotal trial for PRO 140 as a combination therapy to existing HAART drug regimens involving 300 patients. Enrollment of first patient was announced in October 2015. In early March, 2016, the Company submitted to the FDA an amendment to its pivotal combination PRO 140 protocol. The amendment is designed to broaden and expand enrollment criteria to try and reduce the time to enroll subjects in the study. The new protocol design has two arms each with 150 subjects. The first arm of the study addresses efficacy of PRO 140 for one week followed by 24 weeks of safety of PRO 140 with optimized background therapy (“OBT”). The second arm addresses safety only of PRO 140 for 25 weeks in combination with OBT. The standard 30-day comment period with the FDA for the amendment has passed and the protocol amendment has received Institutional Review Board (“IRB”) approval. Management estimates the total cost of this trial to range from $13 million to $15 million.

Phase 3 Monotherapy Trial – A strategic trial including 300 patients to assess the treatment strategy of using PRO 140 subcutaneously as long-acting single-agent maintenance therapy for 48 weeks in virologically suppressed subjects with CCR5-tropic HIV-1 infection. Primary endpoint is length of time for complete suppressed viral load. Secondary endpoint is the number of weeks off of ART regimen. Enrollment of first patient has not been announced, pending current discussions with the FDA. Management estimates the total cost of this trial to range from $15 million to $20 million.

Graft versus Host Disease Trial – This Phase 2, randomized, double-blind, placebo-controlled, multi-center 100-day study with 60 patients is designed to evaluate the feasibility of the use of PRO 140 as an add-on therapy to standard GvHD prophylaxis treatment for prevention of acute GvHD in adult patients with acute myeloid leukemia (“AML”) or myelodysplastic syndrome (“MDS”) undergoing allogeneic hematopoietic stem cell transplantation (“HST”). Enrollment of the first patient has not been announced. Management estimates the cost of this trial to be approximately $3.5 million.

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Results of Operations for the three months ended February 29, 2016 and February 28, 2015 are as follows:

For the three months ended February 29, 2016, and February 28, 2015, the Company had no activities that produced revenues from operations.

For the three months ended February 29, 2016, the Company had a net loss of approximately $5.0 million compared to a net loss of approximately $2.7 million for the corresponding period in 2015. The increase in net loss of approximately $2.3 million over the comparable three-month period in 2015 was due primarily to an increase in general and administrative expenses of approximately $1.2 million and an increase in research and development of approximately $0.5 million, offset in part by a reduction of interest expense of approximately $0.7 million and a non-comparable benefit of $1.2 million from change in derivative liability in the comparable period a year ago. In addition, during the quarter ended February 29, 2016, the Company did not recognize a non-cash credit or benefit from a change in fair value of derivative liability, as compared to the comparable period a year ago.

For the three months ended February 29, 2016 and February 28, 2015, the Company incurred total operating expenses of approximately $5.0 million and $3.3 million, respectively, consisting primarily of salaries and benefits, stock-based compensation, amortization of patents, professional fees, legal fees, research and development and various other operating expenses.

The increase in operating expenses for the three-month period ended February 29, 2016 of approximately $1.8 compared to the three months ended February 28, 2015, related primarily to the increase in non-cash stock-based compensation, research and development, as well as general and administrative expenses. We expect the Company’s research and development expenses to continue to increase in future periods as the activity within the Company’s clinical trials expands and the Company’s biologics manufacturing processes and related regulatory compliance activities increase. Stock-based compensation may also increase, as the Company continues to compensate consultants, directors, and employees with stock options.

There was no interest expense incurred during the three months ended February 29, 2016. All of our convertible notes converted or were paid during fiscal year 2016.

The future trends of all expenses will be driven, in part, by the future outcomes of the clinical trials and their correlative effect on general and administrative expenses, especially FDA regulatory requirements, in addition to the manufacturing of new commercial grade PRO 140, along with the necessary regulatory processes to confirm its qualification for future sale, if approved. The Company’s ability to continue to fund operations will continue to depend on the Company’s ability to raise additional capital. See, in particular, Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, as modified by Item 1A (Risk Factors) in this Form 10-Q.

Results of Operations for the nine months ended February 29, 2016 and February 28, 2015 are as follows:

For the nine months ended February 29, 2016 and February 28, 2015, the Company had no activities that produced revenues from operations.

For the nine months ended February 29, 2016, the Company incurred a net loss of approximately $19.2 million, as compared to a net loss of approximately $11.1 million for the similar 2015 period. The increased net loss for 2016 of approximately $8.1 million over 2015 was primarily attributable to an increase in operating expenses of approximately $5.4 million, coupled with an increase in interest expense of approximately $2.4 million, which was principally non-cash.

For the nine-month period ended February 29, 2016, operating expenses of approximately $14.6 million increased approximately $5.4 million over the comparable 2015 period due to a substantial increase of approximately $3.3 in research and development expenses, combined with an approximate increase of $1.6 million in general and administrative expenses and an increase in legal fees of approximately $0.4 million.

For the nine months ended February 29, 2016, the Company incurred a loss on the extinguishment of convertible notes of approximately $0.6 million (as more fully described in the accompanying financial statements in Note 3 – Convertible Instruments, AVCP Convertible Notes) and recognized a benefit from a change in fair value of derivative liability of approximately $0.6 million (as more fully described in the accompanying financial statements in Note 4 – Derivative Liability).

Interest expense for the nine months ended February 29, 2016, which totaled approximately $4.7 million, was comprised of (i) a non-cash charge related to the amortization of debt discount attributable to convertible notes, (ii) a non-cash charge related to the reduction in the exercise price of warrants to induce conversion of debt and warrant exercises, (iii) amortization of debt issuance costs and (iv) accrued interest payable on outstanding convertible notes. The amortization of debt discount of approximately $1.8 million for the nine months ended February 29, 2016 represents the amortization of the intrinsic value of the beneficial conversion feature of the convertible notes payable, fair value of the attached warrants and, to a lesser extent, an amount resulting from allocating a portion of the financing proceeds to the compound embedded derivative.

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Liquidity and Capital Resources

The Company’s cash position at February 29, 2016, increased to approximately $10.2 million, as compared to approximately $1.1 million as of May 31, 2015, owing to private offerings of common stock and warrants.

On February 29, 2016, the Company had positive working capital of approximately $ 8.7 million, as compared to negative working capital of approximately $8.7 at May 31, 2015.

Cash Flows

Net cash used in operating activities totaled approximately $19.6 million during the nine months ended February 29, 2016, which reflects an increase of approximately $11.8 million of net cash used in operating activities over the comparable nine-month period a year ago. The $19.6 of net cash used in operating activities for the nine months ended February 29, 2016 represents the effect of approximately $19.3 million net loss and increases in prepaid expenses and decrease in current liabilities, offset by non-cash expenses primarily related to the various components of interest expense, along with stock-based compensation.

Net cash used in investing activities during the nine months ended February 29, 2016 and February 28, 2015 was nominal.

Net cash provided by financing activities of approximately $28.7 million for the nine months ended February 29, 2016 included net proceeds of approximately $29.4 million from private equity offerings and net proceeds of approximately $94,000 from the exercise of warrants, offset by the repayment of short-term convertible notes and accrued interest of approximately $0.8 million.

As reported in the accompanying financial statements, for the nine months ended February 29, 2016 and February 28, 2015, the Company incurred net losses of approximately $19.2 million and $11.1 million, respectively. The Company has no activities that produced revenue in the periods presented and have sustained operating losses since inception. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital, commence operations and achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of its equity securities and proceeds from the issuance of convertible notes. The Company intends to continue to finance its future operating activities and working capital needs largely from the sale of equity and perhaps debt securities, combined with additional funding from other traditional financing sources. The sale of equity and convertible debt securities may result in dilution to the Company’s stockholders and those securities may have rights senior to those of the Company’s common stock. If the Company raises additional funds through the issuance of preferred stock, convertible debt securities or other debt financing, these activities or other debt could contain covenants that would restrict the Company’s operations. Any other third–party funding arrangements could require the Company to relinquish valuable rights. The Company may require additional capital beyond its currently anticipated needs. Additional capital, if available, may not be available on reasonable terms.

In connection with the Company’s four ongoing clinical trials, it has entered into separate Project Work Orders for each trial with its clinical research organization (“CRO”). In the event the Company were to terminate any trial, it may incur certain financial penalties which would become payable to the CRO. Conditioned upon the form of termination of any one trial, the Company may incur financial penalties ranging from a low of $100,000 to a high of $400,000. In the remote circumstance that the Company would terminate all four clinical trials, the collective financial penalties may range from a low of $400,000 to a high of $1.2 million.

Under the Asset Purchase Agreement (the “Progenics Agreement”), dated July 25, 2012, which closed on October 16, 2012, between the Company and Progenics Pharmaceuticals, Inc. (“Progenics”), the Company acquired from Progenics its proprietary HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, the Company paid $3,500,000 in cash to Progenics to close the acquisition transaction. The Company is also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-U.S. equivalent, which was paid during the three months ended February 29, 2016; (ii) $5,000,000 at the time of the first U.S. new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to five percent (5%) on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by-country basis. Payments to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) and Progenics, which was assigned to the Company in the PRO 140 transaction, pursuant to which the Company must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial, which was paid during the three months ended February 29,2016; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount.

As more fully described in Note 6 herein above, the Company is obligated, pursuant to a license agreement (the “Lonza Agreement”) with a third-party licensor, Lonza Sales AG (“Lonza”), for the approximate one-time amount of $930,000 on June 30, 2016 in connection with the licensor’s “system-know how” technology with respect to the Company’s use of proprietary cell lines to manufacture new PRO 140 material. Ongoing annual license fees with the third-party licensor are approximately $450,000 payable in December of each year.

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As of the date of this filing, it is management’s conclusion that the probability of achieving the subsequent future scientific research milestones is not reasonably determinable, thus the future milestone payments payable to Progenics and its sub-licensors are deemed contingent consideration and, therefore, are not currently accruable.

The future trends of all expenses will be driven, in part, by the future outcomes of the clinical trials and their correlative effect on general and administrative expenses, especially FDA regulatory requirements, in addition to the manufacturing of new commercial grade PRO 140, along with the necessary regulatory processes to confirm its qualification for future sale, if approved. The Company will require a significant amount of additional capital in the future to fulfill BLA requirements related to manufacturing PRO 140 for commercial use.

The Company has not generated revenue to date, and will not generate product revenue in the foreseeable future. The Company expects to continue to incur operating losses as it proceeds with clinical trials with respect to PRO 140 and continue to advance it through the product development and regulatory process. In addition to increasing research and development expenses, the Company expects general and administrative and manufacturing costs to increase, as the Company adds personnel and other administrative expenses associated with its current efforts.

The Company’s ability to continue as a going concern will be contingent upon its ability to raise additional capital to fund its operations. If the Company is unsuccessful in raising additional capital in the future, it may be required to cease its operations. See, in particular, Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, as modified by Item 1A (Risk Factors) in this Form 10-Q.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Not Applicable.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

As of February 29, 2016, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, management has evaluated the effectiveness of the design and operations of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of February 29, 2016. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of February 29, 2016 as a result of the material weakness in internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. Management is attempting to develop a plan to mitigate the above material weaknesses. Despite the existence of these material weaknesses, we believe the financial information presented herein is materially correct and in accordance with generally accepted accounting principles.

Internal Control Over Financial Reporting

Changes in Control Over Financial Reporting

No change in the Company’s internal control over financial reporting occurred during the quarter ended February 29, 2016, that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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PART II

Item 1. Legal Proceedings.

None.

Item 1A. Risk Factors.

In addition to the other information set forth in this Quarterly Report on Form 10-Q, you should carefully consider the factors discussed in the section entitled “Risk Factors” in Part I, Item 1A. of the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, which was filed with the SEC on July 10, 2015, that could materially affect the Company’s business, financial condition or results of operations. There were no material changes in the risk factors from those disclosed in the Annual Report on Form 10-K for the year ended May 31, 2015, other than as provided below.

Certain agreements and related license agreements require the Company to make significant milestone, royalty, and other payments, which will require additional financing and, in the event the Company does commercialize PRO 140, decrease the revenues the Company may ultimately receive on sales. To the extent that such milestone, royalty and other payments are not timely made, the counterparties to such agreements in certain cases have repurchase and termination rights thereunder with respect to PRO 140.

Under the Progenics Agreement, the PDL License and the Lonza Agreement (each as defined herein), the Company must pay to Progenics and PDL significant milestone payments and royalties and to Lonza license fees for “system know-how” technology and royalties. In order to make the various milestone and license payments that are required, the Company will need to raise additional funds. In addition, the Company’s royalty obligations will reduce the economic benefits to the Company of any future sales if the Company receives regulatory approval to commercialize PRO 140. To the extent that such milestone payments and royalties are not timely made, under each their respective agreements, Progenics has certain repurchase rights relating to the assets sold to the Company, and PDL has certain termination rights relating to its license of PRO 140 to the Company. For more information, see the Progenics Agreement, the PDL License and the Lonza Agreement, each of which are filed, respectively, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2012, Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2013, filed with the SEC on August 29, 2013, and Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 4, 2015, as amended on August 19, 2015.

Although the Company has applied with the FDA for breakthrough therapy designation for PRO 140, for certain HIV-related treatments, such a designation may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that PRO 140 will receive marketing approval in the United States.

The Company applied with the FDA for breakthrough therapy designation for PRO 140, for certain HIV-related treatments. The FDA, in its comments to the Company recently requested additional trial data to support its request for such designation, as to which the Company is currently evaluating the benefits to conduct a small trial to provide the requested data. A breakthrough therapy is defined as a product that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and for which preliminary clinical evidence indicates substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs and biologics that have been designated as breakthrough therapies, interaction and communication between the FDA and the applicant can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Products designated as breakthrough therapies by the FDA may, in some cases, also be eligible for accelerated approval.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe PRO 140 meets the criteria for designation as a breakthrough therapy, the FDA may disagree. In any event, the receipt of a breakthrough therapy designation for PRO 140 may not result in a faster development process, review or approval compared to products considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA. In addition, even if PRO 140 does qualify as a breakthrough therapy, the FDA may later decide that PRO 140 no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. The foregoing considerations could result in additional costs and/or delay in the potential realization of revenues from commercialization of PRO 140.

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Although the Company has applied with the FDA for orphan drug designation for PRO 140, for certain GvHD-related treatments, the Company may not be able to obtain or maintain orphan drug designation or orphan drug exclusivity for PRO 140.

The Company applied with the FDA for designation of PRO 140 as an “orphan” drug, in connection with the Company’s Phase 2 trial for GvHD. Under the Orphan Drug Act, the FDA may designate a drug for relatively small patient populations as an “orphan” drug, if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States.

Even if the Company obtains orphan drug designation for PRO 140, the Company may not be able to obtain orphan drug exclusivity for PRO 140. Generally, a product with orphan drug designation only becomes entitled to orphan drug exclusivity if it receives the first marketing approval for the indication for which it has such designation, in which case the FDA will be precluded from approving another marketing application for the same drug for that indication for the applicable exclusivity period. The applicable exclusivity period is seven years in the United States. Orphan drug exclusivity may be lost if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if the Company obtains orphan drug exclusivity for PRO 140, that exclusivity may not effectively protect the product from competition, because FDA has taken the position that, under certain circumstances, another drug with the same active moiety can be approved for the same condition. Specifically, the FDA’s regulations provide that it can approve another drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

We expect to rely on third party manufacturers and will be dependent on their quality and effectiveness.

Our primary product candidate and potential drug candidates require precise, high-quality manufacturing. The failure to achieve and maintain high manufacturing standards, including failure to detect or control unexpected events or unanticipated manufacturing errors or the frequent occurrence of such errors, could result in patient injury or death, discontinuance or delay of ongoing or planned clinical trials, delays or failures in product testing or delivery, cost overruns, product recalls or withdrawals and other problems that could seriously hurt our business. Contract manufacturers of biopharmaceutical drugs can encounter difficulties involving manufacturing processes, facilities, operations, production yields, quality control, compliance and shortages of qualified personnel. These manufacturers are subject to stringent regulatory requirements, including the FDA’s current good-manufacturing-practices regulations and similar foreign laws and standards. If our contract manufacturers fail to maintain ongoing compliance at any time, the production of our product candidates could be interrupted, resulting in delays or discontinuance of our clinical trials, additional costs and loss of potential revenues.

We may not be able to successfully manufacture our product candidates in sufficient quantities for late-stage clinical development, and scale-up manufacturing processes for commercial production, which would delay or prevent us from developing our product candidates and commercializing approved products, if any.

In order to conduct larger-scale or late-stage clinical trials we need to maintain sufficient product inventory. A failure to manufacture a product candidate in a timely manner or unexpected failure of product in inventory due to unacceptable test results may lead to significant delays in clinical development. For commercialization of any resulting product, if that candidate is approved for sale, we will need to manufacture it in larger quantities while preserving its quality. We may not be able to successfully increase the manufacturing capacity for any of our product candidates in a timely or cost-effective manner, or at all. In addition, quality issues may arise during development, scale-up and validation of commercial manufacturing processes. If we are unable to successfully develop robust, commercial-scale processes to manufacture our product candidates in sufficient quality and quantity, the regulatory approval or commercial launch of such product candidates may be delayed, which could significantly harm our business.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Not Applicable.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not Applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

(a)	Exhibits:

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed January 22, 2016).

10.2	Form of Subscription Agreement (Private Placement) (incorporated by reference to Exhibit 10.39 to the Form S-1 filed February 3, 2016).

10.3	Form of Registration Rights Agreement (Private Placement) (incorporated by reference to Exhibit 10.40 to the Form S-1 filed February 3, 2016).

31.1	Rule 13a-14(a) Certification by CEO of the Registrant.

31.2	Rule 13a-14(a) Certification by CFO of the Registrant.

32.1	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350.

32.2	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC. (Registrant)

Dated: April 13, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Dated: April 13, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed January 22, 2016).

10.2	Form of Subscription Agreement (Private Placement) (incorporated by reference to Exhibit 10.39 to the Form S-1 filed February 3, 2016).

10.3	Form of Registration Rights Agreement (Private Placement) (incorporated by reference to Exhibit 10.40 to the Form S-1 filed February 3, 2016).

31.1	Rule 13a-14(a) Certification by CEO of the Registrant.

31.2	Rule 13a-14(a) Certification by CFO of the Registrant.

32.1	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350.

32.2	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

Exhibit 31.1

Certification of Chief Executive Officer

I, Nader Z. Pourhassan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: April 13, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

I, Michael D. Mulholland, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: April 13, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended February 29, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Nader Z. Pourhassan, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 32.2

Certification of Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended February 29, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Michael D. Mulholland, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

ANNEX B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, increasing the number of authorized shares of common stock of the Company from 200,000,000 to 250,000,000 shares, as discussed under Item 5.07 below. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The Company’s stockholders approved the Certificate of Amendment at a special meeting of the stockholders on March 18, 2016 (the “Special Meeting”), as more specifically described under Item 5.07 below.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 18, 2016.

Proposal 1. Amendment to Certificate of Incorporation to Increase the Number of Authorized Shares. The stockholders approved a proposal to amend the Certificate of Incorporation to increase the total number of authorized shares of common stock of the Company from 200,000,000 to 250,000,000 by the votes set forth in the table below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
77,298,866	6,020,247	194,738	0

Proposal 2. Amendment to 2012 Equity Incentive Plan to Increase the Total Number of Shares Reserved For Issuance. The stockholders approved a proposal to increase the total number of shares authorized for issuance under the Company’s 2012 Equity Incentive Plan from 5,000,000 to 7,000,000 by the votes set forth in the table below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
60,068,355	4,520,709	452,306	18,472,481

Proposal No. 3. Adjournment of the Special Meeting. The stockholders approved a proposal to adjourn the Special Meeting to solicit more proxies in the event insufficient proxies were present at the Special Meeting to approve the preceding proposals by the votes set forth in the table below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
77,866,819	4,818,673	828,359	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of CytoDyn Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

March 21, 2016	By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of CytoDyn Inc.

Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting the first paragraph under Article IV, and replacing such paragraph with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty Five Million (255,000,000), of which (i) Two Hundred Fifty Million (250,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million Shares (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this 18th day of March, 2016.

CYTODYN INC.

By:	/s/ Nader Pourhassan
Name:	Nader Pourhassan
Title:	President and Chief Executive Officer

[Signature Page to Certificate of Amendment]

ANNEX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

February 18, 2016

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of CytoDyn Inc. (the “Company”) to be held at 9:30 a.m., Eastern Time, on Friday, March 18, 2016, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York.

Matters to be presented for action at the meeting include a proposal to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares, a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares and a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient proxies at the special meeting to approve each of the foregoing proposals. We will also act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are excited about the future of our company, and we look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy, or submit your proxy by telephone or Internet as instructed on the enclosed proxy card. If you are a stockholder of record and attend the meeting in person, you may revoke your proxy and vote at the meeting if you wish.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

CYTODYN INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

MARCH 18, 2016

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York, on Friday, March 18, 2016, at 9:30 a.m., Eastern Time.

Only stockholders of record at the close of business on February 8, 2016, will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.	Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares;

2.	Approval of a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares; and

3.	Approval of a proposal for the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

We will also transact any other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

Please sign and date the accompanying form of proxy and return it promptly in the enclosed postage-paid envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card to avoid the expense of further solicitation. If you are a stockholder of record and attend the Special Meeting, you may revoke your proxy and vote your shares in person.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

By Order of the Board of Directors

Michael D. Mulholland

Chief Financial Officer, Treasurer, and

    Corporate Secretary

Vancouver, Washington

February 18, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 18, 2016:

The proxy statement for the Special Meeting is available at www.cytodyn.com.

CYTODYN INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at the special meeting of stockholders to be held on March 18, 2016 (the “Special Meeting”), and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately February 18, 2016.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors and officers of the Company without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of our Common Stock voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. When a proxy is returned properly, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will also be voted FOR Proposals 1, 2 and 3. If a stockholder of record attends the Special Meeting, he or she may vote in person. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares. Your broker will not be permitted, without your instructions, to vote your shares held in street name on any proposal that is deemed “non-routine,” with respect to which brokers and other nominees will not have discretionary voting power. As a result, you should be sure to provide your broker with instructions on how to vote your shares.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner. Banks and brokers acting as nominees are not permitted to vote proxies for any proposal to be acted on at the Special Meeting without express voting instructions from the beneficial owner of the shares. As such, it is particularly important that you provide voting instructions to your bank, broker or other nominee.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting will not automatically revoke a proxy.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on February 8, 2016, are entitled to one vote at the Special Meeting for each share of Common Stock of the Company (“Common Stock”) then held by each stockholder. As of that date, the Company had 117,957,641 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum at the Special Meeting. Abstentions and broker non-votes, if any, will be considered present for purposes of determining the presence of a quorum.

VOTES REQUIRED

Pursuant to the Delaware General Corporation Law, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the Proposal. Pursuant to the Delaware General Corporation Law, Proposals 2 and 3 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document along with the exhibits attached hereto to understand the proposals fully.

•	Time and Place of Special Meeting (See cover page, Notice of Special Meeting of Stockholders): Friday, March 18, 2016 at 9:30 a.m., local time, at the offices of the Company’s counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York.

•	Record Date (See page 2): You can vote at the special meeting if you owned common stock of CytoDyn Inc. at the close of business on February 8, 2016.

•	Proposals to be Voted on (See Notice of Special Meeting of Stockholders): Matters to be presented for action at the meeting include a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares, a proposal to increase the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares and a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve each of the foregoing proposals.

•	Our Reasons for the Increase in Authorized Shares (See pages 5 and 6): The primary reason for the increase in authorized shares is to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes.

•	Our Reasons for the Amendment to the 2012 Equity Incentive Plan (See page 7): The primary reason for the amendment to the 2012 Equity Incentive Plan is to provide for a sufficient number of shares for future grants under the 2012 Equity Incentive Plan.

•	Effect of Approving the Increase in Authorized Shares (See page 5): If the increase to authorized shares is approved, the authorized shares of the Company will be increased from 200,000,000 shares to 250,000,000 shares.

•	Effect of Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): If the amendment to the 2012 Equity Incentive Plan is approved, the number of shares reserved for issuance under the plan will be increased from 5,000,000 to 7,000,000 shares.

•	Effect of Not Approving the Increase in Authorized Shares (See page 6): If the increase to authorized shares proposal fails to obtain the vote required for approval, the number of shares authorized for issuance by the Company will remain at 200,000,000 shares.

•	Effect of Not Approving the Amendment to the 2012 Equity Incentive Plan (See page 7): if the amendment to the 2012 Equity Incentive Plan fails to obtain the vote required for approval, the number of shares reserved for issuance under the plan will remain at 5,000,000 shares.

•	Recommendation of the Board of Directors of the Company (See pages 6, 12 and 13): The Board recommends that you vote “For” the Proposals 1, 2 and 3.

•	Vote Required (See page 2): Approval of the increase in authorized shares will require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Approval of the amendment to the 2012 Equity Incentive Plan and Proposal 3 will require that a quorum be present, and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

•	How to Vote Your Shares (See page 1): Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope, or submit your proxy by telephone or the Internet as instructed on the enclosed proxy card, as soon as possible, so that your shares may be represented at the Special Meeting. In order to assure that your vote is obtained, please submit your proxy even if you currently plan to attend the Special Meeting in person.

•	How to Revoke Your Proxy (See page 1): You may revoke your proxy either by delivering to the Secretary of CytoDyn Inc. a signed notice of revocation or a later dated and properly executed proxy, or by attending the meeting and voting in person.

•	Voting of Shares Held in “Street Name” (See page 1): Your broker will not be permitted, without your instructions, to vote your shares held in street name on any proposal that is deemed ‘non-routine,” with respect to which brokers and other nominees will not have discretionary voting power. As a result, you should be sure to provide your broker with instructions on how to vote your shares. Failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, may have the same effect as a vote against the increase in authorized shares.

•	Whom You Should Call with Questions: If you have further questions, you may contact our proxy solicitor, Alliance Advisors LLC. at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

PROPOSAL 1

PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED CAPITAL TO 250,000,000 SHARES OF COMMON STOCK

The Board believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized for issuance by 50,000,000 shares of Common Stock, bringing the total number of shares of Common Stock authorized to 250,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A (the “Certificate of Amendment”). This proposal to increase the number of shares of Common Stock authorized for issuance, if approved at the Special Meeting, will become effective and the Company’s number of shares of authorized Common Stock will be increased to 250,000,000 shares upon the filing of the Certificate of Amendment with the Secretary of State of Delaware.

REASONS FOR THE INCREASE

Our Board believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our Board believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the type of transactions described above, or other financing transactions.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•	The issuance of authorized but unissued stock could be used to deter a potential takeover of our Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

•	The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

We intend to use the proceeds from any future capital raises for general corporate purposes. However, we have no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Certificate Amendment. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which we are aware to accumulate our stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

If our stockholders do not approve the increase in authorized shares of Common Stock, then we will not be able to increase the total number of authorized shares of Common Stock from 200,000,000 to 250,000,000, and therefore, we will be limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes.

PRIOR APPROVAL OF REVERSE STOCK SPLIT

Our stockholders previously approved a reverse stock split at a ratio of any whole number between one-for-two and one-for-eight, as determined by our Board, and an amendment to our Certificate of Incorporation to implement the reverse stock split at any time before August 27, 2016, if and as determined by our Board. Accordingly, our Board has the flexibility to effectuate such a reverse stock split at any time prior to August 27, 2016 if the Board believes such a reverse stock split would be in the best interests of the Company and its stockholders.

If effectuated, a reverse stock split would reduce, on a proportionate basis for each stockholder, the aggregate number of shares of Common Stock outstanding without reducing the total number of shares of Common Stock authorized for issuance, whether or not such number remains at 200,000,000 or is increased to 250,000,000 by this proposal. As a result, if a reverse stock split were effectuated, the Company would have additional authorized shares available for future issuance without stockholder approval. Any such future issuance of Common Stock could, depending on the circumstances, be used to deter a potential takeover or have a further dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

The current proposal to increase the number of authorized shares of Common Stock to 250,000,000 has no bearing on the Board’s ability to effect a reverse stock split, as previously authorized by stockholders and described above. The Board’s determination as to whether to effect a reverse stock split and, if so, at what ratio, would be based on the same factors previously reported in Proposal 3 of the Company’s Proxy Statement filed with the SEC on July 17, 2015, which is incorporated herein by reference.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE COMPANY’S AUTHORIZED CAPITAL.

PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN

GENERAL

The Board has approved an amendment to the CytoDyn Inc. 2012 Equity Incentive Plan (as previously amended effective February 27, 2015, the “2012 Equity Incentive Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares, and directed that the amendment be submitted to the stockholders for approval at the Special Meeting. The proposed amendment is attached hereto as Exhibit B.

The amendment to the 2012 Equity Incentive Plan is intended to ensure that we can continue to provide an incentive to our employees, directors and consultants by enabling them to share in our future growth. If approved by the stockholders, all of the additional shares will be available for grant as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options, restricted stock awards, stock appreciation rights, or other kinds of equity based compensation available under the 2012 Equity Incentive Plan. If the stockholders do not approve the amendment, no shares will be added to the number of shares available for issuance under the 2012 Equity Incentive Plan.

BACKGROUND

The 2012 Equity Incentive Plan was adopted on December 12, 2012, and approved by the stockholders of the Company at an annual meeting of the Company’s stockholders on the same date. 3,000,000 shares of Common Stock were initially available for awards under the 2012 Equity Incentive Plan. At a special meeting held on February 27, 2015, our stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2012 Equity Incentive Plan, from 3,000,000 shares to 5,000,000 shares, which was subsequently effected. The purposes of the 2012 Equity Incentive Plan are to create incentives which are designed to motivate eligible employees, directors, and consultants to put forth maximum effort toward the success and growth of the Company, and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

The 2012 Equity Incentive Plan currently authorizes for issuance a maximum of only 5,000,000 shares. As of February 8, 2016, the number of shares available for issuance under future awards under the 2012 Equity Incentive Plan was only 930 shares. We use equity-based incentive compensation as a component of our pay-for-performance philosophy. Our Board does not believe that the number of shares available for issuance under the 2012 Equity Incentive Plan is sufficient in light of our compensation strategy.

The increase represents approximately 1.7% of the total number of outstanding shares of Common Stock as of February 8, 2016. After giving effect to such increase, the number of shares of Common Stock subject to outstanding equity awards and available for issuance pursuant to future awards will represent approximately 7.2% of our total issued and outstanding shares of Common Stock (on a fully diluted basis after giving effect to such future award issuances).

SUMMARY OF KEY TERMS OF THE 2012 EQUITY INCENTIVE PLAN

Under the 2012 Equity Incentive Plan, we may grant awards of options, stock appreciation rights, restricted awards, and Other Stock-Based Awards (as defined in the 2012 Equity Incentive Plan). We refer to these collectively as “Awards.”

Awards under the 2012 Equity Incentive Plan may be granted to (i) employees of the Company or an affiliated entity, (ii) members of the Board who are not employees of the Company or an affiliated entity, and (iii) any consultant or adviser to the Company or an affiliated entity. As of February 8, 2016, two executive officers and six non-employee directors were considered eligible to participate in the plan. Incentive stock options within the meaning of Section 422 of the Code generally may only be granted to employees of the Company or a subsidiary.

Common Stock delivered by the Company with respect to stock option or restricted stock awards may be authorized and unused Common Stock or Common Stock held in the treasury of the Company.

ADMINISTRATION

The 2012 Equity Incentive Plan is administered by the Board. The Board has the authority to:

•	delegate administration of the 2012 Equity Incentive Plan to a committee or committees of the Board of Directors;

•	promulgate, amend, and rescind rules and procedures relating to the implementation of the 2012 Equity Incentive Plan;

•	select the employees, Non-Employee Directors (as defined in the 2012 Equity Incentive Plan), and Consultants (as defined in the 2012 Equity Incentive Plan) who will be granted Awards;

•	determine the number and types of Awards to be granted to each participant;

•	determine the number of shares, or share equivalents to be subject to each Award;

•	determine the Fair Market Value (as defined in the 2012 Equity Incentive Plan) of shares if no public market exists for such shares;

•	determine the option price, purchase price, base price, or similar feature for any Award;

•	accelerate vesting of Awards and waive any restrictions; and

•	determine all the terms and conditions of all Award Agreements (as defined in the 2012 Equity Incentive Plan), consistent with the requirements of the 2012 Equity Incentive Plan.

AVAILABLE AWARDS UNDER THE 2012 EQUITY INCENTIVE PLAN

The 2012 Equity Incentive Plan is administered by the Compensation Committee of the Board. The types of awards that may be granted by the Compensation Committee under the 2012 Equity Incentive Plan include:

Options. Options to purchase Common Stock may be incentive stock options meeting the requirements of Section 422 of the Code, or nonqualified options which are not eligible for such tax-favored treatment. Up to 4,500,000 shares of Common Stock may be issued pursuant to incentive stock options under the 2012 Equity Incentive Plan. If Proposal 2 is approved by the stockholders, the number of shares of Common Stock that may be issued pursuant to incentive stock options will increase to 6,500,000. Incentive stock options will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted. Incentive stock options may not be granted under the 2012 Equity Incentive Plan after December 12, 2022, and may only be granted to employees of the Company or one of its subsidiaries. If options intended to be incentive stock options are granted to a participant in excess of the $100,000 annual limitation set forth in Section 422(d)(1) of the Code, the options will be incentive stock options to the maximum extent allowed and will be nonqualified stock options as to any excess over that limitation. Incentive stock options must expire not more than 10 years from the date of grant. The 2012 Equity Incentive Plan does not specify a maximum term for nonqualified options. The exercise price per share must be not less than 100% of the fair market value of a share of Common Stock on the date the option is granted for both incentive stock options and nonqualified options. Incentive stock options granted to a participant holding more than 10% of the Common Stock must expire not more than five years from the date of grant, and the exercise price per share must be not less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The Company may not grant options to purchase more than 1,000,000 shares to a single individual during any calendar year.

Stock Appreciation Rights (“SARs”). A recipient of SARs will receive upon exercise an amount equal to the excess (or specified portion thereof) of the fair market value of a share of Common Stock on the date of exercise over the base price, multiplied by the number of shares as to which the rights are exercised. The base price will be designated by the Compensation Committee in the award agreement and may be equal to or higher than the fair market value of the Common Stock on the date of grant. Payment may be in cash, in shares of Common Stock, in other property, in any combination of the foregoing, or in any other form as the Compensation Committee may determine. SARs may be granted in connection with options or other awards or may be granted as independent awards. Not more than 1,000,000 SARs may be granted to a single individual during any calendar year.

Restricted Awards. Restricted awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock which are subject to such limitations as the Compensation Committee deems appropriate, including, but not limited to, restrictions on sale or transfer. Additionally, restricted shares may be subject to forfeiture in the event the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. Stock certificates representing restricted shares are issued in the name of the recipient but are held by the Company until the expiration of any restrictions, at which time the restrictive legends are removed from the stock certificates. Beginning with the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a stockholder with respect to such shares, including voting and dividend rights. Shares issued as stock dividends will be subject to the same restrictions as the related restricted shares. The Company may not grant restricted share awards for more than 2,500,000 shares of Common Stock under the 2012 Equity Incentive Plan.

Restricted units are awards of units equivalent in value to a share of Common Stock, which similarly may be subject to forfeiture if the recipient terminates employment or service as a director or consultant during a specified period, or fails to meet designated performance goals, if any. At the expiration of such period, payment is made with respect to restricted units in an amount equal to the value of the number of shares covered by the units. Payment may be in cash or unrestricted shares of Common Stock or in any other form approved by the Compensation Committee. The Compensation Committee will establish the terms and conditions of restricted units so that they will comply with or be exempt from the requirements of Section 409A of the Code.

Other Stock-Based Awards. The Compensation Committee may grant other awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock. The 2012 Equity Incentive Plan provides flexibility to design new types of stock-based or stock-related awards to attract and retain employees, directors and consultants in a competitive environment.

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

In the event of a change in capitalization, the Compensation Committee will make such proportionate adjustments in the aggregate number of shares for which awards may be granted under the 2012 Equity Incentive Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding awards, as the committee in its sole discretion may deem appropriate.

DURATION, TERMINATION AND AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN

The 2012 Equity Incentive Plan will remain in effect until December 12, 2022, or, if earlier, when awards have been granted covering all available shares under the 2012 Equity Incentive Plan or the 2012 Equity Incentive Plan is otherwise terminated by the Board. The Board may terminate the 2012 Equity Incentive Plan at any time, but any such termination will not affect any outstanding awards. The Board may also amend the 2012 Equity Incentive Plan from time to time, provided that no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association. Pursuant to such provisions, the Board has approved an increase to the total number of shares authorized for issuance under the 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares, and now submits such amendment to stockholders for approval.

AGGREGATE PAST GRANTS

As of February 8, 2016, awards covering an aggregate of 4,999,070 shares of our Common Stock had been granted and were outstanding under the 2012 Equity Incentive Plan, and awards covering an aggregate of 2,116,088 were outstanding under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan” and, together with the 2012 Equity Incentive Plan, the “Incentive Plans”). The following table shows information regarding the distribution of these awards among the persons and groups identified below:

Name or Category	Number Shares Subject to Stock Option Awards
Executive Officers
Nader Z. Pourhassan
President and Chief Executive Officer	2,508,545
Michael D. Mulholland
Chief Financial Officer	1,200,000

Current Executive Officers as a Group	3,708,545

Current Directors who are not Executive Officers as a Group	1,619,968
Current Employees who are not Executive Officers as a Group	350,000
Prior Officers and Directors as a Group	1,436,645

Total Awards under the Incentive Plans	7,115,158

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

Following is a summary of the federal income tax consequences of option and other grants under the 2012 Equity Incentive Plan. Optionees and recipients of other rights and awards granted under the 2012 Equity Incentive Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or other award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change, and does not address state, local or other tax laws.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Nonqualified Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

SARs. The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Shares. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Units. The recipient of a restricted unit award will generally recognize ordinary income as and when the shares of common stock subject to such award are issued to the recipient in an amount equal to the fair market value of the shares of our common stock issued (plus the amount (if any) of any cash received). The Company will generally be entitled to a corresponding tax deduction at such time. The recipient of a stock unit award may not make a Code Section 83(b) election upon receipt of a stock unit award.

Other Stock-Based Awards. The federal income tax consequences of other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

INTERESTS OF DIRECTORS AND OFFICERS

Our directors may grant awards under the 2012 Equity Incentive Plan to themselves as well as our officers, in addition to granting awards to our other employees.

OTHER INFORMATION

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because all awards made under the amended and restated Option Plan are discretionary. However, please refer to “Executive Compensation” in this Proxy Statement, which provides information on the grants made in the last fiscal year, and please refer to the description of grants made to our non-employee directors in the last fiscal year under the heading “Compensation of Directors” in this Proxy Statement. Additionally, certain equity awards made to directors and officers since the end of the last fiscal year are summarized under the heading “Equity Awards Since Fiscal Year End” in this Proxy Statement, and the table above titled “Aggregate Plan Grants” includes information regarding all of the awards made pursuant to the 2012 Equity Incentive Plan since its adoption, all of which are currently outstanding, as well as certain additional awards outstanding pursuant to the CytoDyn Inc. 2004 Stock Incentive Plan.

Other than customary annual awards which may be made to our employees, including our executive officers, and our Board members following fiscal year end, the amounts of which are yet to be determined, no awards are currently contemplated to be made under the 2012 Equity Incentive Plan as to which this approval would specifically relate.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE CYTODYN INC. 2012 EQUITY INCENTIVE PLAN.

PROPOSAL 3

ADJOURNMENT OF THE SPECIAL MEETING

We are submitting a proposal for consideration at the Special Meeting to authorize the named proxies to approve one or more adjournments or postponements of the Special Meeting if there are not sufficient votes at the Special Meeting to adopt the proposals described herein. In the event insufficient votes are present to approve the aforementioned proposals, we would determine to adjourn or postpone the Special Meeting in order to solicit additional Proxies.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, this proposal will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT PROPOSAL.

COMPENSATION OF DIRECTORS

During fiscal 2015, each director who was not an employee of the Company was entitled to receive: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs and committee members ranging from $2,500 to $15,000; (iii) an additional cash retainer of $15,000 for the Chairman of the Board of Directors; and (iv) an annual grant on June 1, 2014, of a non-qualified stock option covering 50,000 shares of our common stock vesting in four equal quarterly installments. The compensation plan for directors during fiscal 2016 is the same as in fiscal 2015.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal 2015.

Name	Cash Fees	Stock Options,(2)	All Other Compensation(3)	Total
Denis R. Burger	$25,000	$53,994	$95,000	$173,994
Anthony D. Caracciolo	57,500	16,675	—	74,175
Gregory A. Gould	50,000	16,675	—	66,675
A. Bruce Montgomery	32,500	16,675	—	49,175
Jordan G. Naydenov	27,500	16,675	—	44,175
S. Michael Nobel	37,500	16,675	—	54,175
Carl C. Dockery	19,918	13,711	—	33,628

(1)	Represents aggregate grant date fair value of options granted during fiscal 2015 pursuant to Black-Scholes valuation model.
(2)	Total number of shares covered by stock options held by each non-employee director at May 31, 2015, were as follows:

No. of Shares
Denis R. Burger	165,616
Anthony D. Caracciolo	236,543
Gregory A. Gould	275,000
A. Bruce Montgomery	83,836
Jordan G. Naydenov	175,000
S. Michael Nobel	111,645
Carl C. Dockery	33,973

(3)	Represents consulting fees in a monthly amount of $5,000 from June 2014 to October 2014, increased to $10,000 a month during November 2014 to May 2015. The stock options include an award covering 100,000 shares of common stock relating to the consulting services.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Nader Z. Pourhassan,	2015	300,000	210,000	96,406	9,000	615,406
President and Chief Executive Officer (1)	2014	265,000	100,000	72,659	9,863	447,522

Michael D. Mulholland,	2015	239,583	101,823	72,304	7,188	420,898
Chief Financial Officer (2)	2014	225,000	92,500	54,494	8,063	380,057

(1)	Dr. Pourhassan served as the Company’s Chief Operating Officer until June 30, 2011, when he ceased to be an executive officer and accepted a position as the Company’s Managing Director of Business Development. Dr. Pourhassan was appointed interim President and Chief Executive Officer on September 10, 2012, and President and Chief Executive Officer in December 2012.
(2)	Mr. Mulholland was appointed as the Company’s Chief Financial Officer effective December 13, 2012.
(3)	Bonuses for fiscal 2015 were paid in cash, with a partial payment in September 2015 and the balance paid in December 2015. One-half of bonuses for fiscal 2014 were paid in cash shortly following fiscal year-end; the balance was paid on October 11, 2014.
(4)	Option awards represent the grant date fair value of the awards pursuant to FASB ASC Topic 718, as described in Note 5 “Stock Options and Warrants” in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2015, to which reference is hereby made.
(5)	“All Other Compensation” represents the Company’s contributions to the CytoDyn Inc. 401(k) Profit Sharing Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding stock options awarded to each of our named executive officers as of May 31, 2015. No stock awards were outstanding at May 31, 2015.

Name	Number of securities underlying unexercised options/ exercisable	Number of securities underlying unexercised options/ unexercisable	Option exercise price ($)	Option expiration date
Nader Z. Pourhassan (1)	125,000	—	$1.80	10/10/2015
	468,750	31,250	$2.00	07/31/2016
	54,545	—	$2.75	03/23/2017
	400,000	200,000	$0.80	05/31/2018
	66,667	133,333	$0.64	05/29/2019
Michael D. Mulholland (2)	66,667	33,333	$1.40	12/13/2017
	200,000	100,000	$0.80	05/31/2018
	50,000	100,000	$0.64	05/29/2019

(1)	Options expiring in 2015 vested in full on October 10, 2013. Options expiring in 2016 vest as follows: 125,000 shares on July 31, 2012; 125,000 shares on July 31, 2013, and 31,250 shares quarterly through July 31, 2015. Options expiring in 2018 vest in three equal annual installments beginning on May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 200,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.
(2)	Options expiring in 2017 vest in three equal annual installments beginning December 13, 2013. Options expiring in 2018 vest in three equal annual installments beginning May 31, 2014. Options expiring in 2019 vest in three equal annual installments beginning on May 29, 2015. In connection with fiscal 2015 performance, an option covering 150,000 shares with an exercise price of $0.90 per share was granted on June 30, 2015.

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under our existing equity compensation plans as of May 31, 2015.

Equity Compensation Plan Information
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,486,158	$1.27	2,754,930

Equity compensation plans not approved by security holders (2)	1,425,802	$1.22	—

Total	5,911,960	$1.26	2,754,930

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2004 Stock Incentive Plan and 2012 Equity Incentive Plan.
(2)	Represents outstanding stock options and warrants issued by the Company as consideration for (i) services in connection with previous private placements of the Company’s debt and equity securities, (ii) certain consulting or advisory services provided to the Company by independent contractors, and (iii) the release of certain claims relating to services provided or alleged to have been provided to the Company, as well as outstanding stock options granted prior to the adoption or outside of the provisions of the 2004 Stock Incentive Plan to certain of the Company’s current or former employees and directors as compensation for their services.

ADDITIONAL COMPENSATION INFORMATION

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted a profit sharing plan, qualifying under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all of our employees. We make a “safe harbor” contribution of 3% of the participant’s salary in order to maintain regulatory compliance of the 401(k) Plan. We do not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreement

On January 6, 2015, the Company entered into employment agreements with Dr. Pourhassan and Mr. Mulholland (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment, until terminated by either party pursuant to the terms of the Employment Agreements.

The Employment Agreements provide for (i) an annual base salary of $325,000 for Dr. Pourhassan and $250,000 for Mr. Mulholland, (ii) a target annual bonus payable in cash or, at the discretion of the Board of Directors, 50% in cash and in 50% in stock of the Company, for Dr. Pourhassan equal to one-hundred percent (100%) of base salary and fifty percent (50%) for Mr. Mulholland, subject to achievement of certain performance objectives, and (iii) an annual supplemental bonus for Dr. Pourhassan, subject to the sole discretion of the Board of Directors, in an amount to be determined by the Board of Directors.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

In the event the Company terminates either Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of twelve months of base salary (except that such amount shall not be payable if, as of the effective time of Dr. Pourhassan’s or Mr. Mulholland’s termination, as applicable, the Board of Directors determines either that the Company has less than $4.0 million in cash-on-hand, or that the net worth of the Company, defined as the total assets of the Company less the total liabilities of the Company, is less than $5.0 million), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

In the event the Company terminates Dr. Pourhassan’s or Mr. Mulholland’s employment without cause, or Dr. Pourhassan or Mr. Mulholland resigns for good reason, as defined in the Employment Agreements, within twelve months following a change in control, as defined in the Employment Agreements, and subject to execution of a release of claims, the Employment Agreements provide for (i) payments equal to the sum of eighteen months of base salary (in lieu of, and not in addition to, the twelve months’ base salary that may be payable upon a termination without cause not within twelve months following a change in control), and (ii) all stock options and other awards that Dr. Pourhassan or Mr. Mulholland may have shall vest and (if applicable) become immediately exercisable.

Employee stock options granted after December 1, 2012, vest in full automatically when a change in control occurs; employee stock options granted before December 1, 2012, will vest in full if the Compensation Committee so decides on or before the date a change in control occurs.

EQUITY AWARDS AFTER FISCAL YEAR-END

Since the end of the fiscal year ended May 31, 2015, we have granted certain options to our executive officers and directors, as follows:

•	On June 1, 2015, we made our annual grant to each of our directors of non-qualified stock options covering 50,000 shares of our common stock each, at an exercise price of $0.975 per share. The options vest in four equal quarterly installments and terminate on June 1, 2020.

•	On June 11, 2015, we granted Mr. Caracciolo an option to purchase 250,000 shares of our common stock at an exercise price of $0.97 per share. The option is fully exercisable and terminates on June 11, 2020.

•	On June 30, 2015, we granted Dr. Pourhassan and Mr. Mulholland options to purchase 200,000 and 150,000 shares of our common stock, respectively, at an exercise price of $0.90 per share. The options vest annually over three years and terminate on June 30, 2020.

•	On November 23, 2015, we granted Dr. Pourhassan and Mr. Mulholland options to purchase 650,000 and 500,000 shares of our common stock, respectively, at an exercise price of $0.87 per share. The options vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.

•	On December 21, 2015, our Board of Directors passed a resolution to extend the expiration dates of 1,824,513 outstanding options held by our directors and executive officers. For each outstanding option award that previously had a five-year expiration term, whether such award was vested or unvested, the expiration term was extended by an additional five years, but only to the extent that the award was non “in-the-money” based upon the closing price of our common stock as of December 21, 2015, of $0.81 per share. The expiration dates of such stock option awards, as extended, range between July 31, 2021 and June 30, 2025. The other terms and conditions of the stock option wards remained unchanged.

•	On January 4, 2016, we granted Dr. Pourhassan an option to purchase 304,000 shares of our common stock at an exercise price of $0.75 per share. The option vests depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the award agreement.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The following table sets forth the beneficial ownership of our common stock as of February 8, 2016, by (i) each person or entity who is known by us to own beneficially more than 5 percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Total (2)(3)
Owners of more than 5 percent:
Alpha Venture Capital Partners, L.P.	9,847,359	(4)	8.2

Directors and Executive Officers:
Carl C. Dockery	9,918,832	(4)	8.2
Jordan G. Naydenov	4,309,742	(5)	3.6
Nader Z. Pourhassan	1,457,018	(6)	1.2
Anthony D. Caracciolo	586,179	(7)	*
Gregory A. Gould	331,676	(8)	*
Michael D. Mulholland	376,043	(9)	*
A. Bruce Montgomery	121,336	(10)	*
Denis R. Burger	203,116	(10)	*
All Current Directors and Executive Officers as a Group (8 persons)	17,303,942		14.1

*	Less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to options and warrants that are exercisable currently or within 60 days of February 8, 2016, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(3)	Percentages are based on 117,957,641 shares of common stock outstanding as of February 8, 2016.
(4)	Carl C. Dockery, as the manager of the General Partner of Alpha Venture Capital Partners, LP, has voting and dispositive power over these shares, which include (i) 230,769 shares of common stock directly held by Alpha Ventures Capital Fund, L.P.; (ii) 7,243,740 shares of common stock directly held by Alpha Ventures Capital Partners, L.P.; (iii) warrants held by Alpha Ventures Capital Partners, L.P. that are exercisable for 2,372,850 shares of common stock; and (iv) 71,473 shares of common stock subject to options held directly by Mr. Dockery and not included in the totals for Alpha Venture Capital Partners, L.P.
(5)	Includes: (i) 4,097,242 shares of common stock directly held by Mr. Naydenov; and (ii) 212,500 shares of common stock subject to options.
(6)	Includes: (i) 60,056 shares of common stock directly held by Dr. Pourhassan; (ii) 375,000 shares of common stock beneficially owned by Dr. Pourhassan’s wife; (iii) 750 shares of common stock held in a retirement portfolio; and (iv) 1,021,212 shares of common stock subject to options held by Dr. Pourhassan. Excludes 954,000 shares of common stock subject to options that vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.
(7)	Includes: 62,136 shares of common stock directly held by Mr. Caracciolo; and 524,043 shares of common stock subject to options.
(8)	Includes: 19,176 shares of common stock directly held by Mr. Gould; and 312,500 shares of common stock subject to options.
(9)	Includes: 26,043 shares of common stock directly held by Mr. Mulholland; and 350,000 shares of common stock subject to options. Excludes 500,000 shares of common stock subject to options that vest depending on the achievement of certain strategic milestones specified by our Board of Directors and documented in the relevant award agreements.
(10)	Represents shares of common stock subject to options.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above. However, if any other business properly comes before the Special Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2016

In order to be eligible for inclusion in the proxy materials of the Company for the 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by March 24, 2016. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. In addition, if the Company receives notice of a stockholder proposal after June 7, 2016, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

The expenses of preparing, printing and distributing this Proxy Statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a fee of $7,000, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 , as filed on July 10, 2015;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2015 and November 30, 2015, as filed on October 9, 2015 and January 11, 2015, respectively;

•	the Company’s Current Reports on Form 8-K, as filed on June 25, 2015, July 23, 2015, August 3, 2015, August 4, 2015, August 19, 2015, September 1, 2015, September 23, 2015, November 25, 2015, December 3, 2015, December 24, 2015, January 8, 2015, January 22, 2015, and January 29, 2015; and

•	the Company’s Proxy Statement, as filed on July 17, 2015.

The Company undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

CYTODYN INC.

February 18, 2016

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is CytoDyn Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2015 (the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting the first paragraph under Article IV, and replacing such paragraph with the following:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Fifty Five Million (255,000,000), of which (i) Two Hundred Fifty Million (250,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million Shares (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.	The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [    ], 2016.

CYTODYN INC.

By:
Name:	Nader Pourhassan
Title:	President and Chief Executive Officer

A-2

Exhibit B

Proposed Amendment to CytoDyn Inc. 2012 Equity Incentive Plan

Proposal 2 presents for stockholder consideration the following amendment to Section 4.3 of the CytoDyn Inc. 2012 Equity Incentive Plan:

4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 7,000,000, and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 6,500,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.

Other than the amendment to the text of Section 4.3 as set forth above, in all other respects the text of the CytoDyn Inc. 2012 Equity Incentive Plan would appear as such document was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 18, 2012.

B-1

              CYTODYN INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 18, 2016.

Vote by Internet
• Go to www.investorvote.com/CYDY
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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+

A	Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain		For	Against	Abstain

1. Approval of an increase in the total number of authorized shares of common stock from 200,000,000 shares to 250,000,000 shares.	☐	☐	☐	2. Approval of an increase in the total number of shares of common stock authorized for issuance under the CytoDyn Inc. 2012 Equity Incentive Plan from 5,000,000 shares to 7,000,000 shares.	☐	☐	☐

3. Adjournment of the Special Meeting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of the 2016 Notice of Special Meeting and accompanying Proxy Statement and revokes all prior proxies for the meeting. Please date and sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

029X1A

Important notice regarding the Internet availability of

proxy materials for the Special Meeting of shareholders.

The proxy statement is available at:

www.edocumentview.com/CYDY

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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PROXY — CYTODYN INC.

2016 SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of CytoDyn Inc.

The undersigned hereby appoints Anthony D. Caracciolo and Nader Z. Pourhassan as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of the common stock of CytoDyn Inc. held of record by the undersigned on February 8, 2016, at the Special Meeting of Shareholders to be held at the offices of the Company’s Counsel, Lowenstein Sandler LLP, at 1251 Avenue of the Americas, New York, New York on March 18, 2016, at 9:30 a.m. Eastern Time; or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is provided, the proxies named above will vote FOR Proposals 1, 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please mark, sign, date and return the proxy using the enclosed envelope.

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2016

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 27 through 29, 2016, CytoDyn Inc., a Delaware corporation (the “Company”), conducted the final closings (the “Final Closings”) in its current round of private placements to accredited investors that commenced on October 6, 2016.

In the Final Closings, the Company issued an aggregate of 14,892,297 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 7,446,121 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $11.2 million. The Company also became obligated to issue warrants to purchase an aggregate of 1,769,512 shares of Common Stock, along with a cash payment of approximately $1.3 million, as a fee to the placement agent in certain transactions in the offering. All of the warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable.

In the aggregate, in its current round of private placements since October 6, 2016, the Company has issued 33,338,884 shares of Common Stock and warrants to purchase 16,669,391 shares of Common Stock, for aggregate gross proceeds of approximately $25.0 million. The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with such private placements.

After giving effect to the foregoing transactions, the number of shares of Common Stock outstanding as of January 29, 2016 was 117,907,641.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 29, 2016	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2016, CytoDyn Inc., a Delaware corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing Consulting Agreement with Denis R. Burger, Ph.D., dated February 21, 2014, as previously amended November 3, 2014 (the “Consulting Agreement”).

The Amendment names Dr. Burger, who is currently a member of the Board of Directors, to the non-executive position of Chief Science Officer and increases Dr. Burger’s advisory responsibilities in that capacity. The Amendment also increases the compensation payable to Dr. Burger under the Consulting Agreement to $20,000 in cash per month, which is in addition to any fees that Dr. Burger currently earns as a director. The Amendment was approved by the Audit Committee of the Board of Directors.

A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Between December 29, 2015 and January 22, 2016, the Company issued in private placements to accredited investors an aggregate of 4,832,321 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 2,416,151 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $3.6 million. The Company also became obligated to issue warrants to purchase an aggregate of 519,002 shares of Common Stock, along with a cash payment of approximately $0.4 million, as a fee to the placement agent in certain of the transactions. All of the foregoing warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the foregoing transactions.

In addition, on December 21, 2015 and January 4, 2016, the Company issued to certain third-party consultants warrants to purchase an aggregate of 290,000 shares of Common Stock, as consideration for services provided to the Company. One warrant covering 50,000 shares has an exercise price of $0.81 per share and a 10-year term, vesting in two equal semi-annual installments beginning on May 21, 2016. The other warrant covering 240,000 shares has an exercise price of $0.92 per share and a 10-year term, vesting in four equal quarterly installments commencing on January 4, 2016. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

After giving effect to all of the foregoing transactions, the number of shares of Common Stock outstanding as of January 22, 2016 was 102,938,421.

Item 8.01	Other Events.

On January 20, 2016, the Company issued a press release announcing the Amendment to the Consulting Agreement with Dr. Burger. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D.

99.1	Press Release dated January 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 22, 2016	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D.

99.1	Press Release dated January 20, 2016.

Exhibit 10.1

CYTODYN INC.

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 to Consulting Agreement (this “Agreement”) is made and entered into on January 19, 2016 and effective as of January 19, 2016 (the “Effective Date”), by and between CytoDyn Inc., a Delaware corporation (the “Company”), and Denis R. Burger, Ph.D., an individual (“Consultant”).

WHEREAS, Consultant has served as an outside director of the Company’s Board of Directors (the “Board”) since February 7, 2014; and

WHEREAS, Consultant has over 25 years of experience managing scientific, operational, financial, and executive responsibilities in the biotech industry; and

WHEREAS, Company and Consultant entered into a Consulting Agreement on February 14, 2014 (the “Agreement”), pursuant to which the Company retained Consultant to advise the Company’s executive management team (the “Team”) and perform such other services as set forth in the Agreement);

WHEREAS, Company and Consultant entered into an amendment to the Agreement effective November 3, 2014 (“Amendment No. 1”);

WHEREAS, Company and Consultant wish to amend again certain terms of the Agreement, as amended:

NOW, THEREFORE, in consideration of the material promises set forth herein and for other good and valuable consideration, the parties agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

2. Amendment to Section 2. Section 2 of the Agreement is hereby further amended by adding a new Section 2(f) as follows:

2(f) Consultant shall be appointed the Company’s Chief Science Officer and shall provide the Company with strategic advice with respect to scientific matters and leadership to explore and evaluate expanded opportunities for PRO 140.

3. Amendment to Section 4(a). Section 4(a) of the Agreement is hereby amended by deleting the existing paragraph 4(a) in its entirety and substituting the following in lieu thereof:

4(a) Monthly Fee. Consultant will receive as compensation hereunder monthly payments of $20,000, in cash, payable on or before the 15th day of each month, beginning on the Effective Date and for the term of this Agreement.

4. No Other Amendments. Except as expressly amended herein, the Agreement, as amended shall continue in full force and effect.

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5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Washington without giving effect to the choice of law provisions thereof.

6. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger.

8. Entire Agreement. The Agreement, as amended hereby, constitutes the entire agreement of all parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties have set their hands as of the Effective Date.

THE COMPANY CytoDyn Inc.		CONSULTANT Denis R. Burger, Ph.D.

By:	/s/ Nader Z. Pourhassan	/s/ Denis R. Burger, Ph.D.
	Nader Z. Pourhassan President and Chief Executive Officer	Denis R. Burger, Ph.D.

6

Exhibit 99.1

CYTODYN APPOINTS DENIS R. BURGER, PH.D., AS CHIEF SCIENCE OFFICER

Dr. Burger, former Chairman and CEO of several successful biotechnology companies, named to expanded leadership role

Vancouver, Washington – January 20, 2016 – CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company focused on the development of new therapies for combating human immunodeficiency virus (HIV) infection, today announced that it had named Denis R. Burger, Ph.D., who is currently a member of the Company’s Board of Directors, as Chief Science Officer (CSO) of CytoDyn. In this capacity, through an expansion of Dr. Burger’s existing consulting relationship with the Company, Dr. Burger will assist with the development of PRO 140 for HIV and non-HIV clinical indications, including transplantation, autoimmune diseases and cancer. He recently initiated the Company’s evaluation of PRO 140 for Graft vs. Host Disease (GvHD) and the Company’s Phase 2 protocol for this transplantation indication for patients requiring bone marrow stem cell transplants. On December 11, 2015, the FDA cleared CytoDyn to proceed into a clinical trial for GvHD. PRO 140 is currently in a pivotal Phase 3 trial for adjunct therapy for HIV patients with FDA approval for this indication expected in 2017.

Dr. Burger was appointed a Director of CytoDyn in February 2014 and named Vice Chairman of the Board of Directors of CytoDyn in August 2014. He is a life sciences executive with over 30 years of extensive scientific, operational and financial experience in the biotech industry. As CEO or chairman of several biotechnology companies, Dr. Burger has led numerous corporate financing transactions and public securities offerings and has experience leading R&D, GMP manufacturing and clinical development functional areas. Dr. Burger is currently lead director of Aptose Biosciences Inc., a cancer therapeutics, NASDAQ-listed company. Dr. Burger co-founded Trinity Biotech, a NASDAQ-listed diagnostic company, in June 1992, served as its Chairman from June 1992 to May 1995, and is currently lead independent director. Until March 2007, he was Chairman and Chief Executive Officer of AVI Biopharma Inc. (now Sarepta Therapeutics), a NASDAQ-listed RNA therapeutics company. He was also a co-founder of Epitope Inc. (now Orasure Technologies, NASDAQ listed), serving as its Chairman from 1981 to 1990. Dr. Burger previously held a professorship in the Department of Microbiology and Immunology and Surgery (Surgical Oncology) at the Oregon Health and Sciences University in Portland. Dr. Burger received his undergraduate degree in Bacteriology and Immunology from the University of California in Berkeley and his Master of Science and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

Dr. Nader Pourhassan, President and CEO, commented: “We are delighted that Dr. Burger has decided to accept this expanded leadership role with CytoDyn. With our excellent clinical development team at Amarex and a team of leading scientific and medical advisors, we now have a solidified team with Dr. Burger accepting this key role for CytoDyn.”

“I am honored to be selected for this crucial role in the expansion of PRO 140 into immunologic indications,” said Dr. Burger. “The target for PRO 140, CCR5, plays an important role in a vast array of immune mechanisms and CytoDyn is positioned to expand the potential market for PRO 140 by pursuing these non-HIV clinical indications including transplantation, chronic inflammation, autoimmunity and cancer.”

About CytoDyn

CytoDyn is a biotechnology company focused on the clinical development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of Human Immunodeficiency Virus (HIV) infection. The Company has one of the leading monoclonal antibodies under development for HIV infection, PRO 140, which has finished Phase 2 clinical trials with demonstrated antiviral activity in man and is currently in Phase 3. PRO 140 blocks the HIV co-receptor CCR5 on T-cells which prevents viral entry. Clinical trial results thus far indicate that PRO 140 does not negatively affect the normal immune functions that are mediated by CCR5. Results from six Phase 1 and Phase 2 human clinical trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV. A recent Phase 2b clinical trial demonstrated that PRO 140 can prevent viral escape in patients during several weeks of interruption from conventional drug therapy. CytoDyn intends to continue to develop PRO 140 as a therapeutic anti-viral agent in persons infected with HIV. For more information on the Company, please visit www.cytodyn.com.

About PRO 140

PRO 140 belongs to a new class of HIV/AIDS therapeutics – viral-entry inhibitors – that are intended to protect healthy cells from viral infection. PRO 140 is a fully humanized IgG4 monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter T-cells. PRO 140 blocks the predominant HIV (R5) subtype entry into T-cells by masking this required co-receptor, CCR5. Importantly PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 does not have agonist activity towards CCR5 but does have antagonist activity to CCL5 which is a central mediator in inflammatory diseases. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product candidate by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements as compared to daily drug therapies currently in use.

Forward-Looking Statements

This press release includes forward-looking statements and forward-looking information within the meaning of United States securities laws, including statements regarding the Company’s Phase 3 and other current and proposed studies and their results and completion. These statements and information represent CytoDyn’s intentions, plans, expectations, and beliefs and are subject to risks, uncertainties and other factors, many beyond CytoDyn’s control. These factors could cause actual results to differ materially from such forward-looking statements or information. The words “believe,” “estimate,” “expect,” “intend,” “attempt,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made.

CytoDyn disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or forward-looking information. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of and expense associated with research, development, regulatory approval, and commercialization of CytoDyn’s products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; future clinical trial data on CytoDyn’s products and product candidates will be unfavorable; funding for additional clinical trials may not be available; CytoDyn’s products may not receive marketing approval from regulators or, if approved, may fail to gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development may reduce the commercial potential of CytoDyn’s products; CytoDyn, its collaborators or others may identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, or other adverse events.

CytoDyn is also subject to additional risks and uncertainties, including risks associated with the actions of its corporate, academic, and other collaborators and government regulatory agencies; risks from market forces and trends; potential product liability; intellectual property litigation; environmental and other risks; and risks that current and pending patent protection for its products may be invalid, unenforceable, or challenged or fail to provide adequate market exclusivity. There are also substantial risks arising out of CytoDyn’s need to raise additional capital to develop its products and satisfy its financial obligations; the highly regulated nature of its business, including government cost-containment initiatives and restrictions on third-party payments for its products; the highly competitive nature of its industry; and other factors set forth in CytoDyn’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission.

Media:

Nader Pourhassan, Ph.D.

Office: 360-980-8524

E-mail: npourhassan@cytodyn.com

ANNEX F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended November 30, 2015

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1933

For the transition period from                      to

Commission File Number: 000-49908

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3056237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer or Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (360) 980-8524

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):    Yes  ☐    No  ☒

On December 31, 2015 there were 98,937,430 shares outstanding of the registrant’s $.001 par value common stock.

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PART I

Item 1.	Financial Statements.

CytoDyn Inc.

Consolidated Balance Sheets

	November 30, 2015	May 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$3,252,470	$1,050,060
Prepaid expenses	260,059	253,833
Prepaid clinical service fees	587,833	733,916

Total current assets	4,100,362	2,037,809
Furniture and equipment, net	18,828	24,213
Intangibles, net	2,442,239	2,617,239

Total assets	$6,561,429	$4,679,261

Liabilities and Shareholders’ (Deficit)
Current liabilities:
Accounts payable	$4,496,198	$5,016,261
Accrued milestone payments	2,500,000	2,500,000
Accrued liabilities, salaries and interest payable	414,084	644,533
Accrued license fees	1,860,000	930,000
Convertible notes payable, net	—	1,634,458

Total current liabilities	9,270,282	10,725,252

Long-term liabilities:
Related party, convertible note payable, net	—	2,637,618
Related party, derivative liability	—	2,008,907

Total liabilities	9,270,282	15,371,777

Shareholders’ (deficit):
Series B convertible preferred stock, $.001 par value; 400,000 shares authorized, 95,100 shares issued and outstanding at November 30, 2015 and May 31, 2015, respectively	95	95
Common stock, $.001 par value; 200,000,000 shares authorized, 91,061,165 and 63,644,348 issued and outstanding at November 30, 2015 and May 31, 2015, respectively	91,061	63,644
Additional paid-in capital	82,881,900	60,766,047
Accumulated (deficit)	(85,681,909)	(71,522,302)

Total shareholders’ (deficit)	(2,708,853)	(10,692,516)

Total liabilities and shareholders’ (deficit)	$6,561,429	$4,679,261

See accompanying notes to consolidated financial statements.

3

CytoDyn Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2015	2014	2015	2014
Operating expenses:
General and administrative	$880,697	$660,367	$1,737,357	$1,324,873
Amortization and depreciation	90,191	90,127	180,382	180,040
Research and development	1,661,069	2,087,323	6,970,309	4,150,467
Legal fees	261,822	153,863	663,211	290,884

Total operating expenses	2,893,779	2,991,680	9,551,259	5,946,264

Operating loss	(2,893,779)	(2,991,680)	(9,551,259)	(5,946,264)
Interest income	211	556	569	1,688
(Loss) on extinguishment of convertible notes	—	—	(584,177)	—
Change in fair value of derivative liability	—	(805,575)	646,505	(805,575)
Interest expense:
Amortization of discount on convertible notes	(1,114,901)	(688,465)	(2,121,491)	(1,044,340)
Amortization of debt issuance costs	(362,038)	—	(712,377)	—
Amortization of discount on related party convertible notes	—	(60,699)	(94,344)	(60,699)
Inducement interest	(866,713)	(353,333)	(1,624,324)	(353,333)
Interest on notes payable	(27,373)	(84,718)	(118,709)	(154,911)

Total interest expense	(2,371,025)	(1,187,215)	(4,671,245)	(1,613,283)

(Loss) before income taxes	(5,264,593)	(4,983,914)	(14,159,607)	(8,363,434)
Provision for taxes on income	—	—	—	—

Net (loss)	$(5,264,593)	$(4,983,914)	$(14,159,607)	$(8,363,434)

Basic and diluted (loss) per share	$(0.06)	$(0.09)	$(0.18)	$(0.15)

Basic and diluted weighted average common shares outstanding	84,089,964	56,276,630	78,003,528	56,013,134

See accompanying notes to consolidated financial statements.

4

CytoDyn Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended November 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(14,159,607)	$(8,363,434)
Adjustments to reconcile net loss to net cash (used in)operating activities:
Amortization and depreciation	180,382	180,040
Amortization of debt issuance costs	604,628	—
Amortization of discount on convertible notes	2,121,491	1,044,340
Amortization of discount on related party notes	94,344	60,699
Change in fair value of derivative liability	(646,505)	805,575
Loss on extinguishment of convertible notes	584,177	—
Interest expense associated with conversion inducement	757,611	353,333
Interest expense associated with extension of warrant expiration	866,713	—
Stock-based compensation	590,661	287,847
Changes in current assets and liabilities:
Decrease in prepaid expenses	139,857	90,039
Increase in accounts payable, accrued salaries and severance, accrued interest, accured license fees and accrued liabilities	350,119	270,701

Net cash (used in) operating activities	(8,516,129)	(5,270,860)

Cash flows from investing activities:
Furniture and equipment purchases	—	(16,052)

Net cash (used in) investing activities	—	(16,052)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	12,941,248	—
Proceeds from issuance of convertible note payable	—	2,000,000
Proceeds from exercise of warrants	—	777,333
Payment of principal and interest on convertible notes payable	(789,140)	—
Payment of offering costs	(1,433,569)	—

Net cash provided by financing activities	10,718,539	2,777,333

Net change in cash	2,202,410	(2,509,579)
Cash, beginning of period	1,050,060	4,886,122

Cash, end of period	$3,252,470	$2,376,543

See accompanying notes to consolidated financial statements.

5

CytoDyn Inc.

Consolidated Statements of Cash Flow

(Unaudited)

	Six Months Ended November 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$2,198

Interest	$26,890	$142,926

Non-cash investing and financing transactions:
Common stock issued upon conversion of convertible debt	$7,947,342	$1,175,000

Common stock issued or to be issued for accrued interest payable	$143,479	$729

Original issue discount related to valuation of compound embedded derivative of convertible note payable issued with anti-dilution feature	$—	$767,038

Original issue discount related to valuation of relative fair value of warrants issued with convertible note payable	$—	$158,345

See accompanying notes to consolidated financial statements.

6

CYTODYN INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF NOVEMBER 30, 2015

(UNAUDITED)

Note 1 - Organization

CytoDyn Inc. (the “Company”) was originally incorporated under the laws of Colorado on May 2, 2002 under the name RexRay Corporation and, effective August 27, 2015, reincorporated under the laws of Delaware. In October 2003, the Company (under its previous name RexRay Corporation) entered into an Acquisition Agreement with CytoDyn of New Mexico, Inc. pursuant to which, the Company acquired assets related to its drug candidate Cytolin, including the assignment of the patent license agreement dated July 1, 1994 between CytoDyn of New Mexico, Inc. and Allen D. Allen covering three United States patents along with foreign counterpart patents which describe a method for treating Human Immunodeficiency Virus (“HIV”) disease with the use of monoclonal antibodies.

The Company is developing a class of therapeutic monoclonal antibodies to address unmet medical needs in the areas of HIV and graft vs. host disease.

Advanced Genetic Technologies, Inc. (“AGTI”) was incorporated under the laws of Florida on December 18, 2006 pursuant to an acquisition during 2006 and is currently a dormant subsidiary.

On May 16, 2011, the Company formed a wholly owned subsidiary, CytoDyn Veterinary Medicine LLC (“CVM”), to explore the possible application of the Company’s existing monoclonal antibody technology to the treatment of Feline Immunodeficiency Virus. The Company views the formation of CVM as an effort to strategically diversify the use of its monoclonal antibody technology.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, which consist solely of normal recurring adjustments, needed to fairly present the financial results for these periods. The consolidated financial statements and notes are presented as prescribed by Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the fiscal years ended May 31, 2015 and 2014 and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, filed with the Securities and Exchange Commission on July 10, 2015. Operating results for the three and six months ended November 30, 2015 are not necessarily indicative of the results that may be expected for the entire year. In the opinion of management, all adjustments have been made, which consist only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and six- month periods ended November 30, 2015 and November 30, 2014, (b) the financial position at November 30, 2015, and (c) cash flows for the six-month periods ended November 30, 2015 and November 30, 2014.

Principles of Consolidation

The consolidated financial statements include the accounts of CytoDyn Inc. and its wholly owned subsidiaries, AGTI and CVM. All intercompany transactions and balances are eliminated in consolidation.

Reclassifications

Certain prior year amounts shown in the accompanying consolidated financial statements have been reclassified to conform to the 2015 presentation. These reclassifications did not have any effect on total current assets, total assets, total current liabilities, total liabilities, total shareholders’ (deficit), net loss or earnings per share. The Company reincorporated in Delaware on August 27, 2015, which required a reclassification to reflect par value of common and preferred stock at $.001 as of November 30, 2015 and May 31, 2015.

Going Concern

The consolidated accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had losses for all periods presented. The Company incurred a net loss of $14,159,607 for the six months ended November 30, 2015 and has an accumulated deficit of $85,681,909 as of November 30, 2015. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its product candidates, obtain U.S. Food &

7

Drug Administration (“FDA”) approval, outsource manufacturing of the product candidates, and ultimately achieve initial revenues and attain profitability. The Company is currently engaging in significant research and development activities related to these product candidates, and expects to incur significant research and development expenses in the future. These research and development activities are subject to significant risks and uncertainties. We intend to finance our future development activities and our working capital needs largely from the sale of equity and debt securities, combined with additional funding from other traditional sources. There can be no assurance, however, that the Company will be successful in these endeavors.

Use of Estimates

The preparation of the consolidated financial statements, in accordance with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is maintained at federally insured financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. Balances in excess of federally insured limits at November 30, 2015 and May 31, 2015 approximated $3,339,000 and $1,164,000, respectively.

Identified Intangible Assets

The Company follows the provisions of FASB ASC Topic 350 Intangibles-Goodwill and Other, which establishes accounting standards for the impairment of long-lived assets such as intangible assets subject to amortization. The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset group is less than its carrying value, the asset is considered impaired. Impairment losses are measured as the amount by which the carrying amount of the asset group exceeds the fair value of the asset. There were no impairment charges for the three and six-months ended November 30, 2015 and 2014. The value of the Company’s patents would be significantly impaired by any adverse developments as they relate to the clinical trials pursuant to the patents acquired as discussed in Notes 6 and 10.

Research and Development

Research and development costs are expensed as incurred. Clinical trials costs incurred through third parties are expensed as the contracted work is performed. Where contingent milestone payments are due to third parties under research and development collaboration arrangements or other contractual agreements, the milestone payment obligations are expensed when the milestone conditions are probable and the amount of payment is reasonably estimable.

Pre-launch Inventory

The Company may scale-up and make commercial quantities of its product candidate prior to the date it anticipates that such product will receive final FDA approval. The scale-up and commercial production of pre-launch inventories involves the risk that such products may not be approved for marketing by the FDA on a timely basis, or ever. This risk notwithstanding, the Company may scale-up and build pre-launch inventories of product that have not yet received final governmental approval when the Company believes that such action is appropriate in relation to the commercial value of the product launch opportunity. The determination to capitalize is made once the Company (or its third party development partners) has filed a New Drug Application that has been acknowledged by the FDA as containing sufficient information to allow the FDA to conduct its review in an efficient and timely manner and management is reasonably certain that all regulatory and legal hurdles will be cleared. This determination is based on the particular facts and circumstances relating to the expected FDA approval of the drug product being considered. As of November 30, 2015 and May 31, 2015 the Company did not have pre-launch inventory that qualified for capitalization pursuant to U.S. GAAP ASC 330 “Inventory.”

Stock-Based Compensation

U.S. GAAP requires companies to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award (requisite service period).

The Company accounts for common stock options and common stock warrants based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the options and warrants, risk-free interest rates, and expected dividend yield at the grant date. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the stock options. The expected volatility is based on the historical volatility of the Company’s common stock at consistent intervals. The Company has not paid any dividends on its common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term is based on the “simplified method,” as the Company’s stock options are “plain vanilla” options. For common stock options and warrants with periodic vesting, the Company recognizes the related compensation costs associated with these options and warrants on a straight-line basis over the requisite service period.

8

U.S. GAAP requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on limited historical experience of forfeitures, the Company estimated future unvested option forfeitures at 0% for all periods presented.

Preferred Stock

As of November 30, 2015, the Company’s Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without shareholder approval. As of November 30, 2015, the Company has authorized the issuance of 400,000 shares of Series B convertible preferred stock, of which 95,100 shares are outstanding. The remaining preferred shares authorized have no specified rights other than the shares are non-voting.

Debt Issuance Costs

The Company has early adopted ASU 2015-03, as described in Note 8, which requires debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability and to be amortized over the life on the debt. During the year ended May 31, 2015, the Company incurred direct costs associated with the issuance of short-term convertible notes as described in Note 3, and recorded approximately $708,000 of debt issuance costs and approximately $350,000 and $708,000 of related amortization for the three and six months ended November 30, 2015, respectively.

Offering Costs

During the six-months ended November 30, 2015, the Company incurred approximately $1.4 million in direct incremental costs associated with the sale of the equity securities. The offering costs were recorded as a component of equity upon receipt of the proceeds.

Stock for Services

The Company periodically issues common stock, warrants and common stock options to consultants for various services. Costs of these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Loss Per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share calculation. Common stock options and warrants to purchase 44,618,007 and 23,753,170 shares of common stock were not included in the computation of basic and diluted weighted average common shares outstanding for the six-months ended November 30, 2015 and November 30, 2014, respectively, as inclusion would be anti-dilutive for these periods. Additionally, as of November 30, 2015, 95,100 shares of Series B convertible preferred stock can potentially convert into 951,000 shares of common stock.

Fair Value of Financial Instruments

At November 30, 2015 and May 31, 2015, the carrying value of the Company’s cash, accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of the instruments. The Company carries derivative financial instruments at fair value as required by U.S. GAAP.

Derivative financial instruments consist of financial instruments that contain a notional amount and one or more underlying variables (e.g., interest rate, security price, variable conversion rate or other variables), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. The Company follows the provisions of FASB ASC 815 “Derivatives and Hedging” (“ASC 815”), as their instruments are recorded as a derivative liability, at fair value, with changes in fair value reflected in income.

Fair Value Hierarchy

The three levels of inputs that may be used to measure fair value are as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

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Level 3. Unobservable inputs to the valuation methodology are significant to the measurement of the fair value of assets or liabilities. These Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that we were unable to corroborate with observable market data.

Liability measured at fair value on a recurring basis by level within the fair value hierarchy as of November 30, 2015 and May 31, 2015 is as follows:

	Fair Value Measurement at November 30, 2015 (1)		Fair Value Measurement at May 31, 2015 (1)
	Using Level 3	Total	Using Level 3	Total
Liability:
Derivative liability	$—	$—	$2,008,907	$2,008,907

Total liability	$—	$—	$2,008,907	$2,008,907

(1)	The Company did not have any assets or liabilities measured at fair value using Level 1 or 2 of the fair value hierarchy as of November 30, 2015 and May 31, 2015.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurements. These instruments are not quoted on an active market, so the Company uses a Binomial Lattice Model to estimate the value the derivative liability. A Binomial Lattice Model was used because management believes it reflects all the assumptions that market participants would likely consider in negotiating the transfer of the convertible note including the potential for early conversion or adjustment of the conversion price due to a future dilutive issuance. The Company’s derivative liability is classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation model.

The following is a reconciliation of the beginning and ending balances for the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the six-months ended November 30, 2015 and the year ended May 31, 2015:

Balance at May 31, 2014	$—
Note issuance, September 26, 2014	767,038
Note issuance, February 6, 2015	403,226
Fair value adjustments	838,643

Balance at May 31, 2015	$2,008,907

Note conversion June 24, 2015	(521,133)
Note conversion June 24, 2015	(841,269)
Fair value adjustments	(646,505)

Balance at November 30, 2015	$—

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits for all periods presented. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefit in interest expense and penalties in operating expenses.

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Note 3 - Convertible Instruments

Series B Convertible Preferred Stock

During fiscal 2010, the Company issued 400,000 shares of Series B, $.001 par value Convertible Preferred Stock (“Series B”) at $5.00 per share for cash proceeds totaling $2,009,000, of which 95,100 shares remain outstanding at November 30, 2015. Each share of the Series B is convertible into ten shares of the Company’s $.001 par common stock including any accrued dividends, with an effective fixed conversion price of $.50 per share. The holders of the Series B can only convert their shares to common shares provided the Company has sufficient authorized common shares at the time of conversion. Accordingly, the conversion option was contingent upon the Company increasing its authorized common shares, which occurred in April 2010, when the Company’s shareholders approved an increase in the authorized shares of common stock to 100,000,000. At the commitment date, which occurred upon such shareholder approval, the conversion option related to the Series B was beneficial. The intrinsic value of the conversion option at the commitment date resulted in a constructive dividend to the Series B holders of approximately $6,000,000. The constructive dividend increased and decreased additional paid-in capital by identical amounts. The Series B has liquidation preferences over the common shares at $5.00 per share plus any accrued dividends. Dividends are payable to the Series B holders when declared by the board of directors at the rate of $.25 per share per annum. Such dividends are cumulative and accrue whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available. The Series B holders have no voting rights.

2013 Convertible Notes

During the year ended May 31, 2013, the Company issued $6,588,250 in aggregate original principal amount of unsecured convertible notes (the “2013 Convertible Notes”) to investors for cash. Each outstanding 2013 Convertible Note was convertible at the election of the holder at any time into common shares at a fixed conversion price. At issuance, total principal of $6,208,250 was convertible at $0.75 per share, and $380,000 was convertible at $0.65 per share. The 2013 Convertible Notes were payable in full between November 30, 2013 and March 6, 2016, and bore interest at rates ranging from 5% to 10% per year, payable in cash semi-annually in arrears beginning on April 1, 2013. At November 30, 2015, there were no outstanding 2013 Convertible Notes. One 2013 Convertible Note with an aggregate original principal amount of $50,000 remained outstanding at May 31, 2015, convertible at $0.75 per share, bearing interest at a rate of 5% per year, and was payable in full on October 15, 2015. This note converted into common stock during the six-months ended November 30, 2015 as noted below.

In connection with the initial sale of the 2013 Convertible Notes, detachable common stock warrants with a two-year term to purchase a total of 8,527,984 common shares at exercise prices ranging from $0.75 to $2.00 per share were issued to the investors. The Company determined the fair value of the warrants at issuance using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the warrants, risk-free interest rates, and expected dividend yield at the grant date.

Additionally, at the commitment date, the Company determined that the conversion feature related to the 2013 Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the 2013 Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the beneficial conversion feature were recorded as a debt discount to the 2013 Convertible Notes, with a corresponding increase to additional paid-in capital. The debt discount is amortized over the life of the 2013 Convertible Notes. During the six-months ended November 30, 2015 and 2014, the Company recognized approximately $6,800 and $1,044,000, respectively, as interest expense related to amortization of the debt discount. The unamortized discount was fully amortized upon any conversion of the 2013 Convertible Notes before maturity.

During the six-months ended November 30, 2015, the remaining 2013 Convertible Note in the aggregate principal amount of $50,000, plus accrued but unpaid interest of $1,322, converted into 68,428 shares of common stock. Activity related to the 2013 Convertible Notes for the six-months ended November 30, 2015 and fiscal year ended May 31, 2015 was as follows:

	November 30, 2015	May 31, 2015
Face amount of Notes	$50,000	$4,271,250

Unamortized discount	—	(6,529)
Conversions	(50,000)	(4,221,250)

Total carrying value of Notes	$—	$43,471

During the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $1,175,000, plus accrued but unpaid interest of $4,703, were induced to convert their 2013 Convertible Notes into common stock, at the rate of $0.75 per share, conditioned upon their immediate exercise of certain of the foregoing warrants, covering an aggregate of 1,413,333 shares of common stock, at an exercise price reduced from $2.00 down to $0.55 per share. The note conversions resulted in the issuance of 1,556,667 shares of common stock, a cash interest payment of $3,793 and the Company’s receipt of $777,333 from the exercise of such warrants.

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During the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $3,046,250, plus accrued but unpaid interest of $86,296, were induced to convert their 2013 Convertible Notes into 4,181,079 shares of common stock at a conversion price of $0.75, conditioned upon the Company issuing new warrants to replace certain of the foregoing warrants which had previously expired, covering an aggregate of 6,310,677 shares of common stock, at an exercise price of $1.00 per share, with an approximate term of seven months from date of issuance.

The Company determined the fair value of the new warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

During the six-months ended November 30, 2015, the board approved a one-year extension of expiration dates on the aforementioned detachable common stock warrants with a two-year term, covering approximately 6.3 million shares of common stock, with an exercise price of $1.00 per share. Current expiration dates ranging from October 2015 through January 2016 were extended to October 2016 through January 2017. The extensions were effective October 1, 2015 upon the receipt of certain executed documentation from the warrant holders. Pursuant to U.S. GAAP, the Company recognized non-cash interest expense of approximately $866,700 in connection with this extension, which represented the incremental increase in the fair value of the modified warrants.

The Company determined the fair value of the new warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

2015
Expected dividend yield	0%
Stock price volatility	64.56% -69.30%
Expected term	1 year
Risk-free interest rate	.33%
Grant-date fair value	$0.15-$0.18

AVCP Convertible Notes

During the year ended May 31, 2015, the Company issued a three-month unsecured convertible promissory note (the “AVCP Bridge Note”) in the aggregate principal amount of $1,500,000 to Alpha Venture Capital Partners, L.P. (“AVCP”), an affiliate of one of the Company’s directors as described under Note 9 below. As described in greater detail below, the AVCP Bridge Note has subsequently been converted in a transaction occurring during the six-months ended November 30, 2015. The principal amount of the AVCP Bridge Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The AVCP Bridge Note bore simple interest of 1.2% per month, payable at maturity on May 5, 2015, and monthly thereafter, upon the Company’s election to exercise a one-time option to extend the maturity by an additional three months, which the Company exercised on April 1, 2015 (extending the maturity date to August 5, 2015). Prepayment was permitted without penalty subject to the Company’s obligation to pay at least three months’ interest on the principal amount. The conversion price was subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of common stock sold or deemed sold in future securities offerings, including sales to AVCP and its designees subject to certain exempt transactions. Without AVCP’s prior written consent, the Company was not permitted to incur additional indebtedness for borrowed money, other than up to an additional $6.0 million in convertible promissory notes that may be issued to AVCP or related parties, unless such indebtedness was subordinated in right of payment to the Company’s obligations under the AVCP Bridge Note and any additional notes issued to AVCP or related parties.

During the year ended May 31, 2015, the Company issued an additional two-year term unsecured convertible promissory note (the “AVCP Two-Year Note” and, together with the AVCP Bridge Note, the “AVCP Convertible Notes”) in the aggregate principal

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amount of $2,000,000 to AVCP. As described in greater detail below, along with the AVCP Bridge Note, the AVCP Two-Year Note has subsequently been converted in a transaction occurring during the six-months ended November 30, 2015. The AVCP Two-Year Note bore simple interest at the annual rate of 5%, payable quarterly. The principal balance of the AVCP Two-Year Note was due and payable in full on September 26, 2016, subject to acceleration of payment in the event of default. Prepayment was permitted without penalty. The AVCP Two-Year Note included events of default for nonpayment of principal or interest when due or other breaches of the AVCP Two-Year Note, as well as for breach of any term of the AVCP Two-Year Note and related warrant agreement. The principal amount of the AVCP Two-Year Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The conversion price was subject to adjustment on the same terms, and contained similar consent rights to the issuance of additional indebtedness, as the AVCP Bridge Note above.

As a result of the private placement of approximately $4 million in convertible notes during the fourth quarter of fiscal year ended May 31, 2015, as described below, the conversion price of the AVCP Convertible Notes was reduced to $0.675 per share of common stock, which was 90% of the weighted-average price of the deemed issued shares of $0.75 related to the approximately $4 million offering of 2015 Convertible Notes described below. The decrease in the conversion price caused the number of shares of common stock issuable upon conversion of the AVCP Convertible Notes to increase from 3,500,000 to 5,185,185 shares of common stock.

The Company accounted for the AVCP Notes and related warrants (as described below) as a financing transaction, wherein the proceeds received were allocated to the financial instruments issued. Prior to making the accounting allocation, the AVCP Convertible Notes and warrants were evaluated for proper classification under FASB ASC 480 “Distinguishing Liabilities from Equity” and ASC 815. ASC 815 generally requires embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The embedded derivative features consisted of the conversion price being subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a conversion price per share that is 10% below the lowest sale price that is below $.9444 per share for common stock sold or deemed sold in future securities offerings, subject to certain exempt transactions. The note conversion round down (or anti-dilution) provision terms were not consistent with the definition for financial instruments indexed to the Company’s stock. As such, the conversion option and conversion reset price protection in the AVCP Convertible Notes required bifurcation as a derivative liability.

In connection with the original issuance of the two AVCP Convertible Notes, the Company issued warrants to AVCP covering 250,000 and 75,000 shares of the Company’s common stock exercisable at a price of $0.50 per share on September 26, 2014 and February 6, 2015, respectively. The warrants are currently exercisable in full, include a cashless exercise feature, and will expire on December 31, 2019 and February 28, 2020, respectively. The aforementioned warrants have a term of five years from inception and an exercise price of $.50 per share and meet the conditions for equity classification per ASC 815. The fair value of the warrants was determined using a Black-Scholes option model using the following assumptions:

	Warrants issued on September 26, 2014	Warrants issued on February 6, 2015
Risk free interest rate	1.82%	1.48%
Expected life	5 years	5 years
Expected volatility	136%	119%
Dividend yield	0.00%	0.00%

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative liability at its fair value and then to the warrants at their relative fair value, with the residual allocated to the host AVCP Convertible Notes as presented below.

On June 23, 2015, the Company, Alpha Venture Capital Management, LLC and AVCP entered into a Debt Conversion and Termination Agreement pursuant to which (i) AVCP agreed to convert the $3,535,627 in aggregate indebtedness as of June 23, 2015 under the AVCP Convertible Notes in exchange for 5,237,966 shares of the Company’s $.001 par value common stock; (ii) subject to the conversion of the two AVCP Convertible Notes, the Company agreed to issue AVCP an additional five-year warrant covering 1,000,000 shares of common stock at an exercise price of $0.675 per share and (iii) subject to the AVCP’s receipt of the common shares and warrant, the parties agreed to (a) terminate the subscription agreements; and (b) release and discharge each other party from all claims and obligations arising under the two AVCP Convertible Notes and subscription agreements. As a result of the debt conversion, the Company recognized a loss on extinguishment of the AVCP Convertible Notes of $584,177, a non-cash gain on the change in the fair value of the derivative liability of $646,505 and non-cash inducement interest expense of $757,871 arising from the aforementioned warrant.

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		Six-months Ended November 30, 2015
	May 31, 2015	Debt Discount	Fair Value	Conversion	November 30, 2015
AVCP Convertible note payable	$2,637,618	$94,344	$—	$(2,731,962)	$—
Compound embedded derivative	2,008,907	—	(646,505)	(1,362,402)	—
Warrants (equity allocation)	215,732	—	—	—	—
Accrued interest on note payable				(35,627)
Fair Value of Common Stock Issued				4,714,168
Loss on conversion				(584,177)

	$4,862,257	$94,344	$(646,505)	$—	$—

Short-Term Convertible Notes

During the year ended May 31, 2015, the Company issued approximately $4.0 million of six-month unsecured convertible promissory notes (the “Short-Term Convertible Notes”) and related warrants to investors for cash. Each Short-Term Convertible Note was originally convertible, at the election of the holder, at any time into common shares at a $0.75 per share. The Short-Term Convertible Notes bore interest of 7% per annum, payable in cash upon maturity. In connection with the issuance of the Short-Term Convertible Notes, the Company also issued warrants with a five-year term to purchase a total of 1,061,586 shares of $.001 par value common stock at an exercise price of $0.75. The Company determined the fair value of the warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

The Company utilized the following weighted-average assumptions to value the above investor warrants:

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

Additionally, at the commitment date, the Company determined that the conversion feature related to the Short-Term Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the beneficial conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the Short-Term Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the conversion feature were recorded as a debt discounts to the Short-Term Convertible Notes, and a corresponding increase to additional paid-in capital. The debt discounts are amortized over the life of the Short-Term Convertible Notes. During the six-months ended November 30, 2015, the Company recognized approximately $1,784,000 as interest expense related to amortization of the debt discounts, and the Short-Term Convertible Notes were not outstanding during the six-months ended November 30, 2014. The unamortized discounts were fully amortized upon any conversion of the Short-Term Convertible Notes before maturity.

During the six-months ended November 30, 2015, the Company tendered an offer to settle the balances of the Short-Term Convertible Notes. The Company offered to exchange the Short-Term Convertible Notes for (i) the issuance of restricted shares of $.001 par value common stock, for the settlement of the balance of the Short-Term Convertible Notes, principal and accrued but unpaid interest as of September 21, 2015, which was the commitment date, at a conversion price of $0.675 per share and (ii) the amendment of the related warrants to reduce the exercise price to $0.675 per share. The offer represented a 10.0% discount to $0.75, which was the current conversion price of the Short-Term Convertible Notes and current exercise price of the related warrants. On September 21, 2015, the offering period and withdrawal rights for the exchange offer expired, and the Company completed the exchange offer for approximately $2.7 million in aggregate original principal amount of Short-Term Convertible Notes.

Following the consummation of the exchange offer described above, an aggregate principal amount of $525,000 and accrued but unpaid interest of $17,830 converted into 723,773 shares of common stock. The principal and interest for Short-Term Convertible Notes that were not exchanged in the exchange offer, or that are not otherwise converted pursuant to their terms, became due and payable between October 30, 2015 and November 15, 2015, six months from their issuance. The Company repaid the remaining aggregate principal and interest on such Convertible Notes of approximately $789,000 Short-Term Convertible Notes on their respective maturity dates. Related to the tender offer conversions, the Company recognized approximately $330,000 in non-cash interest expense at the commitment date.

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Activity related to the Short-Term Convertible Notes for the six-months ended November 30, 2015, and fiscal year ended May 31, 2015 was as follows:

	November 30, 2015	May 31, 2015
Face amount of Notes	$3,981,050	$3,981,050
Unamortized discounts	—	$(2,390,063)
Tender offer conversions	(2,693,800)	—
Conversions	(525,000)	—
Payments upon maturity	(762,250)	—

Total carrying value of Notes	$—	$1,590,987

Note 4 – Derivative Liability

The following tables summarize the fair value of the derivative liability and linked common shares as of the derivative liability inception dates (September 26, 2014 and February 6, 2015), November 30, 2015 and May 31, 2015:

	September 26, 2014	February 6, 2015	May 31, 2015	November 30, 2015
Total derivative liability	$767,038	$403,266	$2,008,907	$—

Shares indexed to derivative liability	2,000,000	1,500,000	5,185,185	—

Changes in the fair value of the derivative liability, carried at fair value, are reported as “Change in fair value of derivative liability” in the Consolidated Statements of Operations. During the six-months ended November 30, 2015, the Company recognized a non-cash gain of approximately $646,000 due to a decrease in the derivative liability related to the embedded derivative in the two AVCP Notes.

ASC 815 does not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be combined together and fair valued as a single, compound embedded derivative. The Company selected a Binomial Lattice Model to value the compound embedded derivative because it believes this technique is reflective of all significant assumptions that market participants would likely consider in negotiating the transfer of this convertible note. Such assumptions include, among other inputs, stock price volatility, risk-free rates, credit risk assumptions, early redemption and conversion assumptions and the potential for future adjustment of the conversion price due to a future dilutive financing.

Significant inputs and assumptions used in the Binomial Lattice Model for the derivative liability are as follows:

	September 26, 2014	February 6, 2015	May 31, 2015	June 24, 2015
Quoted market price on valuation date	$0.79	$0.96	$0.99	$0.90
Contractual conversion rate	$1.00	$1.00	$1.00	$1.00
Adjusted conversion price (a)	$0.9759	$1.0000	$0.675	$0.675
Contractual term to maturity (years)	2.00	0.49	0.18-1.33	0.12
Expected volatility	123%	124%	90%-114%	48%
Contractual interest rate	5%	2%	1.5%-5.0%	1.2%
Risk-free rate	0.59%	0.045%	0.041%-0.48%	0.001%
Risk adjusted rate	2.69%	2.78%	2.80%	2.80%
Probability of event of default	5.00%	5.00%	5.00%	5.00%

(a)	The adjusted conversion price input used in the Binomial Lattice Model considers both i) the reduction of the conversion price to $0.675 on April 30, 2015, as result of the short-term convertible notes offering in which Common Stock was sold for a weighted average price of $0.75 and ii) potential adjustment to the stated conversion price due to a future dilutive issuance. This input was calculated using a probability-weighted approach which considered the likelihood of various scenarios occurring including (i) potential success or failure of various phases for PRO 140, (ii) the probability the Company will enter into a future financing and (iii) and the potential price of a future financing.

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The fair value of the derivative liability is significantly influenced by the Company’s trading market price, stock price volatility, changes in interest, assumptions regarding the adjusted conversion price and early redemption or conversion of the AVCP Notes.

Note 5 – Stock Options and Warrants

The Company has one active stock-based equity plan at November 30, 2015, the CytoDyn Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which was approved by shareholders at the Company’s 2012 annual meeting to replace the 2004 Stock Incentive Plan and was subsequently amended by shareholder approval in February 2015 to increase the number of shares available for issuance from 3,000,000 to 5,000,000 shares of common stock. As of November 30, 2015, the Company had 404,930 shares available for future stock-based grants under the 2012 Plan.

During the six-months ended November 30, 2015, the Company issued 11,724,092 common stock warrants outside of the 2012 Plan, of which 380,000 were granted to consultants, 1,000,000 to AVCP as described above in Note 3 and the remaining 10,344,092 issued to investors in the Company’s private equity and debt offerings, as further described in Note 7. Investors in the offering, purchased common stock plus a warrant covering 50% of common stock shares purchased. Each warrant has an exercise price of $0.75 per share and a five-year term. In connection with this private placement and pursuant to the Placement Agent Agreement dated November 11, 2015, the Company issued to its placement agent, as additional compensation, a warrant covering 1,716,643 common shares, which is included in the above total, with an exercise price of $0.75 per share, a five-year term and immediate vesting. The placement agent warrant has a Black-Scholes valuation of approximately $776,000.

During the six-months ended November 30, 2015, the Company granted annual stock option awards to directors to purchase a total of 350,000 shares of common stock with an exercise price of $0.975 per share. These option awards vest at 25% per quarter over one year. The grant date fair value related to these options was $0.49 per share. An additional stock option was granted to a director to purchase a total of 250,000 shares of common stock with an exercise price of $0.97 and was fully vested upon grant date. The grant date fair value related to this option award was $0.43 per share.

During the six-months ended November 30, 2015, the Company granted options to executive management and employees to purchase a total of 1,750,000 shares of common stock. The exercise prices range from $0.87 to $0.90 per share, included in the awards covering 1,750,000 shares are options on 1,350,000 shares that vest based on certain performance targets, and 400,000 shares that vest annually over three years. The options have a ten-year term, with one option covering 100,000 shares was 50% vested upon issuance. The grant date fair value related to these option awards was $0.58 per share.

During the six-months ended November 30, 2015, the Company granted a warrant to purchase a total of 200,000 shares of common stock at an exercise price of $1.02 per shares to a third party scientific consultant. The warrant, which expires on July 13, 2025, vests and becomes exercisable 50% on January 1, 2016 and 2017, respectively. The grant date fair value related to this award was $0.60 per share. In addition, the Company granted a warrant to purchase up to 170,000 shares of $.001 par value common stock at an exercise price of $1.02 per share to a third-party consultant. The warrant has a five-year term and vests in ratable shares based on specifically identifiable performance milestones, beginning in 2016. In the event milestones are not achieved, the shares subject to such milestone shall not vest and will not be exercisable for such shares. The Company also granted a warrant covering 10,000 shares of common stock at an exercise price of $1.02, five-year term and immediate vesting to a third-party consultant. The grant date fair value of this award was $0.42 per share.

Compensation expense related to stock options and warrants for the three and six-months ended November 30, 2015 and November 30, 2014 was approximately $238,700 and $590,700 and $150,000 and $287,800, respectively. The grant date fair value of options and warrants vested during the three and six-month periods ended November 30, 2015 and November 30, 2014 was approximately $123,000 and $324,000 and $227,000 and $309,000, respectively. As of November 30, 2015, there was approximately $1,391,000 of unrecognized compensation expense related to share-based payments for unvested options, which is expected to be recognized over a weighted average period of 1.44 years.

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The following table represents stock option and warrant activity as of and for the six-months ended November 30, 2015:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Options and warrants outstanding at May 31, 2015	31,008,915	$0.88	2.94	$5,538,335
Granted	14,074,092	0.78	—	—
Exercised	—	—	—	—
Forfeited/expired/cancelled	(465,000)	—	—	—

Options and warrants outstanding at November 30, 2015	44,618,007	0.84	3.39	4,043,336

Outstanding exercisable at November 30, 2015	41,406,237	$0.84	3.13	$3,959,503

Note 6 – License Agreements

During the six months ended November 30, 2015, we executed a license agreement with a third-party licensor covering the licensor’s “system know-how” technology with respect to the Company’s use of proprietary cell lines to manufacture new PRO 140 material. The license requires a payment of £600,000 (approximately US$915,000) by December 15, 2015, which was accrued as of May 31, 2015. As a result of executing the license agreement in late July 2015, the Company became the primary obligor of an additional payment of £600,000 (approximately US$930,000) due on June 30, 2016. The licensor is currently in litigation to recover certain amounts from Progenics Pharmaceuticals, Inc. (“Progenics”), the company that sold PRO 140 to the Company. In the event the licensor is successful in recovering any payments related to the litigation, the June 30, 2016 payment owed by the Company will be reduced by the licensor’s recovery. During the six-months ended November 30, 2015, the Company recorded an additional expense of £600,000 (approximately US$930,000), as probability of any recovery from third-party litigation is not reasonably estimable. Future annual license fees and royalty rate will vary depending on whether the Company manufactures PRO 140 itself, utilizes the third-party licensor as a contract manufacturer, or utilizes an independent party as a contract manufacturer. The licensor does not charge an annual license fee of £300,000 when it serves as the manufacturer.

Under the Asset Purchase Agreement, dated July 25, 2012, between the Company and Progenics Pharmaceuticals, Inc. (“Progenics”) (the “Asset Purchase Agreement”), the Company acquired from Progenics its rights to the HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, the Company paid to Progenics $3,500,000 in cash to close the transaction. The Company is also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-US equivalent; (ii) $5,000,000 at the time of the first US new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to 5% on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by country basis. To the extent that such milestone payments and royalties are not timely made, under the terms of the Asset Purchase Agreement, Progenics has certain repurchase rights relating to the assets sold to the Company thereunder.

Payments to the third-party licenser and to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) (“PDL”) and Progenics, which was assigned to the Company in the Asset Purchase Agreement, pursuant to which the Company has an exclusive worldwide license to develop, make, have made, import, use, sell, offer to sell or have sold products that incorporate the humanized form of the PRO 140 antibody developed by PDL under the agreement and must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount. To the extent that such milestone payments and royalties are not timely made, under the terms of the PDL License, AbbeVie Inc. has certain termination rights relating to the Company’s license of PRO 140 thereunder.

Pursuant to the foregoing Asset Purchase Agreement and PDL License, the Company accrued an expense of $2,500,000 as of May 31, 2015 in connection with the anticipated milestone payments related to the first patient dosing in a Phase 3 clinical trial. Subsequent to the fiscal quarter ended November 30, 2015, the Company paid the $1.5 million of such accrued expenses owed to Progenics pursuant to the Asset Purchase Agreement.

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Note 7 – Private Securities Offerings

During April and May 2015, the Company completed a private debt offering of convertible promissory notes in the aggregate principal amount of $3,981,050. Each note was convertible into common stock at the rate of $0.75 per share. Each note has a term of six months and annual interest rate of 7% payable upon maturity. The Company also issued to each note holder a warrant covering 20% of the number of $.001 par value common share into which the related note is convertible. Each warrant has an exercise price of $0.75 per share and a five-year term. A tender offer was made on these Notes by the Company on August 24, 2015, as fully described in Note 3.

During the six-months ended November 30, 2015, the Company conducted a private equity offering (the “Equity Offering”) in which accredited investors purchased unregistered common stock at $0.75 per share with warrants equal to 50% of the number of shares of common stock purchased. Pursuant to the Equity Offering, the Company sold a total of 17,254,952 shares of common stock, $.001 par value, and issued five-year warrants covering 8,627,450 shares of common stock. In conjunction with the Equity Offering, the Company became obligated to issue a warrant covering 1,716,643 shares of common stock to the placement agent as additional compensation. (See Notes 2 and 5 for a description of the warrants and offering costs related to the Equity Offering.

Note 8 – Recent Accounting Pronouncements

Recent accounting pronouncements, other than below, issued by the FASB (including its EITF), the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”) The standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this standards update. The new guidance is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period and early adoption is permitted. The Company evaluated this ASU and began early adoption beginning with the annual period ended May 31, 2015. The adoption of this guidance did not have a material impact on our financial position, overall results of operations or cash flows.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Compensation—Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”). ASU 2014-12 provides special optional transitional guidance for awards with performance targets. The guidance is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-12 will have on its Consolidated Financial Statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our Consolidated Financial Statements.

Note 9 – Related Party Transactions

On September 26, 2014, the Company entered into a $2 million convertible promissory note with AVCP, as more fully described in Note 3 above. In October of 2014, Mr. Carl C. Dockery, the principal of AVCP, was appointed a director of the Company. On February 6, 2015, the Company entered into a second convertible promissory note in the aggregate principal amount of $1.5 million, as more fully described in Note 4 above. On June 23, 2015 these notes and accrued but unpaid interest were converted into shares of common stock. In connection with the Debt Conversion and Termination Agreement dated June 23, 2015, the Company issued to AVCP a warrant covering 1,000,000 shares of common stock, as more fully described in Notes 3 and 5.

Only independent directors approve related party transactions. The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 10 – Acquisition of patents

As discussed in Note 6 above, the Company consummated an asset purchase on October 16, 2012, and paid $3,500,000 for certain assets, including intellectual property, certain related licenses and sublicenses, FDA filings and various forms of the PRO 140 drug substance. The Company followed the guidance in Financial Accounting Standards Topic 805 to determine if the Company acquired a business. Based on the prescribed accounting, the Company acquired assets and not a business. As of November 30, 2015 the Company has

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recorded $3,500,000 of intangible assets in the form of patents. The Company estimates the acquired patents have an estimated life of eight years. Subsequent to the acquisition date, the Company has continued to expand, amend and file new patents central to its current trial strategies, which in turn have extended the protection period for certain methods of using PRO 140 and formulations comprising PRO 140 out through at least 2026 and 2031, respectively, in various countries.

The following presents intangible assets activity:

	November 30, 2015	May 31, 2015
Gross carrying amounts	$3,500,000	$3,500,000
Accumulated amortization	(1,093,750)	(918,750)

Total amortizable intangible assets, net	2,406,250	2,581,250
Patents currently not amortized	35,989	35,989

Carrying value of intangibles, net	$2,442,239	$2,617,239

Amortization expense related to patents was approximately $87,500 and $175,000 for the three and six-months ended November 30, 2015 and 2014. The estimated aggregate future amortization expense related to the Company’s intangible assets with finite lives is estimated at approximately $350,000 per year for the next five years.

Note 11 - Employee Benefit Plan

The Company has an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of its employees. The Company makes a qualified non-elective contribution of 3%, which consequently vests immediately. In addition, participants in the Plan may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code. During the three and six-months ended November 30, 2015 and November 30, 2014 the Company incurred an expense of approximately $5,700, $5,700 and $4,600 and $4,900 respectively, for qualified non-elective contributions.

Note 12 - Subsequent Events

Subsequent to the fiscal quarter ended November 30, 2015, and through December 31, 2015, the Company issued in private placements to accredited investors an aggregate of 7,876,265 shares of its common stock, together with warrants to purchase an aggregate of 3,938,121 shares of its common stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $5.9 million. The Company also became obligated to issue warrants to purchase an aggregate of 919,913 shares of its common stock, along with a cash payment of approximately $0.7 million, as a fee to the placement agent in certain of the foregoing transactions. All of the warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

On December 4, 2015 the Company’s board of directors granted to a director an option to purchase a total of 100,000 shares of common stock at an exercise price of $0.84 per share. The option, which expires on December 4, 2025, vests 50% upon grant date and 50% on the first anniversary of the date of grant. Following the award of this stock option, the Company had remaining authorization to issue 304,930 shares for future equity awards under the 2012 Equity Incentive Plan.

On December 14, 2015, the Company paid $915,000 of accrued license agreement fees to a third-party licensor, as further described in Note 6.

On December 21, 2015, the Compensation Committee of the Board of Directors of the Company passed a resolution to extend the expiration dates of certain outstanding stock option awards under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Incentive Plan”) and the CytoDyn Inc. 2012 Equity Incentive Plan, as amended (the “2012 Incentive Plan” and, together with the 2004 Incentive Plan, the “Incentive Plans”). For each outstanding stock option award issued to a current employee or director of the Company under the Incentive Plans that had a five year expiration term, whether such award was vested or unvested, the expiration term was extended by an additional five years, but only to the extent that the award was not “in-the-money” based upon the closing price of the Company’s Common Stock, or $0.81 per share, as of December 21, 2015. The other terms and conditions of such stock option awards, and all of the terms and conditions of any other stock option awards outstanding under the Incentive Plans, remained unchanged. In total, the Company extended the expiration dates of options covering 1,924,513 shares, with a weighted average exercise price of approximately $1.39 per share, to dates ranging between July 31, 2021 and June 30, 2025. The Company is in the process of determining the impact to non-cash stock based compensation expense related to this modification.

On January 4, 2016, pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, as amended, the Company granted to Nader Pourhassan, Ph.D., President and Chief Executive Officer of the Company and a member of its board of directors, a stock option to purchase 304,000 shares of its Common stock. The option has a per share exercise price of $0.75, which was the closing sale price of the Common Stock on the date of grant. The option has a ten-year term and is currently unvested, with vesting to depend upon the achievement of certain strategic milestones specified by the board of directors and documented in the relevant award agreement. Following the grant of this stock option, the Company had remaining authorization to issue 930 shares for future equity awards under the 2012 Equity Incentive Plan.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

        Throughout this filing, we make forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “predict,” “plan,” “seek,” “estimate,” “project,” “continue,” “could,” “may,” and similar terms and expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flows. Such statements reflect the Company’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, regulatory initiatives and compliance with governmental regulations, the ability to raise additional capital, the results of clinical trials for our drug candidates, and various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Quarterly Report, including our financial statements and related notes appearing elsewhere herein. This discussion

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and analysis contains forward-looking statements including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Results of Operations

Results of Operations for the three months ended November 30, 2015 and 2014 are as follows:

For the three months ended November 30, 2015 and November 30, 2014, we had no activities that produced revenues from operations.

For the three months ended November 30, 2015, we had a net loss of approximately $5.3 million as compared to a net loss of approximately $5.0 million for the corresponding period in 2014. The increase in net loss of approximately $281,000 related primarily to substantially higher interest expense, offset in part by a non-comparable charge for the change in fair value of a derivative liability in the prior year and to slightly lower operating expenses.

For the three months ended November 30, 2015 and November 2014, operating expenses totaled approximately $2.9 million and $3.0 million, respectively, consisting primarily of research and development, stock-based compensation, salaries and benefits, professional fees, legal fees, amortization and depreciation and various other operating expenses. The decrease in operating expenses of approximately $98,000 was comprised of increases in legal expense of approximately $108,000 and general and administrative expenses of approximately $220,000, offset by comparably lower research and development costs of approximately $426,000 due to the transition into our self-sponsored and funded Phase 3 registrational trial, as an adjunct therapy for HIV. We expect our research and development expense to trend higher in future periods, as we continue to enroll patients in our Phase 3 trial with our leading drug candidate PRO140. In addition, we plan to initiate a Phase 2 trial for Graft versus Host Disease (“GvHD”), which was recently cleared by the FDA to commence.

Interest expense, which is primarily non-cash, totaled approximately $2.4 million for the three month period ended November 30, 2015, an increase of approximately $1.2 million over the comparable period in 2014. Interest expense is comprised of: (i) amortization of debt discount of approximately $1.1 million attributable to short-term convertible notes payable (ii) amortization of debt issuance costs of approximately $362,000, (iii) approximately $867,000 arising from the Black-Scholes value of a one-year extension of the expiration date of previously issued warrants, which was offered to induce the immediate conversion of certain outstanding 2012 convertible notes payable and (iv) approximately $27,000 of accrued interest on convertible notes. Interest expense of approximately $1.2 million for the three months ended November 30, 2014, was comprised of: (i) amortization of debt discount of approximately $749,000 attributable to convertible notes payable and (ii) approximately $353,000 related to the fair value of warrants issued to induce the conversion of certain promissory notes and (iii) accrued interest payable on outstanding notes of approximately $85,000. Additionally, the comparable three-month reporting period in 2014 recognized a non-cash charge of approximately $806,000, as it related to the increase a fair value derivative associated with a convertible note payable. This note has subsequently converted and is therefore not comparable to the current reporting period.

The future trends in all of our expenses will be driven, in part, by the future outcomes of clinical trials and the correlative effect on research and development expenses, as well as general and administrative expenses, especially FDA regulatory requirements. See, in particular, Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended May 31, 2015.

Results of Operations for the six months ended November 30, 2015 and 2014 are as follows:

For the six months ended November 30, 2015 and November 30, 2014, we had no activities that produced revenues from operations.

For the six months ended November 30, 2015, we had a net loss of approximately $14.2 million, as compared to a net loss of approximately $8.4 million for the similar 2014 period. The approximate increase of $5.8 million in net loss for 2015 over 2014 was primarily attributable to increases in in operating expenses of approximately $3.6 million and interest expense of approximately $3.1 million, offset in part by a non-comparable charge in the prior six-month period for a change in a derivative liability.

For the six months ended November 30, 2015, operating expenses were approximately $9.6 million, as compared to approximately $5.9 million for the similar 2014 period. The approximate increase of $3.7 million was due to substantially increased research and development expenses, combined with increases in legal and general and administrative expenses. The increase in general and administrative expenses was mainly attributable to increased stock-based compensation. Higher legal expenses were attributable to capital related transactions. Higher research and development expenses reflects a combination of the Company’s ongoing Phase 2b PRO 140 monotherapy extension trial, preparations for the future manufacturing of the PRO 140 monoclonal antibody and our Phase 3 trial for PRO 140 as an adjunct therapy for HIV.

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Interest expense of approximately $4.7 million for the six months ended November 30, 2015, representing an approximate increase of $3.0 million over the similar 2014 period, was comprised of (i) a non-cash charge related to the amortization of debt discount attributable to convertible notes and debt issuance costs, (ii) non-cash charges related to the Black-Scholes value of warrants issued with a one-year extended term so as to induce the conversion of certain promissory notes and (iii) accrued interest payable on outstanding notes. The amortization of debt discount of approximately $2.1 million for the six months ended November 30, 2015 represents the amortization of the intrinsic value of the beneficial conversion feature of the convertible notes payable and fair value of the attached warrants.

Additionally, during the six-month period ended November 30, 2015, the Company incurred a loss on extinguishment of convertible notes of approximately $584,000, which was non-comparable to the similar reporting period in 2014, and non-cash income or benefit of approximately $647,000 related to the change in fair value of derivative liability, as compared to the six months ended November 30, 2014, the change in the fair value of derivative liability resulted in an expense of approximately $806,000.

The future trends in all of our expenses will be driven, in part, by the future outcomes of clinical trials and the correlative effect on research and development expenses, as well as general and administrative expenses, especially FDA regulatory requirements. See, in particular, Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended May 31, 2015.

Liquidity and Capital Resources

The Company’s cash position at November 30, 2015 increased to approximately $3.3 million as compared to approximately $1.1 million as of May 31, 2015. The net increase in cash as of November 30, 2015 was attributable to private placements of common stock of approximately $11.6 million, net of offering costs, offset in part of approximately $8.5 million used in operating activities and $0.8 million in payments of principal and accrued interest upon maturity of convertible notes.

As of November 30, 2015, the Company had negative working capital of approximately $5.2 million compared to a negative working capital of approximately $8.7 million at May 31, 2015.

Cash Flows

Net cash used in operating activities totaled approximately $8.5 million during the six months ended November 30, 2015, which reflects an increase of approximately $3.2 million of net cash used in operating activities over approximate $5.3 million of net cash used in operating activities for the six months ended November 30, 2014. The approximate $8.5 million of net cash used in operating activities for the six months ended November 30, 2015 was primarily attributable to the increased net loss of approximately $5.8 million, owing to increased research and development of approximately $2.8 million, an increase of approximately $3.0 million in non-cash interest expense, a $0.6 million loss on extinguishment of debt, offset in part by $0.6 million change in fair value of derivative liability.

Net cash used in investing activities totaled $ -0- and approximately $16,000 during the six months ended November 30, 2015 and November 30, 2014, respectively.

Cash provided by financing activities totaled approximately $10.7 million and $2.8 million for the six-month period ended November 30, 2015 and November 30, 2014, respectively. The approximate increase of $7.9 million over the prior year was due to approximately $12.9 million of gross proceeds from private placements of common stock, offset by approximately $1.4 million of offering costs and approximately $0.8 million of payments to retire convertible promissory notes upon maturity. For the six months ended November 30, 2014, net cash provided by financing activities was generated from the issuance of a $2.0 million convertible promissory note and proceeds of approximately $0.8 million from the exercise of warrants.

As reported in the accompanying financial statements, for the six months ended November 30, 2015 and November 30, 2014, the Company incurred net losses of approximately $14.1 million and $8.4 million, respectively. We have no activities that produced revenue in the periods presented and have sustained operating losses since inception. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, commence operations and achieve a level of profitability. Since inception, we have financed our activities principally from the private sale of equity securities and proceeds from the issuance of convertible promissory notes. We intend to continue to finance our future operating activities and our working capital needs largely from the sale of debt and equity securities, combined with additional funding from other traditional financing sources. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our common shares. If we raise additional funds through the issuance of preferred stock, convertible debt securities or other debt financing, these activities or other debt could contain covenants that would restrict our operations. Any other third–party funding arrangements could require us to relinquish valuable rights. We may require additional capital beyond our currently anticipated needs. Additional capital may not be available on reasonable terms, or at all.

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During the six months ended November 30, 2015, we executed a license agreement with a third-party licensor covering the licensor’s “system know-how” technology with respect to the Company’s use of proprietary cell lines to manufacture new PRO 140 material. The license requires a payment of £600,000 (approximately US$915,000) by December 15, 2015, which was accrued as of May 31, 2015. As a result of executing the license agreement in late July 2015, we became the primary obligor of an additional payment of £600,000 (approximately US$930,000) due on June 30, 2016. The licensor is currently in litigation to recover certain amounts from Progenics Pharmacetuicals, Inc. (“Progenics”), the company that sold PRO 140 to us. In the event the licensor is successful in recovering any payments related to the litigation, the June 30, 2016 payment owed by us will be reduced by the licensor’s recovery. During the six-months ended November 30, 2015, we recorded an additional expense of £600,000 (approximately US$930,000), as probability of any recovery from third-party litigation is not reasonably estimable. Future annual license fees and royalty rate will vary depending on whether we manufacture PRO 140 ourselves, utilize the third-party licensor as a contract manufacturer, or utilize an independent party as a contract manufacturer. The licensor does not charge an annual license fee of £300,000 when it serves as the manufacturer. Subsequent to the fiscal quarter ended November 30, 2015, we paid in full US$915,000 of such accrued expense to such third-party licensor, with the remaining accrual to be payable depending on the outcome of such third party litigation.

Under the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated July 25, 2012, between us and Progenics, we acquired from Progenics its rights to the HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, we paid $3,500,000 in cash to Progenics to close the acquisition transaction. We are also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-U.S. equivalent; (ii) $5,000,000 at the time of the first U.S. new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to five percent (5%) on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by-country basis. To the extent that such milestone payments and royalties are not timely made, under the terms of the Asset Purchase Agreement, Progenics has certain repurchase rights relating to the assets sold to us thereunder.

Payments to the third-party licensor and to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) (“PDL”) and Progenics, which was assigned to us in the PRO 140 transaction, pursuant to which we have an exclusive worldwide license to develop, make, have made, import, use, sell, offer to sell or have sold products that incorporate the humanized form of the PRO 140 antibody developed by PDL under the agreement and must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount. To the extent that such milestone payments and royalties are not timely made, under the terms of the PDL License, AbbeVie Inc. has certain termination rights relating to our license of PRO 140 thereunder.

We have accrued our first milestone payments of $2.5 million in connection with our Phase 3 clinical trial, pursuant to the Asset Purchase Agreement and the PDL License. Additionally, we have accrued approximately $1.86 million of future license fees in connection with the third-party license agreement executed during the six-months ended November 30, 2015. Subsequent to the fiscal quarter ended November 30, 2015, we paid the $1.5 million of such accrued expenses owed to Progenics pursuant to the Asset Purchase Agreement.

We have not generated revenue to date, and will not generate product revenue in the foreseeable future. We expect to continue to incur operating losses as we proceed with our clinical trials with respect to PRO 140 and continue to advance it through the product development and regulatory process. In addition to increasing research and development expenses, we expect general and administrative and manufacturing costs to increase, as we add personnel and other administrative expenses associated with our current drug-development efforts.

In connection with the Company’s recently announced efforts to evaluate PRO 140 for potential additional clinical indications beyond HIV, the Company entered into an agreement, subsequent to quarter end, with its incumbent clinical research organization to begin a Phase 2 trial for Graft versus Host Disease and paid an execution fee of approximately $0.3 million. The initial estimated expenses for this Phase 2 trial are approximately $4 million, as contracts with third-party service providers are still in negotiations. The Company will need sizable amounts of additional capital to complete its new Phase 2 trial, in addition to previously disclosed estimates of amounts needed to complete is current Phase 3 trial.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk.

Not Applicable.

22

Item 4.	Controls and Procedures.

Disclosure Controls and Procedures

As of November 30, 2015, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, management has evaluated the effectiveness of the design and operations of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of November 30, 2015. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of November 30, 2015 as a result of the material weakness in internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. Management is attempting to develop a plan to mitigate the above material weaknesses. Despite the existence of these material weaknesses, we believe the financial information presented herein is materially correct and in accordance with generally accepted accounting principles.

Internal Control Over Financial Reporting

Changes in Control Over Financial Reporting

No change in the Company’s internal control over financial reporting occurred during the quarter ended November 30, 2015, that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

23

PART II

Item 1.	Legal Proceedings.

None.

Item 1A.	Risk Factors.

There have been no material changes in the risk factors applicable to us from those identified in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015, as filed with the SEC on July 10, 2015.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

Not Applicable.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not Applicable.

Item 5.	Other Information.

None.

Item 6.	Exhibits.

(a)	Exhibits:

31.1	Rule 13a-14(a) Certification by CEO of the Registrant

31.2	Rule 13a-14(a) Certification by CFO of the Registrant

32.1	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350

32.2	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

24

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC. (Registrant)

Dated: January 11, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Dated: January 11, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

31.1	Rule 13a-14(a) Certification by CEO of the Registrant.

31.2	Rule 13a-14(a) Certification by CFO of the Registrant.

32.1	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350.

32.2	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit 31.1

Certification of Chief Executive Officer

I, Nader Z. Pourhassan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: January 11, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

I, Michael D. Mulholland, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d.	disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.	The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: January 11, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended November 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Nader Z. Pourhassan, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 11, 2016	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 32.2

Certification of Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended November 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Michael D. Mulholland, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 11, 2016	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

ANNEX G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2016

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, as amended, CytoDyn Inc. (the “Company”) granted to Nader Pourhassan, Ph.D., President and Chief Executive Officer of the Company and a member of its board of directors, a stock option to purchase 304,000 shares of its common stock, par value $0.001 per share (the “Common Stock”). The option has a per share exercise price of $0.75, which was the closing sale price of the Common Stock on the date of grant. The option has a ten-year term and is currently unvested, with vesting to depend upon the achievement of certain strategic milestones specified by the board of directors and documented in the relevant award agreement.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 8, 2016	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

ANNEX H

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between December 10, 2015 and December 23, 2015, CytoDyn Inc., a Delaware corporation (the “Company”), issued in private placements to accredited investors an aggregate of 5,944,936 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 2,972,461 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $4.5 million. The Company also became obligated to issue warrants to purchase an aggregate of 680,108 shares of Common Stock, along with a cash payment of approximately $0.5 million, as a fee to the placement agent in certain of the transactions. All of the warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

After giving effect to the foregoing transactions, the number of shares of Common Stock outstanding as of December 23, 2015 was 98,106,100.

Item 5.02	Unregistered Sales of Equity Securities.

On December 21, 2015, the Compensation Committee of the Board of Directors of the Company passed a resolution to extend the expiration dates of certain outstanding stock option awards under the CytoDyn Inc. 2004 Stock Incentive Plan (the “2004 Incentive Plan”) and the CytoDyn Inc. 2012 Equity Incentive Plan, as amended (the “2012 Incentive Plan” and, together with the 2004 Incentive Plan, the “Incentive Plans”).

For each outstanding stock option award issued to a current employee or director of the Company under the Incentive Plans that had a five-year expiration term, whether such award was vested or unvested, the expiration term was extended by an additional five years, but only to the extent that the award was not “in-the-money” based upon the closing price of the Company’s Common Stock, or $0.81 per share, as of December 21, 2015. The other terms and conditions of such stock option awards, and all of the terms and conditions of any other stock option awards outstanding under the Incentive Plans, remained unchanged.

In total, the Company extended the expiration dates of 1,924,513 options, with a weighted average exercise price of approximately $1.39 per share, to dates ranging between July 31, 2021 and December 4, 2025.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 24, 2015	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer

ANNEX I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2015

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between November 27, 2015 and December 2, 2015, CytoDyn Inc., a Delaware corporation (the “Company”), issued in private placements to accredited investors an aggregate of 4,886,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 2,442,994 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $3.7 million. The Company also became obligated to issue warrants to purchase an aggregate of 557,179 shares of Common Stock, along with a cash payment of approximately $0.4 million, as a fee to the placement agent in certain of the transactions. All of the warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

After giving effect to the foregoing transactions, as well as to the conversion of certain convertible notes issued in a previously reported offering that concluded in May 2015, the number of shares of Common Stock outstanding as of December 2, 2015 was 92,161,164.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 3, 2015	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer

ANNEX J

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between October 6, 2015 and November 23, 2015, CytoDyn Inc., a Delaware corporation (the “Company”), issued in private placements to accredited investors an aggregate of 2,783,330 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 1,421,996 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $2.1 million.

The warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. Such warrants include 30,332 warrants issued to the placement agent, along with a cash payment of $22,750, as a tail fee resulting from referrals made in connection with the private placement that concluded on July 31, 2015.

The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, as amended, the Company granted to certain executive officers options to purchase an aggregate of 1,150,000 shares of its Common Stock, as follows: (i) options for 650,000 shares were granted to Dr. Nader Pourhassan, Ph.D., President and Chief Executive Officer of the Company and a member of its board of directors; and (ii) options for 500,000 shares were granted to Michael D. Mulholland, Chief Financial Officer, Treasurer and Corporate Secretary of the Company.

The options have at a per share exercise price of $0.87, which was the closing sale price of the Common Stock on the date of grant. The options have a ten-year term and are currently unvested, with vesting to depend upon the achievement of certain strategic milestones specified by the board of directors and documented in the relevant award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

November 25, 2015	By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer

ANNEX K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended August 31, 2015

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1933

For the transition period from                      to

Commission File Number: 000-49908

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3056237
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer or Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (360) 980-8524

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):    Yes  ☐    No  ☒

On September 30, 2015 there were 83,699,633 shares outstanding of the registrant’s $.001 par value common stock.

2

PART I

Item 1.	Financial Statements.

CytoDyn Inc.

Consolidated Balance Sheets

	August 31, 2015	May 31, 2015
	(unaudited)
Assets
Current assets:
Cash	$2,832,347	$1,050,060
Prepaid expenses	185,516	253,833
Prepaid clinical service fees	569,517	733,916

Total current assets	3,587,380	2,037,809
Furniture and equipment, net	21,519	24,213
Intangibles, net	2,529,739	2,617,239

Total Assets	$6,138,638	$4,679,261

Liabilities and Shareholders’ (Deficit)
Current liabilities:
Accounts payable	$4,939,808	$5,016,261
Accrued milestone payments	2,500,000	2,500,000
Accrued liabilities, salaries and interest payable	561,885	644,533
Accrued license fees	1,860,000	930,000
Convertible notes payable, net	2,991,387	1,634,458

Total current liabilities	12,853,080	10,725,252
Long-term liabilities:
Related party, convertible note payable, net	—	2,637,618
Related party, derivative liability	—	2,008,907

Total liabilities	12,853,080	15,371,777
Shareholders’ (deficit):
Series B convertible preferred stock, $.001 par value; 400,000 shares authorized, 95,100 shares issued and outstanding at August 31, 2015 and May 31, 2015, respectively	95	95
Common stock, $.001 par value; 200,000,000 shares authorized, 79,604,624 and 63,644,348 issued and outstanding at August 31, 2015 and May 31, 2015, respectively	79,605	63,644
Additional paid-in capital	73,623,175	60,766,047
Accumulated (deficit)	(80,417,317)	(71,522,302)

Total shareholders’ (deficit)	(6,714,442)	(10,692,516)

Total liabilities and shareholders’ (deficit)	$6,138,638	$4,679,261

See accompanying notes to consolidated financial statements.

3

CytoDyn Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended August 31,
	2015	2014
Operating expenses:
General and administrative	$856,660	$664,506
Amortization and depreciation	90,191	89,913
Research and development	5,309,241	2,063,144
Legal fees	401,389	137,021

Total operating expenses	6,657,481	2,954,584

Operating loss	(6,657,481)	(2,954,584)
Interest income	358	1,132
Loss on extinguishment of convertible notes	(584,177)	—
Change in fair value of derivative liability	646,505	—
Interest expense:
Amortization of discount on convertible notes	(1,006,590)	(355,875)
Amortization of debt issuance costs	(350,339)	—
Amortization of discount on related party convertible notes	(94,344)	—
Inducement interest	(757,871)	—
Interest on notes payable	(91,076)	(70,193)

Total interest expense	(2,300,220)	(426,068)

Loss before income taxes	(8,895,015)	(3,379,520)
Provision for taxes on income	—	—

Net loss	$(8,895,015)	$(3,379,520)

Basic and diluted loss per share	$(0.12)	$(0.06)

Basic and diluted weighted average common shares outstanding	71,984,053	55,752,503

See accompanying notes to consolidated financial statements.

4

CytoDyn Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended August 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(8,895,015)	$(3,379,520)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization and depreciation	90,191	89,913
Amortization of debt issuance costs	350,339	—
Amortization of discount on convertible notes	1,006,590	355,875
Amortization of discount on related party notes	94,344	—
Change in fair value of derivative liability	(646,505)	—
Loss on extinguishment of convertible notes	584,177	—
Interest expense associated with conversion and exercise inducement	757,871	—
Stock-based compensation	351,564	137,463
Changes in current assets and liabilities:
Decrease in prepaid expenses	232,716	178,072
Increase in accounts payable, accrued salaries and severance, accrued interest and accrued liabilities	824,875	44,794

Net cash used in operating activities	(5,248,853)	(2,573,403)

Cash flows from investing activities:
Furniture and equipment purchases	—	(16,943)

Net cash used in investing activities	—	(16,943)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	8,014,241	—
Payment of offering costs	(983,101)	—

Net cash provided by financing activities	7,031,140	—

Net change in cash	1,782,287	(2,590,346)
Cash, beginning of period	1,050,060	4,886,122

Cash, end of period	$2,832,347	$2,295,776

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—	$2,198

Interest	$—	$3,472

Non-cash investing and financing transactions:
Common stock issued upon conversion of convertible debt	$4,678,543	$—

Common stock issued or to be issued for accrued interest payable	$53,972	$—

See accompanying notes to consolidated financial statements.

5

CYTODYN INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2015

(UNAUDITED)

Note 1 – Organization

CytoDyn Inc. (the “Company”) was originally incorporated under the laws of Colorado on May 2, 2002 under the name RexRay Corporation and, effective August 27, 2015, reincorporated under the laws of Delaware. In October 2003, the Company (under its previous name RexRay Corporation) entered into an Acquisition Agreement with CytoDyn of New Mexico, Inc. Pursuant to the acquisition agreement, the Company acquired assets related to its drug candidate Cytolin, including the assignment of the patent license agreement dated July 1, 1994 between CytoDyn of New Mexico, Inc. and Allen D. Allen covering three United States patents along with foreign counterpart patents which describe a method for treating Human Immunodeficiency Virus (“HIV”) disease with the use of monoclonal antibodies.

The Company is developing a class of therapeutic monoclonal antibodies to address unmet medical needs in the areas of HIV and Acquired Immune Deficiency Syndrome.

Advanced Genetic Technologies, Inc. (“AGTI”), a wholly owned subsidiary of the Company, was incorporated under the laws of Florida on December 18, 2006 pursuant to an acquisition made by the Company during 2006.

On May 16, 2011, the Company formed a wholly owned subsidiary, CytoDyn Veterinary Medicine LLC (“CVM”), to explore the possible application of the Company’s existing proprietary monoclonal antibody technology to the treatment of Feline Immunodeficiency Virus. The Company views the formation of CVM as an effort to strategically diversify the use of its proprietary monoclonal antibody technology.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all adjustments, consisting solely of normal recurring adjustments, needed to fairly present the financial results for these periods. The consolidated financial statements and notes are presented as permitted by Form 10-Q. Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying consolidated financial statements should be read in conjunction with the financial statements for the fiscal years ended May 31, 2015 and 2014 and notes thereto in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015, filed with the Securities and Exchange Commission on July 10, 2015. Operating results for the three months ended August 31, 2015 are not necessarily indicative of the results that may be expected for the entire year. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three month periods ended August 31, 2015 and August 31, 2014, (b) the financial position at August 31, 2015, and (c) cash flows for the three month periods ended August 31, 2015 and August 31, 2014, have been made.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; AGTI and CVM. All intercompany transactions and balances are eliminated in consolidation.

Reclassifications

Certain prior year amounts shown in the accompanying consolidated financial statements have been reclassified to conform to the 2015 presentation. These reclassifications did not have any effect on total current assets, total assets, total current liabilities, total liabilities, total shareholders’ (deficit), net loss or earnings per share. The Company reincorporated in Delaware on August 27, 2015 which required a reclassification to reflect par value of common and preferred stock at $.001 as of August 31, 2015 and May 31, 2015.

Going Concern

The consolidated accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial

6

statements, the Company had losses for all periods presented. The Company incurred a net loss of $8,895,015 for the three months ended August 31, 2015 and has an accumulated deficit of $80,417,317 as of August 31, 2015. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its product candidates, obtain U.S. Food & Drug Administration (“FDA”) approval, outsource manufacturing of the product candidates, and ultimately achieve initial revenues and attain profitability. The Company is currently engaging in significant research and development activities related to these product candidates, and expects to incur significant research and development expenses in the future. These research and development activities are subject to significant risks and uncertainties. We intend to finance our future development activities and our working capital needs largely from the sale of equity and debt securities, combined with additional funding from other traditional sources. There can be no assurance, however, that the Company will be successful in these endeavors.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is maintained at federally insured financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. Balances in excess of federally insured limits at August 31, 2015 and May 31, 2015 approximated $2,586,000 and $1,164,000, respectively.

Identified Intangible Assets

The Company follows the provisions of FASB ASC Topic 350 Intangibles-Goodwill and Other, which establishes accounting standards for the impairment of long-lived assets such as intangible assets subject to amortization. The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset group is less than its carrying value, the asset is considered impaired. Impairment losses are measured as the amount by which the carrying amount of the asset group exceeds the fair value of the asset (See Note 10 for acquisition of patents). There were no impairment charges for the three months ended August 31, 2015 and 2014. The value of the Company’s patents would be significantly impaired by any adverse developments as they relate to the clinical trials pursuant to the patents acquired as discussed in Notes 6 and 10.

Research and Development

Research and development costs are expensed as incurred. Clinical trials costs incurred through third parties are expensed as the contracted work is performed. Where contingent milestone payments are due to third parties under research and development collaboration arrangements or other contractual agreements, the milestone payment obligations are expensed when the milestone conditions are probable and the amount of payment is reasonably estimable.

Pre-launch Inventory

The Company may scale-up and make commercial quantities of its product candidate prior to the date it anticipates that such product will receive final FDA approval. The scale-up and commercial production of pre-launch inventories involves the risk that such products may not be approved for marketing by the FDA on a timely basis, or ever. This risk notwithstanding, the Company may scale-up and build pre-launch inventories of product that have not yet received final governmental approval when the Company believes that such action is appropriate in relation to the commercial value of the product launch opportunity. The determination to capitalize is made once the Company (or its third party development partners) has filed a New Drug Application that has been acknowledged by the FDA as containing sufficient information to allow the FDA to conduct its review in an efficient and timely manner and management is reasonably certain that all regulatory and legal hurdles will be cleared. This determination is based on the particular facts and circumstances relating to the expected FDA approval of the drug product being considered. As of August 31, 2015 and May 31, 2015 the Company did not have pre-launch inventory that qualified for capitalization pursuant to U.S. GAAP ASC 330 “Inventory.”

7

Stock-Based Compensation

U.S. GAAP requires companies to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award (requisite service period).

The Company accounts for common stock options and common stock warrants based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the options and warrants, risk-free interest rates, and expected dividend yield at the grant date. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the stock options. The expected volatility is based on the historical volatility of the Company’s common stock at consistent intervals. The Company has not paid any dividends on its common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. The computation of the expected option term is based on the “simplified method,” as the Company’s stock options are “plain vanilla” options and the Company has a limited history of exercise data. For common stock options and warrants with periodic vesting, the Company recognizes the related compensation costs associated with these options and warrants on a straight-line basis over the requisite service period.

U.S. GAAP requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on limited historical experience of forfeitures, the Company estimated future unvested option forfeitures at 0% for all periods presented.

Preferred Stock

As of August 31, 2015, the Company’s Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock without shareholder approval. As of August 31, 2015, the Company has authorized the issuance of 400,000 shares of Series B convertible preferred stock, as to which there are 95,100 shares outstanding at August 31, 2015, as described in Note 3. The remaining preferred shares authorized have no specified rights other than the shares are non-voting.

Debt Issuance Costs

The Company has early adopted ASU 2015-03, as described in Note 8, which requires debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability and to be amortized over the life on the debt. During the year ended May 31, 2015, the Company incurred direct costs associated with the issuance of short-term convertible notes as described in Note 3, and recorded approximately $708,000 of debt issuance costs and approximately $350,000 and $-0- of related amortization for the three months ended August 31, 2015 and 2014, respectively.

Offering Costs

During the three months ended August 31, 2015 the Company incurred approximately $1.0 million in direct incremental costs associated with the sale of the equity securities, as described in Note 7. The offering costs were recorded as a component of equity when the proceeds were received.

Stock for Services

The Company periodically issues common stock, warrants and common stock options to consultants for various services. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Loss per Common Share

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share calculation. Common stock options and warrants to purchase 40,003,836 and 30,936,361 shares of common stock were not included in the computation of basic and diluted weighted average common shares outstanding for the three months ended August 31, 2015 and August 31, 2014, respectively, as inclusion would be anti-dilutive for these periods. Additionally, as of August 31, 2015, 95,100 shares of Series B convertible preferred stock can potentially convert into 951,000 shares of common stock, and $4,031,050 of convertible debt can potentially convert into 5,374,733 shares of common stock.

8

Fair Value of Financial Instruments

At August 31, 2015 and May 31, 2015 the carrying value of the Company’s cash, accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of the instruments. The Company carries derivative financial instruments at fair value as required by U.S. GAAP.

Derivative financial instruments consist of financial instruments that contain a notional amount and one or more underlying variables (e.g., interest rate, security price, variable conversion rate or other variables), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. The Company follows the provisions of FASB ASC 815 “Derivatives and Hedging” (“ASC 815”), as their instruments are recorded as a derivative liability, at fair value, with changes in fair value reflected in income.

Fair Value Hierarchy

The three levels of inputs that may be used to measure fair value are as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

Level 3. Unobservable inputs to the valuation methodology are significant to the measurement of the fair value of assets or liabilities. These Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that we were unable to corroborate with observable market data.

Liability measured at fair value on a recurring basis by level within the fair value hierarchy as of August 31, 2015 and May 31, 2015 is as follows:

	Fair Value Measurement at August 31, 2015 (1)		Fair Value Measurement at May 31, 2015 (1)
	Using Level 3	Total	Using Level 3	Total
Liability:
Derivative liability	$—	$—	$2,008,907	$2,008,907

Total liability	$—	$—	$2,008,907	$2,008,907

(1)	The Company did not have any assets or liabilities measured at fair value using Level 1 or 2 of the fair value hierarchy as of August 31, 2015 and May 31, 2015.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurements. These instruments are not quoted on an active market, so the Company uses a Binomial Lattice Model to estimate the value of the derivative liability. A Binomial Lattice Model was used because management believes it reflects all the assumptions that market participants would likely consider in negotiating the transfer of the convertible notes including the potential for early conversion or adjustment of the conversion price due to a future dilutive issuance. The Company’s derivative liability is classified within Level 3 of the fair value hierarchy because certain unobservable inputs were used in the valuation model.

The following is a reconciliation of the beginning and ending balances for the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended August 31, 2015 and year ended May 31, 2015:

9

Balance at May 31, 2014	$—
Note issuance, September 26, 2014	767,038
Note issuance, February 6, 2015	403,226
Fair value adjustments	838,643

Balance at May 31, 2015	$2,008,907

Note conversion June 24, 2015	(521,133)
Note conversion June 24, 2015	(841,269)
Fair value adjustments	(646,505)

Balance at August 31, 2015	$—

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (“ASC 740-10”). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits for all periods presented. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefit in interest expense and penalties in operating expenses and penalties in operating expenses

Note 3 - Convertible Instruments

Series B Convertible Preferred Stock

During fiscal 2010, the Company issued 400,000 shares of Series B, $.001 par value Convertible Preferred Stock (“Series B”) at $5.00 per share for cash proceeds totaling $2,009,000, of which 95,100 shares remain outstanding at August 31, 2015. Each share of the Series B is convertible into ten shares of the Company’s $.001 par common stock including any accrued dividends, with an effective fixed conversion price of $.50 per share. The holders of the Series B can only convert their shares to common shares provided the Company has sufficient authorized common shares at the time of conversion. Accordingly, the conversion option was contingent upon the Company increasing its authorized common shares, which occurred in April 2010, when the Company’s shareholders approved an increase in the authorized shares of common stock to 100,000,000. At the commitment date, which occurred upon such shareholder approval, the conversion option related to the Series B was beneficial. The intrinsic value of the conversion option at the commitment date resulted in a constructive dividend to the Series B holders of approximately $6,000,000. The constructive dividend increased and decreased additional paid-in capital by identical amounts. The Series B has liquidation preferences over the common shares at $5.00 per share plus any accrued dividends. Dividends are payable to the Series B holders when declared by the board of directors at the rate of $.25 per share per annum. Such dividends are cumulative and accrue whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available. The Series B holders have no voting rights.

2013 Convertible Notes

During the year ended May 31, 2013, the Company issued $6,588,250 in aggregate original principal amount of unsecured convertible notes (the “2013 Convertible Notes”) to investors for cash. Each outstanding 2013 Convertible Note is convertible at the election of the holder at any time into common shares at a fixed conversion price. At issuance, total principal of $6,208,250 was convertible at $0.75 per share, and $380,000 was convertible at $0.65 per share. The 2013 Convertible Notes were payable in full between November 30, 2013 and March 6, 2016, and bore interest at rates ranging from 5% to 10% per year, payable in cash semi-annually in arrears beginning on April 1, 2013. At August 31, 2015 and May 31, 2015, one 2013 Convertible Note with an aggregate original principal amount of $50,000 remained outstanding, convertible at $0.75 per share, bearing interest at a rate of 5% per year, and payable in full on October 15, 2015.

10

In connection with the initial sale of the 2013 Convertible Notes, detachable common stock warrants with a two-year term to purchase a total of 8,527,984 common shares at exercise prices ranging from $0.75 to $2.00 per share were issued to the investors. The Company determined the fair value of the warrants at issuance using the Black-Scholes option pricing model utilizing certain weighted average assumptions such as expected stock price volatility, term of the warrants, risk-free interest rates, and expected dividend yield at the grant date.

Additionally, at the commitment date, the Company determined that the conversion feature related to the 2013 Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the 2013 Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the beneficial conversion feature were recorded as a debt discount to the 2013 Convertible Notes, with a corresponding increase to additional paid-in capital. The debt discount is amortized over the life of the 2013 Convertible Notes. During the three months ended August 31, 2015 and 2014, the Company recognized approximately $4,100 and $356,000, respectively, as interest expense related to amortization of the debt discount. The unamortized discount is fully amortized upon any conversion of the 2013 Convertible Notes before maturity. Activity related to the 2013 Convertible Notes for the three months ended August 31, 2015 and fiscal year ended May 31, 2015 was as follows:

	August 31, 2015	May 31, 2015
Face amount of Notes	$50,000	$4,271,250

Unamortized discount	(2,375)	(6,529)
Conversions	—	(4,221,250)

Total carrying value of Notes	$47,625	$43,471

During the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $1,175,000, plus accrued but unpaid interest of $4,703, were induced to convert their 2013 Convertible Notes into common stock, at the rate of $0.75 per share, conditioned upon their immediate exercise of certain of the foregoing warrants, covering an aggregate of 1,413,333 shares of common stock, at an exercise price reduced from $2.00 down to $0.55 per share. The note conversions resulted in the issuance of 1,556,667 shares of common stock, a cash interest payment of $3,793 and the Company’s receipt of $777,333 from the exercise of such warrants.

During the year ended May 31, 2015, certain holders of the 2013 Convertible Notes in the aggregate principal amount of $3,046,250, plus accrued but unpaid interest of $86,296, were induced to convert their 2013 Convertible Notes into 4,181,079 shares of common stock at a conversion price of $0.75, conditioned upon the Company issuing new warrants to replace certain of the foregoing warrants which had previously expired, covering an aggregate of 6,310,677 shares of common stock, at an exercise price of $1.00 per share, with an approximate term of seven months from date of issuance.

The Company determined the fair value of the new warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

As further described in Note 12, the Company has subsequently extended the term of such replacement warrants for an additional year, with new expiration dates between October 1, 2016 and January 15, 2017.

11

AVCP Convertible Notes

During the year ended May 31, 2015, the Company issued a three-month unsecured convertible promissory note (the “AVCP Bridge Note”) in the aggregate principal amount of $1,500,000 to Alpha Venture Capital Partners, L.P. (“AVCP”). As described in greater detail below, the AVCP Bridge Note has subsequently been converted in a transaction occurring during the quarter ended August 31, 2015. The principal amount of the AVCP Bridge Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The AVCP Bridge Note bore simple interest of 1.2% per month, payable at maturity on May 5, 2015, and monthly thereafter, upon the Company’s election to exercise a one-time option to extend the maturity by an additional three months, which the Company exercised on April 1, 2015 (extending the maturity date to August 5, 2015). Prepayment was permitted without penalty subject to the Company’s obligation to pay at least three months’ interest on the principal amount. The conversion price was subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of common stock sold or deemed sold in future securities offerings, including sales to AVCP and its designees subject to certain exempt transactions. Without AVCP’s prior written consent, the Company was not permitted to incur additional indebtedness for borrowed money, other than up to an additional $6.0 million in convertible promissory notes that may be issued to AVCP or related parties, unless such indebtedness was subordinated in right of payment to the Company’s obligations under the AVCP Bridge Note and any additional notes issued to AVCP or related parties.

Earlier in the year ended May 31, 2015, the Company issued an additional two-year term unsecured convertible promissory note (the “AVCP Two-Year Note” and, together with the AVCP Bridge Note, the “AVCP Convertible Notes”) in the aggregate principal amount of $2,000,000 to AVCP. As described in greater detail below, along with the AVCP Bridge Note, the AVCP Two-Year Note has subsequently been converted in a transaction occurring during the quarter ended August 31, 2015. The AVCP Two-Year Note bore simple interest at the annual rate of 5%, payable quarterly. The principal balance of the AVCP Two-Year Note was due and payable in full on September 26, 2016, subject to acceleration of payment in the event of default. Prepayment was permitted without penalty. The AVCP Two-Year Note included events of default for nonpayment of principal or interest when due or other breaches of the AVCP Two-Year Note, as well as for breach of any term of the AVCP Two-Year Note and related warrant agreement. The principal amount of the AVCP Two-Year Note plus unpaid accrued interest was convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The conversion price was subject to adjustment on the same terms, and contained similar consent rights to the issuance of additional indebtedness, as the AVCP Bridge Note above.

As a result of the private placement of approximately $4 million in convertible notes during the fourth quarter of fiscal year ended May 31, 2015, as described below, the conversion price of the AVCP Convertible Notes was reduced to $0.675 per share of common stock, which was 90% of the weighted-average price of the deemed issued shares of $0.75 related to the approximately $4 million offering of 2015 Convertible Notes described below. The decrease in the conversion price caused the number of shares of common stock issuable upon conversion of the AVCP Convertible Notes to increase from 3,500,000 to 5,185,185 shares of common stock.

The Company accounted for the AVCP Notes and related warrants (as described below) as a financing transaction, wherein the proceeds received were allocated to the financial instruments issued. Prior to making the accounting allocation, the AVCP Convertible Notes and warrants were evaluated for proper classification under FASB ASC 480 “Distinguishing Liabilities from Equity” and ASC 815. ASC 815 generally requires embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The embedded derivative features consisted of the conversion price being subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a conversion price per share that is 10% below the lowest sale price that is below $.9444 per share for common stock sold or deemed sold in future securities offerings, subject to certain exempt transactions. The note conversion round down (or anti-dilution) provision terms were not consistent with the definition for financial instruments indexed to the Company’s stock. As such, the conversion option and conversion reset price protection in the AVCP Convertible Notes required bifurcation as a derivative liability.

In connection with the original issuance of the two AVCP Convertible Notes, the Company issued warrants to AVCP covering 250,000 and 75,000 shares of the Company’s common stock exercisable at a price of $0.50 per share on September 26, 2014 and February 6, 2015, respectively. The warrants are currently exercisable in full, include a cashless exercise feature, and will expire on December 31, 2019 and February 28, 2020, respectively. The aforementioned warrants have a term of five years from inception and an exercise price of $.50 per share and meet the conditions for equity classification per ASC 815. The fair value of the warrants was determined using a Black-Scholes option model using the following assumptions:

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	Warrants issued on September 26, 2014	Warrants issued on February 6, 2015
Risk free interest rate	1.82%	1.48%
Expected life	5 years	5 years
Expected volatility	136%	119%
Dividend yield	0.00%	0.00%

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative liability at its fair value and then to the warrants at their relative fair value, with the residual allocated to the host AVCP Convertible Notes as presented below.

On June 23, 2015, the Company, Alpha Venture Capital Management, LLC and AVCP entered into a Debt Conversion and Termination Agreement pursuant to which (i) AVCP agreed to convert the $3,535,627 in aggregate indebtedness as of June 23, 2015 under the AVCP Convertible Notes in exchange for 5,237,966 shares of the Company’s $.001 par value common stock; (ii) subject to the conversion of the two AVCP Convertible Notes, the Company agreed to issue AVCP an additional five-year warrant covering 1,000,000 shares of common stock at an exercise price of $0.675 per share and (iii) subject to the AVCP’s receipt of the common shares and warrant, the parties agreed to (a) terminate the subscription agreements; and (b) release and discharge each other party from all claims and obligations arising under the two AVCP Convertible Notes and subscription agreements. As a result of the debt conversion, the Company recognized a loss on extinguishment of the AVCP Convertible Notes of $584,177, a non-cash gain on the change in the fair value of the derivative liability of $646,505 and non-cash inducement interest expense of $757,871 arising from the aforementioned warrant.

		Three-months Ended August 31, 2015
	May 31, 2015	Debt Discount	Fair Value	Conversion	August 31, 2015
AVCP Convertible notes payable	$2,637,618	$94,344	$—	$(2,731,962)	$—
Compound embedded derivative	2,008,907	—	(646,505)	(1,362,402)	—
Warrants (equity allocation)	215,732	—	—	—	—
Accrued interest on notes payable				(35,627)
Fair Value of Common Stock Issued				4,714,168
Loss on conversion				(584,177)

	$4,862,257	$94,344	$(646,505)	$—	$—

Short-Term Convertible Notes

During the year ended May 31, 2015, the Company issued approximately $4.0 million of six-month unsecured convertible promissory notes (the “Short-Term Convertible Notes”) and related warrants to investors for cash, of which approximately $1.3 million in aggregate original principal amount remains outstanding, following the consummation of the tender offer transaction on September 21, 2015, as described below. Each Short-Term Convertible Note was originally convertible, at the election of the holder, at any time into common shares at a $0.75 per share. The Short-Term Convertible Notes bore interest of 7% per annum, payable in cash upon maturity. In connection with the issuance of the Short-Term Convertible Notes, the Company also issued warrants with a five-year term to purchase a total of 1,061,586 shares of $.001 par value common stock at an exercise price of $0.75. The Company determined the fair value of the warrants using the Black-Scholes option pricing model utilizing certain weighted-average assumptions, such as expected stock price volatility, term of the warrants, risk-free interest rate and expected dividend yield at the commitment date.

The Company utilized the following weighted-average assumptions to value the above investor warrants:

2015
Expected dividend yield	0%
Stock price volatility	88.79%
Expected term	5 years
Risk-free interest rate	1.46%-1.58%
Grant-date fair value	$0.52-$0.76

Additionally, at the commitment date, the Company determined that the conversion feature related to the Short-Term Convertible Notes was beneficial to the investors. As a result, the Company determined the intrinsic value of the beneficial conversion feature utilizing the fair value of the underlying common stock at the commitment date and the effective conversion price after discounting the Short-Term Convertible Notes for the fair value of the warrants. The fair value of the warrants and the intrinsic value of the conversion feature were recorded as a debt discounts to the Short-Term Convertible Notes, and a corresponding increase to additional

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paid-in capital. The debt discounts are amortized over the life of the Short-Term Convertible Notes. During the three months ended August 31, 2015, the Company recognized approximately $1,006,000 as interest expense related to amortization of the debt discounts, and the Short-Term Convertible Notes were not outstanding during the three months ended August 31, 2014. The unamortized discounts are fully amortized upon any conversion of the Short-Term Convertible Notes before maturity. Activity related to the Short-Term Convertible Notes for the three months ended August 31, 2015, and fiscal year ended May 31, 2015 was as follows:

	August 31, 2015	May 31, 2015
Face amount of Notes	$3,981,050	$3,981,050
Unamortized discounts	(1,037,288)	(2,390,063)

Total carrying value of Notes	$2,943,762	$1,590,987

During the three months ended August 31, 2015 the Company tendered an offer to settle the balances of the Short-Term Convertible Notes. The Company offered to exchange the Short-Term Convertible Notes for (i) the issuance of restricted shares of our $.001 par value common stock, for the settlement of the balance of the Short-Term Convertible Notes, principal and accrued but unpaid interest as of September 21, 2015, which was the commitment date, at a conversion price of $0.675 per share and (ii) the amendment of the related warrants to reduce the exercise price to $0.675 per share. The offer represented a 10.0% discount to $0.75, which is the current conversion price of the Short-Term Convertible Notes and current exercise price of the related warrants. On September 21, 2015, the offering period and withdrawal rights for the exchange offer expired, and the Company completed the exchange offer for approximately $2.7 million in aggregate original principal amount of Short-Term Convertible Notes, as described in Note 12. The principal and interest for Short-Term Convertible Notes that were not exchanged in the exchange offer, or that are not otherwise converted pursuant to their terms, will become due and payable between October 30, 2015 and November 15, 2015, six months from their issuance.

Note 4 – Derivative Liability

The following tables summarize the fair value of the derivative liability and linked common shares as of the derivative liability inception dates (September 26, 2014 and February 6, 2015), August 31, 2015 and May 31, 2015:

	September 26, 2014	February 6, 2015	May 31, 2015	August 31, 2015
Total derivative liability	$767,038	$403,266	$2,008,907	$—

Shares indexed to derivative liability	2,000,000	1,500,000	5,185,185	—

Changes in the fair value of the derivative liability, carried at fair value, are reported as “Change in fair value of derivative liability” in the Consolidated Statements of Operations. During the three months ended August 31, 2015, the Company recognized a non-cash gain of approximately $646,000 due to a decrease in the derivative liability related to the embedded derivative in the two AVCP Notes.

ASC 815 does not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be combined together and fair valued as a single, compound embedded derivative. The Company selected a Binomial Lattice Model to value the compound embedded derivative because it believes this technique is reflective of all significant assumptions that market participants would likely consider in negotiating the transfer of this convertible note. Such assumptions include, among other inputs, stock price volatility, risk-free rates, credit risk assumptions, early redemption and conversion assumptions and the potential for future adjustment of the conversion price due to a future dilutive financing.

Significant inputs and assumptions used in the Binomial Lattice Model for the derivative liability are as follows:

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	September 26, 2014	February 6, 2015	May 31, 2015	June 24, 2015
Quoted market price on valuation date	$0.79	$0.96	$0.99	$0.90
Contractual conversion rate	$1.00	$1.00	$1.00	$1.00
Adjusted conversion price (a)	$0.9759	$1.0000	$0.675	$0.675
Contractual term to maturity (years)	2.00	0.49	0.18-1.33	0.12
Expected volatility	123%	124%	90%-114%	48%
Contractual interest rate	5%	2%	1.5%-5.0%	1.2%
Risk-free rate	0.59%	0.045%	0.041%-0.48%	0.001%
Risk adjusted rate	2.69%	2.78%	2.80%	2.80%
Probability of event of default	5.00%	5.00%	5.00%	5.00%

(a)	The adjusted conversion price input used in the Binomial Lattice Model considers both i) the reduction of the conversion price to $0.675 on April 30, 2015, as result of the short-term convertible notes offering in which Common Stock was sold for a weighted average price of $0.75 and ii) potential adjustment to the stated conversion price due to a future dilutive issuance. This input was calculated using a probability-weighted approach which considered the likelihood of various scenarios occurring including (i) potential success or failure of various phases for PRO 140, (ii) the probability the Company will enter into a future financing and (iii) and the potential price of a future financing.

The fair value of the derivative liability is significantly influenced by the Company’s trading market price, stock price volatility, changes in interest, assumptions regarding the adjusted conversion price and early redemption or conversion of the AVCP Notes.

Note 5 – Stock Options and Warrants

The Company has one active stock-based equity plan at August 31, 2015, the CytoDyn Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which was approved by shareholders at the Company’s 2012 annual meeting to replace the 2004 Stock Incentive Plan and was subsequently amended by shareholder approval in February 2015 to increase the number of shares available for issuance from 3,000,000 to 5,000,000 shares of common stock. As of August 31, 2015, the Company had 1,754,930 shares available for future stock-based grants under the 2012 Plan.

During the three months ended August 31, 2015, the Company issued 5,342,790 common stock warrants outside of the 2012 Plan to investors in the Company’s private equity offering, as further described in Note 7. Investors in the offering purchased common stock plus a warrant covering 50 % of common stock shares purchased. Each warrant has an exercise price of $0.75 per share and a five-year term. In connection with this private placement and pursuant to the Placement Agent Agreement dated June 18, 2015, the Company issued to its placement agent, as additional compensation, a warrant covering 1,272,131 common shares with an exercise price of $0.75 per share and a five-year term and vest immediately with an approximate Black-Scholes valuation of approximately $593,000.

During the three months ended August 31, 2015, the Company granted its annual stock option awards to directors to purchase a total of 350,000 shares of common stock to directors with an exercise price of $0.975 per share. These option awards vest at 25% per quarter over one year. The grant date fair value related to these options was $0.49 per share. An additional stock option was granted to a director to purchase a total of 250,000 shares of common stock with an exercise price of $0.97 and was fully vested upon grant date. The grant date fair value related to this option award was $0.43 per share.

During the three months ended August 31, 2015, the Company granted options to executive management and an employee to purchase a total of 400,000 shares of common stock with an exercise price of $0.90 per share. The options vest annually over three years and have a five-year term.

During the three months ended August 31, 2015 the Company granted a warrant to purchase a total of 200,000 shares of common stock at an exercise price of $1.02 per shares to a third party scientific consultant. The warrant, which expires on July 13, 2025, vests and becomes exercisable 50% on January 1, 2016 and 2017, respectively. In addition, the Company granted a warrant to purchase up to 170,000 shares of $.001 par value common stock at an exercise price of $1.02 per share to a third party consultant. The warrant has a five-year term and vests in ratable shares based on specifically identifiable performance milestones, beginning in 2016. In the event milestones are not achieved, the shares subject to such milestone shall not vest and will not be exercisable for such shares. The Company also granted a warrant covering 10,000 shares of common stock at an exercise price of $1.02, five-year term and immediate vesting to a third party consultant.

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Compensation expense related to stock options and warrants was approximately $352,000 and $137,500 for the three months ended August 31, 2015 and August 31, 2014, respectively. The grant date fair value of options and warrants vested during the three month periods ended August 31, 2015 and August 31, 2014 was approximately $337,000 and $82,500, respectively. As of August 31, 2015, there was approximately $775,000 of unrecognized compensation expense related to share-based payments for unvested options, which is expected to be recognized over a weighted average period of 1.42 years.

The following table represents stock option and warrant activity as of and for the three-months ended August 31, 2015:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Options and warrants outstanding - May 31, 2015	31,008,915	$0.88	2.94	$5,538,335
Granted	8,994,921	0.77	—	—
Exercised	—	—	—	—
Forfeited/expired/cancelled	—	—	—	—

Options and warrants outstanding - August 31, 2015	40,003,836	0.86	3.21	1,322,175

Outstanding exercisable - August 31, 2015	37,900,398	$0.86	3.12	$1,281,509

Note 6 – License Agreements

The Company has a license agreement with a third-party licensor covering the licensor’s “system know-how” technology with respect to the Company’s use of proprietary cell lines to manufacture new PRO 140 material. The license requires a payment of £600,000 (approximately US$930,000) by December 15, 2015, which was accrued as of May 31, 2015. As a result of executing the license agreement in late July 2015, CytoDyn became the primary obligor of an additional payment of £600,000 (approximately US$930,000) due on June 30, 2016. The licensor is currently in litigation to recover certain amounts from the company that sold PRO 140 to CytoDyn. In the event the licensor is successful in recovering any payments related to the litigation, the June 30, 2016 payment owed will be reduced by this recovery. As of August 31, 2015, the Company recorded an additional expense of £600,000 (approximately US$930,000), as probability of any recovery from third-party litigation is not reasonably estimable. Future annual license fees and royalty rate will vary depending on whether CytoDyn manufactures PRO 140 itself, utilizes the third-party licensor as a contract manufacturer, or utilizes an independent party as a contract manufacturer. The licensor does not charge an annual license fee of £300,000 when it serves as the manufacturer.

Under the Asset Purchase Agreement, dated July 25, 2012, between the Company and Progenics Pharmaceuticals, Inc. (“Progenics”) (the “Asset Purchase Agreement”), the Company acquired from Progenics its proprietary HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, the Company paid to Progenics $3,500,000 in cash to close the transaction. The Company is also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-US equivalent; (ii) $5,000,000 at the time of the first US new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to 5% on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by country basis. Payments to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) and Progenics, which was assigned to us in the Asset Purchase Agreement, pursuant to which we must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount. Pursuant to the foregoing Asset Purchase Agreement and PDL License, the Company accrued an expense of $2,500,000 as of August 31, 2015, and May 31, 2015 in connection with the anticipated milestone payments related to the first patient dosing in a Phase 3 clinical trial.

Note 7 – Private Securities Offering

During April and May 2015, the Company completed a private debt offering of convertible promissory notes in the aggregate principal amount of $3,981,050. Each note is convertible into common stock at the rate of $0.75 per share. Each note has a term of six

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months and annual interest rate of 7% payable upon maturity. The Company also issued to each note holder a warrant covering 20% of the number of $.001 par value common share into which the related note is convertible. Each warrant has an exercise price of $0.75 per share and a five-year term. A tender offer was made on these Notes, by the Company on August 24, 2015, as fully described in Note 3 and 12.

During the three months ended August 31, 2015 the Company conducted a private equity offering (the “Equity Offering”) in which accredited investors purchased unregistered common stock at $0.75 per share with 50% warrant coverage. Pursuant to the Equity Offering, the Company sold a total of 10,685,620 shares of common stock, $.001 par value, and issued five-year warrants covering 5,342,790 shares of common stock. In conjunction with the Equity Offering, the Company also issued a warrant covering 1,272,131 shares of common stock to the placement agent as additional compensation. (See Notes 2 and 5 for a description of the warrants and offering costs related to the Equity Offering).

Note 8 – Recent Accounting Pronouncements

Recent accounting pronouncements, other than below, issued by the FASB (including its EITF), the AICPA and the SEC did not or are not believed by management to have a material effect on the Company’s present or future financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”) The standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this standards update. The new guidance is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period and early adoption is permitted. The Company evaluated this ASU and began early adoption beginning with the annual period ended May 31, 2015. The adoption of this guidance is not expected to have a material impact on our financial position, overall results of operations or cash flows.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, “Compensation—Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”). ASU 2014-12 provides special optional transitional guidance for awards with performance targets. The guidance is effective for annual periods beginning after December 15, 2015, and interim periods within those annual periods, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-12 will have on its Consolidated Financial Statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in ASU 2014-15 are effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-15 will have on our Consolidated Financial Statements.

Note 9 – Related Party Transactions

On September 26, 2014, the Company entered into a $2 million convertible promissory note with AVCP, as more fully described in Note 3 above. In October of 2014, Mr. Carl C. Dockery, the principal of AVCP, was appointed a director of the Company. On February 6, 2015, the Company entered into a second convertible promissory note in the aggregate principal amount of $1.5 million, as more fully described in Note 4 above. On June 23, 2015 these notes and accrued but unpaid interest were converted into shares of common stock. In connection with the Debt Conversion and Termination Agreement dated June 23, 2015, the Company issued to AVCP a warrant covering 1,000,000 shares of common stock, as more fully described in Notes 3 and 5.

Only independent directors approve related party transactions. The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 10 – Acquisition of patents

As discussed in Note 6 above, the Company consummated an asset purchase on October 16, 2012, and paid $3,500,000 for certain assets, including intellectual property, certain related licenses and sublicenses, FDA filings and various forms of the PRO 140 drug substance. The Company followed the guidance in Financial Accounting Standards Topic 805 to determine if the Company acquired a business. Based on the prescribed accounting, the Company acquired assets and not a business. As of August 31, 2015 the Company

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has recorded $3,500,000 of intangible assets in the form of patents. The Company estimates the acquired patents have an estimated life of eight years. Subsequent to the acquisition date, the Company has continued to expand, amend and file new patents central to its current trial strategies, which in turn have extended the protection period for certain methods of using PRO 140 and formulations comprising PRO 140 out through at least 2026 and 2031, respectively, in various countries.

The following presents intangible assets activity:

	August 31, 2015	May 31, 2015
Gross carrying amounts	$3,500,000	$3,500,000
Accumulated amortization	(1,006,250)	(918,750)

Total amortizable intangible assets, net	2,493,750	2,581,250
Patents currently not amortized	35,989	35,989

Carrying value of intangibles, net	$2,529,739	$2,617,239

Amortization expense related to patents was approximately $87,500 for the three months ended August 31, 2015 and 2014. The estimated aggregate future amortization expense related to the Company’s intangible assets with finite lives is estimated at approximately $350,000 per year for the next five years.

Note 11 – Employee Benefit Plan

The Company has an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of its employees. The Company makes a qualified non-elective contribution of 3%, which consequently vests immediately. In addition, participants in the Plan may contribute a percentage of their compensation, but not in excess of the maximum allowed under the Code. During the three months ended August 31, 2015 and 2014, the Company incurred an expense of approximately $5,700 and $4,600, respectively, for qualified non-elective contributions.

Note 12 – Subsequent Events

As more fully described in Note 3, on August 24, 2015, the Company commenced a tender offer to exchange its outstanding Short-Term Convertible Notes for (i) the issuance of restricted shares of common stock at a reduced conversion price of $0.675 per share, in settlement of the balance of principal and accrued interest on the Short-Term Convertible Notes, and (ii) the amendment of the related warrants to purchase common stock, at a reduced exercise price of $0.675 per share. On September 21, 2015, the offering period and withdrawal rights for the exchange offer expired. Upon completion of the exchange offer, an aggregate of approximately $2.7 million in outstanding principal amount of Short-Term Convertible Notes had been validly tendered and not withdrawn for exchange. Accordingly, the Company (i) has issued an aggregate of 4,095,099 shares of Common Stock to participants in the exchange offer and (ii) has reduced the exercise price of warrants held by such participants (to purchase an aggregate of 718,328 shares of common stock) to $0.675 per share.

On October 1, 2015 the board approved a one-year extension of expiration dates on previously issued warrants covering approximately 6.3 million shares of common stock, with an exercise price of $1.00 per share. Current expiration dates ranging from October 2015 through January 2016 will be extended to October 2016 through January 2017. The extensions will be effective as of October 1, 2015, upon the receipt of certain executed documentation from the warrant holders. Pursuant to U.S. GAAP, this offer is characterized as additional expense and, as such, the Company will recognize non-cash interest expense related to this extension of expiration dates in the fiscal quarter ending November 30, 2015.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Throughout this filing, we make forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “predict,” “plan,” “seek,” “estimate,” “project,” “will,” “continue,” “could,” “may,” and similar terms and expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flows. Such statements reflect the Company’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, regulatory initiatives and compliance with governmental regulations, the ability to raise additional capital, the results of clinical trials for our drug candidates, and various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the other sections of this Quarterly Report, including our financial statements and related notes appearing elsewhere herein. To the extent

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not otherwise defined herein, capitalized terms shall have the same meanings as in such financial statements and related notes. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial condition, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated and set forth in such forward-looking statements.

Results of Operations

Results of Operations for the three months ended August 31, 2015 and 2014 are as follows:

For the three months ended August 31, 2015 and August 31, 2014, we had no activities that produced revenues from operations.

For the three months ended August 31, 2015, we incurred a net loss of approximately $8,895,000 as compared to a net loss of approximately $3,380,000 for the corresponding period in 2014. The increase in net loss of approximately $5,515,000, related primarily to an increase in operating expenses of approximately $3,703,000 described below, and also to an increase in interest expense of approximately $1,874,000.

For the three months ended August 31, 2015 and August 31, 2014, operating expenses totaled approximately $6,657,000 and $2,955,000, respectively, consisting primarily of research and development, stock based compensation, salaries and benefits, professional fees, legal fees, amortization and depreciation and various other operating expenses. The increase in operating expenses of approximately $3,703,000 related primarily to an increase of approximately $3,246,000 in research and development expenses, coupled with an increase in legal fees of approximately $264,000 and an increase of approximately $214,000 of stock-based compensation. We expect our research and development expenses to continue to trend higher, as we commenced an FDA approved, self-sponsored and funded Phase 3 registration trial, with our drug candidate PRO140, and we continue manufacturing cGMP PRO 140 material for future use. Additionally, following quarter end, the Company announced its intent to seek a meeting with the FDA to discuss another Phase 3 registration trial for long-term PRO 140 monotherapy. Our ability to continue to fund our operating expenses will depend on our ability to raise additional capital. Stock-based compensation may also increase, as we continue to compensate consultants, directors, and employees with common stock and stock options.

Interest expense of approximately $2,300,000 for the three months ended August 31, 2015, which is primarily non-cash, was comprised of: (i) amortization of debt discount of approximately $1,006,000 attributable to short-term convertible notes payable and approximately $94,000 attributable to related party convertible notes, (ii) amortization of debt issuance costs of approximately $350,000, (iii) approximately $758,000 arising from the inducement to convert related party convertible notes, which represents the Black-Scholes value of the warrant issued in connection with the Debt Conversion and Termination Agreement and (iv) approximately $91,000 of accrued interest on convertible notes. Such amounts compare to interest expense of approximately $426,000 for the three months ended August 31, 2014, which was comprised of: (i) amortization of debt discount of approximately $356,000 attributable to convertible notes payable and (ii) accrued interest on convertible debt.

The amortization of debt discount referred to above represents the amortization of the fair value of the attached warrants and the intrinsic value of the beneficial conversion feature of the convertible notes payable. The amount of amortization recognized during the most recent quarter is disproportionate to the comparable period in 2014, as additional convertible notes were issued subsequent to August 31, 2014, giving rise to the increase in amortization of debt discount during the three months ended August 31, 2015. Interest expense of approximately $91,000 for the three months ended August 31, 2015 was related to the convertible notes outstanding, which bear interest at rates ranging from 5% to 7% per year. During the fiscal quarter ended August 31, 2105, and since the end of such fiscal quarter, a substantial portion of such convertible notes outstanding was extinguished in the transactions described in Notes 3 and 12 to the accompanying financial statements. The company continues to evaluate the need for additional financing as described under the heading “Liquidity and Capital Resources” below.

The future trends in all of our expenses will be driven, in part, by the future outcomes of clinical trials and the correlative effect on research and development expenses, as well as general and administrative expenses, especially FDA regulatory requirements. In addition, the possibility that all or a portion of the holders of the Company’s outstanding convertible notes may elect to convert their notes into common stock would reduce future interest expense and accelerate non-cash amortization of the debt discounts associated with the convertible notes. See, in particular, Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended May 31, 2015.

Liquidity and Capital Resources

The Company’s cash position for the three months ended August 31, 2015 increased approximately $1.8 million to approximately $2.8 million as compared to a balance of approximately $1 million as of May 31, 2015. The net increase in cash for the three months ended August 31, 2015 was attributable to private placements of common stock of approximately $7 million, net of offering costs, offset in part by approximately $5.2 million of cash used in operating activities.

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As of August 31, 2015, the Company had negative working capital of approximately $9.3 million compared to a negative working capital of approximately $8.7 million at May 31, 2015, an increase of approximately $0.6 million attributable primarily to increased accrued liabilities

Cash Flows

Net cash used in operating activities totaled approximately $5,249,000 during the three months ended August 31, 2015, which reflects an increase of approximately $2,675,000 from net cash used in operating activities of approximately $2,574,000 for the three months ended August 31, 2014. The increase in the net cash used in operating activities was primarily attributable to a higher net loss of approximately $5.5 million owing to an increase of $3.2 million in research and development, higher interest expense and the loss on extinguishment of convertible notes, offset by the gain arising from change in fair value of the derivative liability associated with the two AVCP Notes.

Cash flows provided by financing activities of approximately $7 million, net of placement agent fees of approximately $1 million, arose from private placements of common stock in the aggregate of approximately $8 million. The comparable quarter a year ago had no financing activities.

As reported in the accompanying financial statements, for the three months ended August 31, 2015 and August 31, 2014, we incurred net losses of approximately $8,895,000 and $3,380,000, respectively. We have no activities that produced revenue in the periods presented and have sustained operating losses since inception. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, commence operations and achieve a level of profitability. Since inception, we have financed our activities principally from the sale of public and private equity securities and proceeds from convertible notes payable and related party notes payable. We intend to finance our future operating activities and our working capital needs largely from the sale of debt and equity securities, combined with additional funding from other traditional financing sources. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our common shares. If we raise additional funds through the issuance of preferred stock, convertible debt securities or other debt financing, these activities or other debt could contain covenants that would restrict our operations. Any other third-party funding arrangements could require us to relinquish valuable rights. We may require additional capital beyond our currently anticipated needs. Additional capital, if available, may not be available on reasonable terms. Please refer to the risk factors under Item 1.A. to our Annual Report on Form 10-K.

Under the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated July 25, 2012, between the Company and Progenics Pharmaceuticals, Inc. (“Progenics”), the Company acquired from Progenics its proprietary HIV viral-entry inhibitor drug candidate PRO 140 (“PRO 140”), a humanized anti-CCR5 monoclonal antibody, as well as certain other related assets, including the existing inventory of bulk PRO 140 drug product, intellectual property, certain related licenses and sublicenses, and U.S. Food and Drug administration (“FDA”) regulatory filings. On October 16, 2012, the Company paid $3,500,000 in cash to Progenics to close the acquisition transaction. The Company is also required to pay Progenics the following milestone payments and royalties: (i) $1,500,000 at the time of the first dosing in a U.S. Phase 3 trial or non-US equivalent; (ii) $5,000,000 at the time of the first US new drug application approval by the FDA or other non-U.S. approval for the sale of PRO 140; and (iii) royalty payments of up to five percent (5%) on net sales during the period beginning on the date of the first commercial sale of PRO 140 until the later of (a) the expiration of the last to expire patent included in the acquired assets, and (b) 10 years, in each case determined on a country-by country basis. Payments to Progenics are in addition to payments due under a Development and License Agreement, dated April 30, 1999 (the “PDL License”), between Protein Design Labs (now AbbVie Inc.) and Progenics, which was assigned to us in the PRO 140 transaction, pursuant to which we must pay additional milestone payments and royalties as follows: (i) $1,000,000 upon initiation of a Phase 3 clinical trial; (ii) $500,000 upon filing a Biologic License Application with the FDA or non-U.S. equivalent regulatory body; (iii) $500,000 upon FDA approval or approval by another non-U.S. equivalent regulatory body; and (iv) royalties of up to 7.5% of net sales for the longer of 10 years and the date of expiration of the last to expire licensed patent. Additionally, the PDL License provides for an annual maintenance fee of $150,000 until royalties paid exceed that amount.

Pursuant to foregoing license agreements, the Company accrued its first milestone payment of $2.5 million in connection with its Phase 3 clinical trial. Additionally, as more fully described in Note 6 to the financial statements, the Company has accrued approximately $1.86 million of future license fees in connection with a license agreement executed during the quarter ended August 31, 2015.

The Company is current with its interest payment obligations to all note holders and is in compliance with all other terms of outstanding promissory notes. As of August 31, 2015, the Company had a total of approximately $4 million outstanding in face amount of convertible promissory notes. As more fully described in Notes 3 and 12 to the accompanying financial statements, the Company initiated a tender offer to the holders of approximately $4.0 million in aggregate principal of short-term convertible notes. As of the expiration of the Company’s offer on September 21, 2015, approximately $2.7 million in aggregate principal elected to convert their notes into shares of common stock. In the event our promissory notes, which mature as early as October 15, 2015, do not convert into shares of common stock, the Company’s ability to continue as a going concern will be contingent upon its ability to raise additional capital to meet these obligations in addition to paying its ongoing operational expenses. If the Company is unsuccessful in raising additional capital or refinancing in the future, it may be required to cease its operations.

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We have not generated revenue to date, and will not generate product revenue in the foreseeable future. We expect to continue to incur operating losses as we proceed with our clinical trials with respect to PRO 140 and continue to advance it through the product development and regulatory process. In addition to increasing research and development expenses, we expect general and administrative and manufacturing costs to increase, as we add personnel and other administrative expenses associated with our current efforts.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk.

Not Applicable.

Item 4.	Controls and Procedures.

Disclosure Controls and Procedures

As of August 31, 2015, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, management has evaluated the effectiveness of the design and operations of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of August 31, 2015. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of August 31, 2015 as a result of the material weakness in internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. Although financial resources are limited, management continues to evaluate opportunities to mitigate the above material weaknesses. Despite the existence of these material weaknesses, we believe the financial information presented herein is materially correct and in accordance with generally accepted accounting principles.

Internal Control Over Financial Reporting

Changes in Control Over Financial Reporting

No change in the Company’s internal control over financial reporting occurred during the quarter ended August 31, 2015, that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

Item 1.	Legal Proceedings.

None.

Item 1A.	Risk Factors.

There have been no material changes in the risk factors applicable to us from those identified in our Annual Report on Form 10-K filed with the SEC on July 10, 2015.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

Not Applicable.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not Applicable.

21

Item 5.	Other Information.

None.

Item 6.	Exhibits.

(a) Exhibits:

2.1	Agreement and Plan of Merger of CytoDyn Inc., a Colorado Corporation, with and into CytoDyn Inc., a Delaware Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

3.1	Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

3.2	By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2	Form of Series B Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

10.1 *	Summary of Non-Employee Director Compensation Program Effective June 1, 2015.

10.2	Debt Conversion and Termination Agreement between CytoDyn Inc., Alpha Venture Capital Management, LLC and Alpha Venture Capital Partners, LP dated June 23, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2015).

10.3	Form of Inducement Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 25, 2015).

10.4	License Agreement between CytoDyn Inc. and Lonza Sales AG dated July 29, 2015 (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K initially filed August 4, 2015, amended on August 19, 2015).

10.5	Form of Subscription Agreement (including Form of Warrant) (July 2015) (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.6	Form of Placement Agent Warrant (July 2015) (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.7	Form of Subscription Agreement (including form of Warrant) (August 2015) (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.8	Form of Registration Rights Agreement (July 2015; August 2015) (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

31.1*	Rule 13a-14(a) Certification by CEO of Registrant.

31.2 *	Rule 13a-14(a) Certification by CFO of the Registrant.

32.1 *	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350.

32.2 *	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350.

101.INS *	XBRL Instance Document.

101.SCH *	XBRL Taxonomy Extension Schema Document.

101.CAL *	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF *	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB *	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE *	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

22

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.
(Registrant)

Dated: October 9, 2015	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Dated: October 9, 2015	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer, Treasurer and
Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger of CytoDyn Inc., a Colorado Corporation, with and into CytoDyn Inc., a Delaware Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

3.1	Certificate of Incorporation of CytoDyn Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

3.2	By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2	Form of Series B Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

10.1 *	Summary of Non-Employee Director Compensation Program Effective June 1, 2015.

10.2	Debt Conversion and Termination Agreement between CytoDyn Inc., Alpha Venture Capital Management, LLC and Alpha Venture Capital Partners, LP dated June 23, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2015).

10.3	Form of Inducement Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 25, 2015).

10.4	License Agreement between CytoDyn Inc. and Lonza Sales AG dated July 29, 2015 (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Current Report on Form 8-K initially filed August 4, 2015, amended on August 19, 2015).

10.5	Form of Subscription Agreement (including Form of Warrant) (July 2015) (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.6	Form of Placement Agent Warrant (July 2015) (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.7	Form of Subscription Agreement (including form of Warrant) (August 2015) (incorporated by reference to Exhibit 10.36 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

10.8	Form of Registration Rights Agreement (July 2015; August 2015) (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on Form S-1 filed September 11, 2015).

31.1 *	Rule 13a-14(a) Certification by CEO of the Registrant.

31.2 *	Rule 13a-14(a) Certification by CFO of the Registrant.

32.1 *	Certification of CEO of the Registrant pursuant to 18 U.S.C. Section 1350.

32.2 *	Certification of CFO of the Registrant pursuant to 18 U.S.C. Section 1350.

101.INS *	XBRL Instance Document.

101.SCH *	XBRL Taxonomy Extension Schema Document.

101.CAL *	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF *	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB *	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE *	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

Exhibit 10.1

CYTODYN INC.

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

EFFECTIVE JUNE 1, 2015

The annual cash retainer fee for service as a non-employee director on the Board of Directors of CytoDyn Inc. is $25,000. Annual retainer fees for service as the Chairman of the Board, a committee chair or a committee member are as follows:

Chairman of the Board	$15,000

Audit Committee Chair	$15,000

Audit Committee Member	$5,000

Compensation Committee Chair	$7,500

Compensation Committee Member	$2,500

Nominating Committee Chair	$7,500

Nominating Committee Member	$2,500

Committee chair fees are in addition to committee member fees. All cash retainer fees vest daily on a pro rata basis and are payable quarterly in arrears within 10 business days following the end of each fiscal quarter.

Each non-employee director also is to be granted a stock option to purchase 50,000 shares of common stock on June 1, 2015, with an exercise price equal to the closing sale price on the date of grant and a five-year term. The options vest in equal quarterly installments beginning September 1, 2015.

Non-employee directors are also reimbursed for their reasonable business expenses for service as a member of the Board of Directors or a board committee.

Exhibit 31.1

Certification of Chief Executive Officer

I, Nader Z. Pourhassan, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d. disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5. The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: October 9, 2015	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Financial Officer

I, Michael D. Mulholland, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of CytoDyn Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4. The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, based on such evaluation; and

d. disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the registrant’s most-recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5. The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: October 9, 2015	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

Exhibit 32.1

Certification of Chief Executive Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Nader Z. Pourhassan, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 9, 2015	/s/ Nader Z. Pourhassan
Nader Z. Pourhassan
President and Chief Executive Officer

Exhibit 32.2

Certification of Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CytoDyn Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Michael D. Mulholland, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 9, 2015	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

ANNEX L

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Exchange Offer

On August 24, 2015, CytoDyn Inc. (the “Company”) commenced a tender offer (the “Exchange Offer”) to exchange certain of its outstanding convertible promissory notes issued between April 30, 2015 and May 15, 2015 (“Eligible Notes”) for (i) the issuance of restricted shares of its common stock (“Common Stock”), at a reduced conversion price of $0.675 per share, in settlement of the balance of principal and accrued interest on the Eligible Notes, and (ii) the amendment of the related warrants to purchase common stock (“Eligible Warrants”), to reduce the exercise price thereof to $0.675 per share. The offer price represented a 10% discount to $0.75 per share, which is the current conversion/exercise price of the Eligible Notes and Eligible Warrants held by persons not participating in the Exchange Offer. The Exchange Offer was made upon the terms and subject to the conditions set forth in the Offer to Exchange and Election Form previously mailed to eligible holders and included as exhibits to the Tender Offer Statement on Schedule TO previously filed by the Company on August 24, 2015, as amended on September 10, 2015.

At 11:59 P.M. (Eastern time) on September 21, 2015, the offering period and withdrawal rights for the Exchange Offer expired. Upon completion of the Exchange Offer, an aggregate of approximately $2.7 million in outstanding principal amount of Eligible Notes had been validly tendered and not withdrawn in the Exchange Offer. Accordingly, the Company (i) is instructing its transfer agent to issue an aggregate of 4,095,009 shares of Common Stock to participants in the Exchange Offer and (ii) has reduced the exercise price of the Eligible Warrants held by such participants (to purchase an aggregate of 718,328 shares of Common Stock) to $0.675 per share, as evidenced by the Election Forms returned by such participants in the Exchange Offer.

The Company is relying on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the foregoing transactions.

August 2015 Offering

Between August 7, 2015 and August 12, 2015, the Company issued in private placements to accredited investors an aggregate of 899,999 shares of Common Stock, together with warrants (the “August 2015 Warrants”) to purchase an aggregate of 449,999 shares of Common Stock at an exercise price of $0.75 per share. The August 2015 Warrants have a five-year term and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with such transactions.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

September 23, 2015	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer